Exhibit 10.1

CONTRIBUTION AGREEMENT

among:

SPECIALTYSEMI, INC.,

a Delaware corporation;

CONEXANT SYSTEMS, INC.,

a Delaware corporation;

and

CARLYLE CAPITAL INVESTORS, L.L.C.,

a Delaware limited liability company.

Dated as of February 23, 2002

Confidential treatment is being requested for portions of this document.  This copy of the document filed as an exhibit omits the confidential information subject to the confidentiality request.  Omissions are designated by the symbol [...***...].  A complete version of this document has been filed separately with the Securities and Exchange Commission.

CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (this “Agreement”) is entered into as of February 23, 2002, by and among:  SPECIALTYSEMI, INC., a Delaware corporation (the “Company”); CONEXANT SYSTEMS, INC., a Delaware corporation (“Conexant”); and CARLYLE CAPITAL INVESTORS, L.L.C., a Delaware limited liability company (“Carlyle”). Certain capitalized terms used in this Agreement are defined in Exhibit A.

RECITALS

WHEREAS, the Conexant Group Companies currently conduct, and historically have conducted, semiconductor wafer fabrication and manufacturing operations at Conexant’s Newport Beach California facilities (the “Wafer Fabrication Operations”), which operations include (i) the semiconductor wafer fabrication and probing operations located at the facilities surrounding, or physically housed in, either in part or in whole, Buildings 501, 503 and 505 located at 4311 Jamboree Road, Newport Beach, California (buildings 503 and 505 being referred to collectively as the “El Capitan Buildings”) and (ii) certain research and development, design support service and other support operations (“Wafer Fabrication Support Operations”);

WHEREAS, (i) Conexant wishes to contribute to the Company, and the Company wishes Conexant to contribute to the Company, all of the membership interests of Newport Fab, LLC, a Delaware limited liability company and a wholly owned Subsidiary of Conexant (“Newport Fab LLC”), and the Warrant (as defined below) and (ii) Carlyle wishes to contribute to the Company cash in the amounts specified herein, each in exchange for shares of Common Stock of the Company as part of a plan pursuant to Section 351 of the Code; and

WHEREAS, in connection with the transactions contemplated by this Agreement, (i) the Company, Conexant and Carlyle will enter into (1) a Stockholder Agreement in the form of Exhibit B hereto (the “Stockholders Agreement”) which, among other things, sets forth the agreements relating to the operations of the Company and the rights and obligations of Conexant and Carlyle as stockholders of the Company and (2) a Registration Rights Agreement in the form of Exhibit C hereto (the “Registration Rights Agreement”) setting forth certain rights of registration of the Company’s capital stock; (ii) the Company, Newport Fab LLC and Conexant will enter into: (1) one or more License Agreements in the form agreed to by both parties (the “License Agreements”) pursuant to which, among other things, Conexant will transfer or license certain technology and intellectual property rights to the Company; (2) a Long Term Supply Agreement in the form of Exhibit D hereto (the “Long-Term Supply Agreement”) pursuant to which, among other things, the Company shall supply wafers to Conexant; (3) Real Property Lease Agreements in the forms agreed to by both parties (the “Real Property Lease Agreements”) pursuant to which, among other things, the Company will lease the wafer fabrication facilities located in Newport Beach, California from Conexant; (4) a Transition Services Agreement in the form agreed to by both parties (the “Transition Services Agreement”) pursuant to which Conexant and the Company will agree to the sharing and transitioning of certain support services related to the Wafer Fabrication Operations; (5) an IT Services Agreement in the form agreed to by the parties (the “IT Services Agreement”) pursuant to which Conexant will provide certain information technology support services to the Company, and (6) an Employee Matters Agreement in the form of Exhibit E hereto (the “Employee

Matters Agreement”); (iii) the Company will enter into Employment Agreements with certain key employees of Conexant listed on Schedule 6.8(a) to be hired by the Company in the form agreed upon by the parties (the “Key Employees”); and (iv) the Company and Carlyle will enter into (1) a Management Services Agreement in the form of Exhibit F hereto (the “Carlyle Management Services Agreement”) pursuant to which Carlyle will perform certain management services for the Company, and (2) agreements in the form of Exhibit G hereto (the “Carlyle Management Rights Agreements”), pursuant to which Carlyle will have certain rights with respect to management of the Company; and (v) the Company and Conexant will enter into (1) a Management Services Agreement in the form of Exhibit H hereto (the “Conexant Management Services Agreement”) pursuant to which Conexant will perform certain management services for the Company and (2) agreements in the form of Exhibit I hereto (the “Conexant Management Rights Agreements” and, together with the Carlyle Management Rights Agreements, the “Management Rights Agreements”) pursuant to which Conexant will have certain rights with respect to management of the Company.

AGREEMENT

NOW, THEREFORE, the parties to this Agreement, intending to be legally bound, agree as follows:

1.             CONTRIBUTION OF ASSETS; RELATED TRANSACTIONS.

1.1          Contributions by Conexant. Conexant shall contribute, assign, transfer, convey and deliver to the Company, and the Company shall accept from Conexant, at the Closing (as defined in Section 1.7), good and valid title to the Membership Interests, which Membership Interests represent one hundred percent (100%) of the membership and other interests in Newport Fab LLC, free and clear of any Encumbrances, on the terms and subject to the conditions set forth in this Agreement. In addition, at the Closing, Conexant shall issue to the Company a warrant (the “Warrant”) to purchase up to an aggregate of 2,900,000 shares of Conexant’s Common Stock (the “Warrant Shares”). The Warrant shall (i) be exercisable according to a schedule agreed upon by the parties, (ii) have an exercise price per share agreed upon by the parties, (iii) expire on a date agreed upon by the parties, and (iv) be in such form, and contain such other terms and conditions (including without limitation provisions regarding registration of the shares issuable upon exercise of the Warrant), as may be agreed to by the parties.

1.2          Cash Contribution by Carlyle. Carlyle shall contribute to the Company, and the Company shall accept from Carlyle, at the Closing, cash in the amount of fifty-two million dollars ($52,000,000). Such cash contribution shall be made by wire transfer of immediately available funds made payable to the order of the Company.

1.3          Consideration for Membership Interests and Cash.

(a)           Subject to the satisfaction or waiver of the conditions set forth in Sections 5 and 6, as consideration for the contribution of the Membership Interests and the Warrant by Conexant to the Company set forth in Section 1.1 above, the Company shall:

(i)            at the Closing, issue 4,500,000 shares of Class B Common Stock, par value $0.001 per share, of the Company, to Conexant, representing 45.0% of the total shares of Common Stock of the Company outstanding immediately after the Closing;

(ii)           at the Closing, pay to the order of Conexant, by wire transfer of immediately available funds, cash in the amount of twenty million dollars ($20,000,000) (the “Cash Consideration”);

(iii)         at the Closing, guarantee the timely discharge or satisfaction by Newport Fab LLC of the Assumed Liabilities;

(iv)          pay to the order of Conexant, by wire transfer of immediately available funds, cash equal to the amount of the Earn-Out Payment (as and to the extent provided by Section 1.4), if and when earned; and

(v)            pay to the order of Conexant, by wire transfer of immediately available funds, cash equal to the amount of the Royalties (as and to the extent provided by Section 1.5), if and when earned.

(b)           Subject to the satisfaction or waiver of the conditions set forth in Sections 5 and 6, as consideration for the cash contribution of Carlyle to the Company set forth in Section 1.2 above, the Company shall issue 5,500,000 shares of Class A Common Stock of the Company to Carlyle, representing 55.0% of the total shares of Common Stock of the Company outstanding immediately after the Closing.

1.4          Earn-Out Payments.

(a)           As partial consideration for the contribution by Conexant to the Company of the Membership Interests and the Warrant as contemplated by Section 1.1(a), the Company shall pay to Conexant cash in the amount of ten million dollars ($10,000,000) (the “Earn-Out Payment”), as provided in Section 1.4(d), if either:

(i)            the Specialtysemi Group Companies’ total Revenue (as defined in Section 1.4(b)) during the period commencing on the first anniversary of the Closing Date and ending 12 months thereafter is equal to or greater than eighty-five million dollars ($85,000,000); or

(ii)           the Specialtysemi Group Companies’ total Revenue during the period commencing on the second anniversary of the Closing Date and ending 12 months thereafter is equal to or greater than one hundred five million dollars ($105,000,000).

(b)           For purposes of this Section 1.4, “Revenue” for any period shall mean that revenue, determined in accordance with GAAP, including nonrecurring engineering revenue (“NRE Revenue”), of the Specialtysemi Group Companies, derived during such period from sales of products (including all revenue derived from engineering lots (“E-Lot Revenue”)) and services of the types produced by or provided through, in each case either currently or in the future, the Wafer Fabrication Operations as such operations are currently conducted by the Conexant Group Companies and as will be conducted by the Specialtysemi Group Companies after the Closing (taking into account any revenue resulting from the expansion of the capacity of Wafer Fabrication Operations located in the El Capitan Buildings after the Closing) as well as any revenue derived from sales to customers of the Specialtysemi Group Companies through the Specialtysemi Group Companies’ other fabrication operations as a result of the Specialtysemi Group Companies not being able to satisfy such customers from the then manufacturing capacity of the Wafer Fabrication Operations (all such products and services being referred to herein as the “Products”); provided however that Revenue shall exclude: (i) any revenue of the Specialtysemi Group Companies derived or earned from the sale of Products to (1) Conexant, (2) any Person who is an Affiliate of Conexant as of the date hereof, or (3) any Affiliate of Conexant that is formed by Conexant after the date hereof from Conexant’s current assets and operations, (ii) any revenue of the Specialtysemi Group Companies derived from businesses that are acquired by the Specialtysemi Group Companies after the Closing Date (to the extent such businesses are not used to increase the capacity of the Wafer Fabrication Operations located in the El Capitan Buildings), (iii) any revenue of the Specialtysemi Group Companies derived from assets acquired (other than equipment acquired pursuant to ordinary course capital expenditures and other than any assets that are employed in the Wafer Fabrication Operations located in the El Capital Building), or Subsidiaries formed (to the extent such Subsidiaries are not deriving revenue from the sale of Products), by the Specialtysemi Group Companies after the Closing, (iv) any amounts received or realized in respect of dispositions of assets (other than sales of Products) or any other non-recurring or extraordinary items, (v) mask revenues, and (vi) revenues derived from the sale of Products pursuant to the Long-Term Supply Agreement; provided that all revenue derived from the sale of Products to Persons other than Conexant, Affiliates of Conexant as of the date hereof and Affiliates of Conexant formed by Conexant after the date hereof from Conexant’s current assets and operations pursuant to the Long-Term Supply Agreement at the Basic Price (as defined in the Long-Term Supply Agreement) shall be included in the definition of “Revenue.”

(c)           In the event Conexant shall be entitled to the Earn-Out Payment under Section 1.4(a)(i), then no further Earn-Out Payment shall be due under Section 1.4(a)(ii), and the total amount of the Earn-Out Payment due under Section 1.4(a) shall not exceed ten million dollars ($10,000,000).

(d)           In the event Conexant shall be entitled to the Earn-Out Payment, the Company shall make such payment to Conexant no later than thirty (30) days following the date on which the Company has completed audited financial statements of the Company (which will include the revenue of Newport Fab LLC) for the year to which such payment applies (but in any event no later than April 15 of the year following the year to which such payment applies). In the event such payment is not to be made by the Company, then the Company shall provide to Conexant, on the dates set forth in the preceding sentence, a report (the “Revenue Report”) reflecting the amount and sources (on a product-by-product basis) of Revenue received by the Specialtysemi Group Companies for the calendar year to which the Revenue Report relates. Conexant shall have thirty (30) days from the date the Revenue Report is received by Conexant to dispute the amount of Revenue reflected thereon. If Conexant disputes the amount of Revenue reflected on the Revenue Report, Conexant and the Company shall negotiate in good faith to reconcile their differences. If such dispute has not been resolved within thirty (30) days after the Company’s receipt of notice of such dispute, the parties shall submit the item(s) remaining in dispute to a mutually acceptable Independent Accounting Firm, which shall, as promptly as practical but in no event later than thirty (30) calendar days after such submission, determine the total Revenue received by the Specialtysemi Group Companies during the period in dispute. The Company shall provide the Independent Accounting Firm access to all books and records of the Specialtysemi Group Companies necessary or reasonably requested by the Independent Accounting Firm and will assist the Independent Accounting Firm in completing their report in a timely fashion. Such determination and report shall be final, binding and conclusive on the parties hereto and any amount payable under this Section 1.4 shall be paid by the Company within five (5) business days thereafter. The fees and disbursements of the Independent Accounting Firm shall be allocated equally between Conexant and the Company.

1.5          Royalties.

(a)           As partial consideration for the contribution by Conexant to the Company of the Membership Interests as contemplated by Section 1.1(a), the Specialtysemi Group Companies or any Specialtysemi Group Successor shall, subject to Section 8.10 hereof, pay to Conexant a royalty equal to five percent (5%) of the Gross Revenue of the Specialtysemi Group Companies or any Specialtysemi Group Successor, as applicable, derived or earned from the sale of SiGe Products; provided, however, that (i) no such royalties will be due for sales that occur more than ten (10) years after the Closing Date and (ii) no royalties will be due for sales by any Specialtysemi Group Successor other than sales (directly or indirectly through any Subsidiary) to third party customers. (As used herein, the term “sale” shall include leases, licenses, and all other dispositions of SiGe Products but shall not include proceeds from the disposition of SiGe Products in connection with the sale of any business or the sale of all or substantially all of the assets of any business or business unit.)

(b)           For the purposes of this Section 1.5, “SiGe Products” shall mean each product that, as of the Closing Date, is manufactured, or for which a prototype has been developed, by the Wafer Fabrication Operations, in whole or in part, with the use of silicon germanium (SiGe) specialty process technology or Intellectual Property assigned, licensed or transferred to the Newport Fab LLC by Conexant or any improvements to or future versions of such technology or Intellectual Property developed by or on behalf of the Specialtysemi Group Companies or any Specialtysemi Group Successor (other than such improvements or future versions purchased, acquired or obtained by license by the Specialtysemi Group Companies for value following the Closing Date); and “Gross Revenue” shall mean all revenue of the Specialtysemi Group Companies or any Specialtysemi Group Successor, determined in accordance with GAAP, derived or earned from sales of the SiGe Products and including E-Lot Revenue; provided that Gross Revenue shall exclude: (i) any revenue of the Specialtysemi Group Companies derived or earned from the sale of SiGe Products to (1) Conexant, (2) any Person who is an Affiliate of Conexant as of the date hereof, or (3) any Affiliate of Conexant that is formed by Conexant after the date hereof from Conexant’s current assets and operations, (ii) any amounts received (1) in respect of dispositions of any property or assets other than SiGe Products, or (2) from non-recurring or extraordinary items, (iii) mask revenues, (iv) any NRE Revenue, (v) any incremental revenue that is earned from the sale of SiGe Products with features that are the result of the implementation of Intellectual Property that was not assigned, licensed or transferred to the Newport Fab LLC by Conexant and (vi) any revenue derived from any sales pursuant to the Long-Term Supply Agreement; provided that all revenue derived from the sale of SiGe Products to Persons other than Conexant, Affiliates of Conexant as of the date hereof and

Affiliates of Conexant formed by Conexant after the date hereof from Conexant’s current assets and operations pursuant to the Long-Term Supply Agreement at the Basic Price (as defined in the Long-Term Supply Agreement) shall be included in the definition of “Gross Revenue.”  “Specialtysemi Group Successor” shall mean any entity that acquires all or substantially all of the assets and properties of the Company and its Subsidiaries, taken as a whole.

(c)           Within thirty (30) days after the end of each calendar quarter, the Company shall submit to Conexant a quarterly royalty report containing a statement of the royalties owed to Conexant under this Section 1.5 and such other information as specified by Conexant prior to preparation of such report reasonably necessary to show how the amount of such royalties was calculated. Payment of the royalties owed to Conexant shall be due along with the report. The Company shall maintain complete and accurate books and records, prepared in accordance with GAAP, relating to all sales of SiGe Products, including purchase orders and acknowledgments, invoices and receipts, for a period of at least five (5) years from the date of the sale. No more than once per year, Conexant will have the right, upon reasonable advance notice to the Company and so as not to unduly interfere with the Specialtysemi Group Companies’ operations, to have a mutually acceptable Independent Accounting Firm inspect and audit the Specialtysemi Group Companies’ books and records to determine whether the Specialtysemi Group Companies have accurately reported and paid the royalties owed to Conexant in any one or more of the preceding two calendar years under this Section 1.5. Notwithstanding the foregoing, Conexant shall not be entitled to audit any year prior to the two preceding years and shall not be entitled to audit any specific year more than once. The Company shall provide to the Independent Accounting Firm access to all of the books and records of the Specialtysemi Group Companies necessary or reasonably requested by the Independent Accounting Firm and will assist the Independent Accounting Firm in completing the audit in a timely fashion. In the event the audit reveals that the Company owes any additional amounts to Conexant, then subject to the Company’s right to dispute such amounts as provided below, the Company shall, within five (5) business days of the completion of the audit, pay to Conexant, in immediately available funds, all such amounts. Conexant shall pay the fees and expenses of the Independent Accounting Firm in connection with any such audit, unless the audit reveals that the Company has underreported or underpaid the amount of royalties owed to Conexant by five percent (5%) or more over the period of time being audited in which case the Company shall pay the fees and expenses of the Independent Accounting Firm. Both the Company and Conexant shall have fifteen (15) days from the date the audit is received by them to dispute the amount of the royalties reflected thereon. If either party disputes the amount of royalties reflected on the audit then the Company and Conexant shall resolve such dispute in accordance with Section 10.18 hereto.

1.6          Sales Taxes. Conexant shall be responsible for, and shall pay and reimburse the Specialtysemi Group Companies, Carlyle, and/or their Affiliates (other than the Specialtysemi Group Companies), as applicable, for, any sales taxes, use taxes, transfer taxes, documentary charges, recording fees, stamp taxes or similar taxes, charges, fees or expenses (collectively “Sales and Transfer Taxes”) that may become payable in connection with the contributions of Membership Interests and cash to the Company as contemplated hereby and the consummation of the transactions contemplated by the Newport Fab Contribution Agreement. The Company and Conexant shall cooperate with each other in timely making all filings, returns, report and forms as may be required in connection with the payment of all Sales and Transfer Taxes, including but not limited to delivering all instruments and certificates as are necessary to minimize such Sales and Transfer Taxes and enable the other to timely comply with the filing of any Tax Return that relates to Sales and Transfer Taxes.

1.7          Closing.

(a)           The closing of the transactions contemplated by Sections 1.1, 1.2 and 1.3 and the other transactions contemplated hereby (the “Closing”) shall take place at the offices of Cooley Godward LLP, located at 4401 Eastgate Mall, San Diego, California, at 9:00 a.m. (Pacific Standard Time) no later than the second (2nd) business day after the last of the conditions set forth in Sections 5 and 6 has been satisfied or waived or such other date, time or place as mutually agreed between the parties. For purposes of this Agreement, “Closing Date” shall mean the date as of which the Closing actually takes place.

(b)           At the Closing:

(i)            Conexant shall execute and deliver to the Company such endorsements, assignments and other documents as may (in the reasonable judgment of Carlyle) be necessary or appropriate to assign, convey, transfer and deliver to the Company the Membership Interests;

(ii)           Carlyle shall pay to the Company the sum, in cash, of $52,000,000, by wire transfer of immediately available funds to a bank account in the United States to be designated by the Company to Carlyle at least two business days prior to the Closing;

(iii)         the Company shall pay to Conexant the sum, in cash, of $20,000,000, by wire transfer of immediately available funds to a bank account in the United States to be designated by Conexant to the Company at least two business days prior to the Closing;

(iv)          each of the parties to the Transactional Agreements shall execute and deliver such agreements to the other parties thereto;

(v)            Conexant and the Company shall execute and deliver to each other an Assignment and Assumption Guarantee Agreement in the form reasonably acceptable to Conexant, Carlyle and the Company (the “Assignment and Assumption Agreement”);

(vi)          the Company shall issue to Conexant and Carlyle certificates evidencing the shares of Common Stock contemplated by Section 1.3; and

(vii)         Conexant shall execute and deliver to the Company the Warrant.

2.             REPRESENTATIONS AND WARRANTIES OF CONEXANT.

Conexant represents and warrants to, and for the benefit of, the Company, Carlyle and the other Carlyle Indemnitees, as follows:

2.1          Due Organization; Authority; Binding Nature of Agreements. Conexant is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Conexant has the requisite corporate power and authority to own the Membership Interests, and Newport Fab LLC has the requisite corporate power and authority to own, lease and operate the Contributed Assets. Each of the Conexant Group Companies has the requisite corporate power and authority to enter into, deliver, and perform its obligations under each of the Transactional Agreements to which it is a party and the Newport Fab Contribution Agreement; and the execution, delivery and performance by each of the Conexant Group Companies of the Transactional Agreements to which it is a party and the Newport Fab Contribution Agreement have been duly authorized by all necessary action on the part of each of such Conexant Group Company and its board of directors, and no other corporate proceedings on the part of any of the Conexant Group Companies are necessary to authorize the Transactional Agreements and the Newport Fab Contribution Agreement and the transactions contemplated thereby. This Agreement and the Newport Fab Contribution Agreement have been duly executed and delivered by Conexant, and constitute the legal, valid and binding obligation of Conexant, and enforceable against Conexant in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency or other similar Legal Requirements affecting the enforcement of creditors’ rights generally and by general principles of equity relating to enforceability. Upon the execution of each of the other Transactional Agreements at the Closing, each of such other Transactional Agreements to which any of the Conexant Group Companies is a party will constitute the legal, valid and binding obligation of each of the Conexant Group Companies that is a party thereto, enforceable against such Conexant Group Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or other similar Legal Requirements affecting the enforcement of creditors’ rights generally and by general principles of equity relating to enforceability.

2.2          Tangible Assets. Newport Fab LLC owns, and has good and valid title to all of the Contributed Assets (other than the Transferred Contracts). Except as set forth in Part 2.2(a) of the Conexant Disclosure Schedule, all of the Contributed Assets owned by Newport Fab LLC are owned free and clear of any Encumbrances, other than Permitted Encumbrances. Part 2.2(b) of the Conexant Disclosure Schedule identifies all of the Contributed Assets that are leased or licensed to the Conexant group Companies. All material Tangible Personal Property is in good operating condition and repair in all material respects, subject to normal wear and tear. No Conexant Group Company has any agreement with any other Person to sell or otherwise transfer any of the Contributed Assets or any line of business or material asset required for the performance of Conexant’s obligations under the Transactional Agreements, except for any sales or transfers of finished goods. The Tangible Personal Property, collectively with any tangible personal property owned by the Conexant Group Companies and used in the provision of services to be provided to the Specialtysemi Group Companies pursuant to the Transition Services Agreement and the IT Services Agreement, constitute all of the material tangible personal property used by the Conexant Group Companies and the Transferred Employees in the ordinary course of conduct of the Wafer Fabrication Operations. Since January 1, 2001, except as otherwise set forth in Part 2.2(c) of the Conexant Disclosure Schedule, no Conexant Group Company has (i) sold, transferred or conveyed any material tangible personal property used in the ordinary course of conduct of the Wafer Fabrication Operations, or (ii) removed any material items of tangible personal property from the blue shaded areas on the floor plan building schematics for Buildings 503 and 505 located at 4311 Jamboree Road, Newport Beach,

California attached hereto as Schedule 1.1(a)(i)(2), in each case, other than the sale of finished goods (and the raw materials and inventory comprising the finished goods) in the ordinary course of business and the disposition of obsolete or worn-out equipment.

2.3          Inventory.The Inventory is of such quality and quantity as to be usable and saleable by the Conexant Group Companies in the ordinary course of business, and is free of any defect or deficiency. The levels of Inventory maintained by the Conexant Group Companies (i) are not excessive in light of the Conexant Group Companies’ normal operating requirements for the Wafer Fabrication Operations and (ii) are adequate for the conduct of the Wafer Fabrication Operations as conducted by the Conexant Group Companies in the ordinary course of business. The Inventory to be included in the Contributed Assets shall have a book value, determined in accordance with Conexant’s past practices, of no less than $8,000,000.

2.4          Contracts.

(a)           Part 2.4(a) of the Conexant Disclosure Schedule lists each Contract to which any Conexant Group Company is a party and which is used in connection with or relate to the conduct of the Wafer Fabrication Operations as currently conducted by the Conexant Group Companies. Part 2.4(b) of the Conexant Disclosure Schedule lists each Contract to which any Conexant Group Company is a party that relates solely to the Wafer Fabrication Operations and which is transferable with consent of the other party thereto by Conexant to Newport Fab LLC in connection with the transactions contemplated by the Newport Fab Contribution Agreement (the “Transferred Contracts”). Each of the Transferred Contracts requires that Conexant obtain the Consent of the other party thereto in order to be transferred to the Newport Fab LLC. Part 2.4(c) of the Conexant Disclosure Schedule lists each Contract to which any Conexant Group Company is a party related in part to the Wafer Fabrication Operations (the “Shared Contracts”). The Transferred Contracts and the Shared Contracts are collectively referred to herein as the “Wafer Fabrication Operations Contracts.”  Conexant has made available to Carlyle accurate and complete copies of all Wafer Fabrication Operations Contracts, including all amendments thereto. The Wafer Fabrication Operations Contracts include all of the material Contracts (other than any Contracts related to the license of intellectual property) necessary to conduct the Wafer Fabrication Operations as such operations are being conducted by the Conexant Group Companies as of the date hereof and include all the material Contracts reasonably necessary to enable the Specialtysemi Group Companies to conduct the Wafer Fabrication Operations in the manner in which such business is currently being conducted by the Conexant Group Companies. Each Transferred Contract is valid and in full force and effect. Except as set forth in Part 2.4(e) of the Conexant Disclosure Schedule: (i) no Person has violated or breached, or declared or committed any default under, any Transferred Contract; (ii) no event has occurred that has or would reasonably be expected to (A) result in a violation or breach of any of the provisions of any Transferred Contract, (B) give any Person the right to declare a default or exercise any remedy under any Transferred Contract, (C) give any Person the right to accelerate the maturity or performance of any Transferred Contract, or (D) give any Person the right to cancel, terminate or modify any Transferred Contract;  (iii) the Conexant Group Companies have not received any written notice or other communication regarding any violation or breach of, or default under, any Transferred Contract; (iv) no Conexant Group Company has knowingly waived any right under any Transferred Contract; and (v) neither any Conexant Group Company nor any of its Affiliates has, and to the knowledge of Conexant no other Person has, repudiated any material provision of any of the Transferred Contracts.

(b)           To the knowledge of the Conexant Group Companies, the performance of the Transferred Contracts will not result in any violation of or failure to comply with any material Legal Requirement.

(c)           No Person is renegotiating, or has the right to renegotiate, any amount paid or payable to the Conexant Group Companies under any Transferred Contract or any other term or provision of any Transferred Contract.

(d)           The Conexant Group Companies have no knowledge of any basis upon which any party to any Transferred Contract may object to (i) the assignment to the Newport Fab LLC or the Specialtysemi Group Companies of any right under such Transferred Contract, or (ii) the delegation to or performance by the Specialtysemi Group Companies of any obligation under such Transferred Contract, except for those Transferred Contracts that require the consent of such third party thereto prior to any such assignment, delegation or performance, all of which are identified on Part 2.4(b) of the Conexant Disclosure Schedule.

2.5          Intellectual Property.

(a)           Schedule 1.1(a)(vi)(2) is a complete and accurate list of all patents and patent applications owned by the Conexant Group Companies that are primarily related to the Process Technology used in the Wafer Fabrication Operations. Schedule 2.5(a) is a complete and accurate list of all patent and patent applications (other than the patents and patent applications listed on Schedule 1.1(a)(vi)(2)) owned by the Conexant Group Companies related to the Process Technology used in the Water Fabrication Operations. None of the Excluded Patent Rights is primarily related to the Process Technology used in the Wafer Fabrication Operations.

(b)           The Newport Fab LLC owns, and has good and valid title to, all of the Transferred Intellectual Property, free and clear of any Encumbrances other than Permitted Encumbrances and other than licenses granted by Conexant or its predecessors or any previous owner of the Transferred Intellectual Property prior to the date of this Agreement.

(c)           Conexant has taken reasonable steps in accordance with normal industry practice to protect the Conexant Group Companies’ rights in the portions of the Transferred Know-How that: (1) derive independent economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use; and (2) are the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Without limiting the foregoing, all Intellectual Property developed by any contractor or employee of the Conexant Group Companies during the course of their employment and constituting a part of the Transferred Intellectual Property has been fully assigned to Conexant.

(d)           None of the Transferred Patents is involved in any interference or opposition proceeding, and, to the Knowledge of the Conexant Group Companies, no such proceeding is being threatened with respect to any of the Transferred Patents.

(e)           Part 2.5(e) of the Conexant Disclosure Schedule contains a complete and accurate list, and except as set forth in Part 2.5(e) of the Conexant Disclosure Schedule, Conexant has provided to Carlyle or its representatives complete and accurate copies, of all material licenses under or to the Transferred Intellectual Property granted by the Conexant Group Companies or by Conexant’s predecessors or any other previous owner of the Transferred Intellectual Property. Any licenses that are no longer valid or in effect will not be considered material for purposes of this representation and warranty. There is no pending or, to the Knowledge of the Conexant Group Companies, threatened dispute concerning any license listed in Part 2.5(e) of the Conexant Disclosure Schedule.

(f)            Part 2.5(f) of the Conexant Disclosure Schedule contains a complete and accurate list, and, except as set forth in Part 2.5(f) of the Conexant Disclosure Schedule, Conexant has provided to Carlyle or its representatives complete and accurate copies, of all material intellectual property licenses granted to the Conexant Group Companies or, to the Knowledge of Conexant, any of their predecessors, that relate to the Process Technology used in the Wafer Fabrication Operations or the Design Kits and under which any of the Conexant Group Companies has rights. Any licenses that are no longer valid or in effect will not be considered material for purposes of this representation and warranty. There is no pending or, to the Knowledge of the Conexant Group Companies, threatened dispute concerning any license listed in Part 2.5(f) of the Conexant Disclosure Schedule.

(g)           Part 2.5(g) of the Conexant Disclosure Schedule contains a complete and accurate list of all software licensed to any of the Conexant Group Companies by third parties that is used in or for and is material to the Wafer Fabrication Operations, other than (i) software used in other parts of Conexant’s business operations, the use of which by or on behalf of the Specialtysemi Group Companies is addressed in the IT Transition Services Agreement and (ii) software that is commercially available on standard terms for less than $10,000, and the agreement or agreements pursuant to which such software is licensed to the Conexant Group Companies. True and correct copies of such license agreements (other than any shrinkwrap or clickwrap licenses) have been provided to Carlyle. There is no pending or, to the Knowledge of Conexant, threatened dispute concerning any of the Conexant Group Companies’ licenses for such software and other copyrights.

(h)           As of the Closing Date, Conexant will have full right, power and authority to grant to the Specialtysemi Group Companies the licenses to be granted any of the Specialtysemi Group Companies in the License Agreements. No approval, permission or consent of any third party will be needed for Conexant to grant such licenses.

(i)            Except as set forth in Part 2.5(i) of the Conexant Disclosure Schedule, since December 31, 1998, none of the Conexant Group Companies has received any written notice or claim alleging that the conduct of the Wafer Fabrication Operations, as currently conducted, infringes, misappropriates, or violates any Intellectual Property of a third party (other than any claims relating to the design, structure, performance or functionality of specific devices or other products manufactured at the Newport Beach Fab Facility, as opposed to the process used to fabricate the device or product). Except as set forth in Part 2.5(i) of the Conexant Disclosure Schedule, there is not now nor at any time since December 31, 1998 have there been any pending or, to the Knowledge of Conexant, threatened Proceeding involving any such claims or allegations. To the Knowledge of the Conexant Group Companies, no third party is infringing, misappropriating, or violating any of the Transferred Intellectual Property or Licensed Intellectual Property (other than the Intellectual Property of third parties sublicensed by Conexant to the Specialtysemi Group Companies), and since December 31, 1998, no Conexant Group Company has asserted any claims or initiated any Proceedings against any third party based on any such infringement, misappropriation, or violation of the Transferred Intellectual Property. To the Knowledge of the Conexant Group Companies, the conduct of the Wafer Fabrication Operations, as currently conducted, does not infringe, misappropriate, or violate any Intellectual Property of a third party (other than Intellectual Property related to the design, structure, performance or functionality of specific devices or other products manufactured at the Newport Beach Fab Facility, as opposed to the process used to fabricate the device or product).

(j)            The Transferred Intellectual Property and the Licensed Intellectual Property, along with (1) all rights granted or transferred under Transferred Contracts, (2) any express rights granted or transferred to the Specialtysemi Group Companies, and any implied rights the Specialtysemi Group Companies may have, under the Long-Term Supply Agreement and other agreements relating to the supply of products by the Specialtysemi Group Companies to Conexant, Conexant Subsidiaries or Conexant Spin-Offs (as defined in the Long-Term Supply Agreement), and (3) “have made” rights of Conexant, Conexant Subsidiaries and Conexant Spin-Offs under third party Intellectual Property licenses, (i) collectively constitute all Intellectual Property rights owned or controlled by the Conexant Group Companies related to the Process Technology and Design Kits currently practiced or used in the Wafer Fabrication Operations and (ii) collectively include all Intellectual Property Rights owned or controlled by the Conexant Group Companies that are sufficient to permit the Specialtysemi Group Companies to conduct the Wafer Fabrication Operations as currently conducted.

(k)           None of the Transferred Patents is licensed to IBM under the Agreement between IBM and Rockwell International Corporation dated as of January 1, 1991.

(l)            Conexant has provided to Carlyle a true and correct copy of that certain License and Supply Agreement (the “TSMC License Agreement”) dated January 10, 2001 between Conexant and Taiwan Semiconductor Manufacturing Company Limited (“TSMC”), except that certain provisions (the “Redacted TSMC Provisions”) of the TSMC License Agreement have been redacted from the copy of the TSMC License Agreement provided to Carlyle. The Redacted TSMC Provisions do not and will not in any way restrict or limit the rights of the Conexant Group Companies or the Specialtysemi Group Companies related to the practice, use, licensing or assignment of the Intellectual Property that is subject to the TSMC License Agreement.

(m)          The TSMC License Agreement does not and will not restrict the rights of the Specialtysemi Group Companies to (i) make, have made, use, offer to sell, sell, distribute, advertise, import or export any product at or from the Newport Beach Fab Facility, including, without limitation, using the Transferred Intellectual Property and Licensed Intellectual Property at the Newport Beach Fab Facility or (ii) assign or convey ownership of, or pledge or grant a security interest in, any Transferred Intellectual Property (it being understood that any future owner of the Transferred Intellectual Property will take ownership subject to the license granted to TSMC in the TSMC License Agreement).

(n)           The TSMC License Agreement does not and will not restrict the rights of the Specialtysemi Group Companies to (i) assert, bring, pursue or prosecute any claim or suit for infringement or misappropriation of any of the Transferred Intellectual Property against any party, except for claims or suits (x) asserted against TSMC with respect to the Intellectual Property under which TSMC received a license under the TSMC License Agreement, and (y) relating to products manufactured or sold by TSMC or TSMC affiliates, or their successors, under the rights licensed to TSMC in the TSMC License Agreement, or (ii) grant non-exclusive licenses to make, have made, use, offer to sell, sell, distribute, advertise, import and/or export products (a “Settlement License”) to any Person (a “Settlement Licensee”) under the Transferred Intellectual Property in connection with settling or avoiding any pending or threatened litigation (and nothing in the TSMC License Agreement restricts the rights of any Settlement Licensee from exercising its rights under any Settlement License granted to it).

2.6          Employee Matters.

(a)           Part 2.6(a)(i) of the Conexant Disclosure Schedule sets forth the name and position with Conexant of (i) each employee of Conexant whose services are related to the Wafer Fabrication Operations that is covered by the Collective Bargaining Agreement (the “Union Employees”), and (ii) each other employee of Conexant whose services are related to the Wafer Fabrication Operations that is not covered by or subject to the Collective Bargaining Agreement (the “Non-Union Employees”). The Union Employees and the Non-Union Employees are collectively referred to herein as the “Wafer Fabrication Operations Employees”. Except as set forth on Part 2.6(a)(ii) of the Conexant Disclosure Schedule, (1) Conexant is not a party to any labor, collective bargaining agreement, union, or other similar agreement covering any of the Wafer Fabrication Operations Employees, (2) there are not occurring or, to Conexant’s knowledge, threatened, and there have not been within the last five (5) years, any strikes, slowdowns, work stoppages, or other organized efforts by union or other groups of employees against Conexant and the Wafer Fabrication Operations Employees, (3) to the knowledge of Conexant, no union or other labor organization has attempted to organize any Wafer Fabrication Operations employees except as set forth in Part 2.6(a)(ii) of the Conexant Disclosure Schedule, (4) to Conexant’s knowledge, Conexant has not committed any unfair labor practices, (5) Conexant is currently in compliance with all applicable Legal Requirements relating to the employment of the Wafer Fabrication Operations Employees, including those related to wages, hours, collective bargaining, labor, and the payment and withholding of taxes and other sums required to be withheld, (6) Conexant has paid in full to all Wafer Fabrication Operations Employees all amounts currently due and payable for wages, salaries, commissions, bonuses, benefits and other compensation, and (7) to Conexant’s knowledge, no Wafer Fabrication Operations Employee is in violation of any employment contract, nondisclosure agreement, noncompetition agreement, or nonsolicitation agreement to which such employee is bound due to the activities in which such employee engages on behalf of Conexant.

(b)           Part 2.6(b) of the Conexant Disclosure Schedule sets forth all employee benefit plans, as such term is defined in Section 3(3) of ERISA (including without limitation medical, dental, health, life insurance) in which all or any of the Wafer Fabrication Operations Employees are entitled to participate and true and correct copies of each such plan have been provided or otherwise made available by Conexant to Carlyle (each such plan, an “Employee

Plan”). Conexant has provided the Company a true and correct copy of the actuarial report related to the Retirement Plan.

(c)           Conexant has delivered to Carlyle complete and accurate copies of the Retirement Plan and the documents relating to the trust established in connection with the Retirement Plan. To Conexant’s knowledge, Conexant is, and has been, in compliance with all applicable material Legal Requirements related to the Retirement Plan except the requirement to furnish a summary plan description to participants and beneficiaries as required under ERISA Sections 102 and 104. Conexant has made all contributions or other payments that are required to have been made under or with respect to the Retirement Plan. Conexant shall pay to the Company a portion of the contributions required to be made under or with respect to the Retirement Plan for 2002. Such portion will be determined by dividing the number of days beginning January 1, 2002 and ending on May 1, 2002 by 365 and multiplying that fraction by the amount of any contribution required to be made by the Company under or respect to the Retirement Plan for 2002. Conexant shall pay such prorated amount and the balance of the 2001 minimum contribution within 30 days of receipt of an invoice from the Company. No Person that is or was an administrator or fiduciary of the Retirement Plan (or that acts or has acted as an agent of any such administrator or fiduciary): (i) has engaged in a “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code; (ii) has failed to perform any of the responsibilities or obligations imposed upon fiduciaries under Title I of ERISA; or (iii) has taken any action that (A) may subject such Retirement Plan or such Person to any Tax, penalty or Liability relating to any “prohibited transaction,” or (B) may directly or indirectly give rise to or serve as a basis for the assertion (by any employee or by any other Person) of any claim under, on behalf of or with respect to such Retirement Plan. To Conexant’s knowledge, the trusts forming a part of each Employee Plan of Conexant that is intended to be qualified under both Section 401(a) and 401(k) of the Code (the “Conexant 401(k) Plans”) and of the Retirement Plan are exempt from tax pursuant to Code Section 501(a). To Conexant’s knowledge, no fact or set of circumstances has adversely affected, or could adversely affect, the qualification of the Retirement Plan and the Conexant 401(k) Plans prior to May 1, 2002. To Conexant’s knowledge, there are no pending or threatened claims by, on behalf of, or against, the Retirement Plan or its related trust (other than routine requests for benefits). As of the last day of the plan year of the Retirement Plan prior to Closing, the Projected Benefit Obligation as defined under Financial Accounting Standards Board Statement 87 (“PBO”) based upon the actuarial assumptions used for accounting purposes in the most recent actuarial report prepared by the Retirement Plan’s actuary, will not exceed the market value of the assets of the Retirement Plan. In addition, based on a reasonable projection of the PBO using generally accepted actuarial principles, the PBO will not exceed the market value of the assets of the Retirement Plan as of May 1, 2002. Conexant shall be required to reimburse the Company for all costs and expenses incurred in the preparation and filing of a determination letter request for the Retirement Plan, and the preparation and distribution of a summary plan description for the Retirement Plan unless Conexant prepares and files the determination letter request with the Internal Revenue Service, and prepares and distributes the summary plan description prior to Closing. Conexant shall pay any such required amounts within 30 days of receipt of invoice(s) from the Company.

2.7          Compliance with Legal Requirements. Except as set forth in Section 2.9 (and the schedules thereto) and in Part 2.7 of the Conexant Disclosure Schedule: (a) the Conexant Group Companies and their Affiliates are, and at all times during the prior five (5) calendar years have been, in material compliance with each Legal Requirement (including Environmental Laws) that is applicable to the Wafer Fabrication Operations or any of the Contributed Assets; (b) no event has occurred that, to Conexant’s knowledge, would be reasonably likely to result in a material violation by any Conexant Group Company or any of its Affiliates of, or a material failure on the part of any Conexant Group Company or any of its Affiliates to comply with, any Legal Requirement (including Environmental Laws) related to the Wafer Fabrication Operations or the Contributed Assets; and (c) none of the Conexant Group Companies has received any notice from any Governmental Body regarding any violation of, or failure to comply with, any material Legal Requirement. Conexant has made available to Carlyle an accurate and complete copy of each report, study, survey, letter, or other document or communication received by any of the Conexant Group Companies within the last five (5) calendar years that addresses or otherwise relates to the compliance by any of the Conexant Group Companies with, or the applicability to any of the Conexant Group Companies of, any Legal Requirement related to the Wafer Fabrication Operations or the Contributed Assets. To Conexant’s knowledge, no Governmental Body has proposed or is considering any Legal Requirement that, if adopted or otherwise put into effect, (i) may have an adverse effect on the current Wafer Fabrication Operations or the ownership of the Contributed Assets, or on the ability of Conexant to comply with or perform any covenant or obligation under any of the Transactional Agreements, or (ii) may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions. Except as set forth in Part 2.7 of the Conexant Disclosure Schedule, none of the Conexant Group Companies has, during the past five (5) years, conducted any internal investigation concerning any actual or alleged violation of any Legal Requirement by any of the Conexant Group Companies, any Affiliate thereof, or any officer, director, employee, or agent thereof in connection with the conduct of the Wafer Fabrication Operations.

2.8          Governmental Authorizations. Part 2.8(a) of the Conexant Disclosure Schedule lists all Governmental Authorizations held by any of the Conexant Group Companies and related to the conduct of the Wafer Fabrication Operations and the Contributed Assets (the “Wafer Fabrication Operations Permits”). Conexant has made available to Carlyle accurate and complete copies of all Wafer Fabrication Operations Permits, including all renewals thereof and all amendments thereto. Each Wafer Fabrication Operations Permit is valid and in full force and effect. Except as set forth in Part 2.8(b) of the Conexant Disclosure Schedule: (i) the Conexant Group Companies are in material compliance with all of the terms and requirements of each Wafer Fabrication Operations Permit; (ii) no event has occurred that would be reasonably likely to (A) result in a material violation of or a material failure to comply with any term or requirement of any Wafer Fabrication Operations Permit or (B) result in the revocation, withdrawal, suspension, cancellation, termination, modification, or failure to be renewed if applicable in the ordinary course of any Wafer Fabrication Operations Permit; (iii) none of the Conexant Group Companies has received any written notice or other communication from any Governmental Body regarding any violation of or failure to comply with any term or requirement of any Wafer Fabrication Operations Permit. Except as set forth on Part 2.8(c) of the Conexant Disclosure Schedule, the Wafer Fabrication Operations Permits constitute all of the Governmental Authorizations necessary (i) to enable the Conexant Group Companies to conduct the Wafer Fabrication Operations in the manner in which such business is currently being conducted, and (ii) to permit the Conexant Group Companies to own and use the Contributed Assets in the manner in which they are currently owned and used by the Conexant Group Companies.

2.9          Environmental Matters. Except as set forth in Part 2.9 of the Conexant Disclosure Schedule:

(a)           Conexant has no knowledge of any violation of any Environmental Law, which violation is the result of or arises out of the conduct of the Wafer Fabrication Operations or any of the Contributed Assets and would be reasonably likely to result in a Conexant Material Adverse Effect, and there are no facts or circumstances that, to Conexant’s knowledge, would reasonably be expected to give rise to any such violation of any Environmental Law.

(b)           Conexant has obtained or caused to be obtained all environmental permits necessary for the operation of the Wafer Fabrication Operations or any of the Contributed Assets to comply, in all material respects, with all applicable Environmental Laws, and all such environmental permits are in full force and effect.

(c)           None of the Conexant Group Companies has received any written notice, report, or other communication regarding any violation, alleged violation of, liability, or potential liability under any Environmental Law relating to the Wafer Fabrication Operations or any of the Contributed Assets, and there are no writs, injunctions, decrees, orders or judgments outstanding, or any actions, suits, claims, proceedings or investigations pending or, to Conexant’s knowledge, threatened, relating to compliance with or liability under any Environmental Law affecting the Wafer Fabrication Operations or any of the Contributed Assets.

(d)           None of the Conexant Group Companies has received, during the last five years, any notice, report or other communication regarding any alleged violation of any Environmental Law, based on the treatment, storage, disposal of, arrangement for or permission for the disposal of, transportation, handling, use, or release of any Hazardous Material, or ownership or operation of any property or facility relating to the Wafer Fabrication Operations or any of the Contributed Assets.

(e)           To Conexant’s knowledge, no Hazardous Material has been discharged, disposed of, dumped, injected, pumped, deposited, spilled, leaked, emitted, or released at, on or under any facility or property relating to the Wafer Fabrication Operations or any of the Contributed Assets.

(f)            Conexant has made available to Carlyle accurate and complete copies of all material environmental audits, reports and other material environmental documents authored within the past five years relating to the Wafer Fabrication Operations or any of the Contributed Assets, which are in its possession, custody or control, provided that any conclusions or assessments made by Conexant in any such audits, reports and other environmental documents prepared by Conexant have been stricken or otherwise redacted from the copies of such audits, reports and other environmental documents.

2.10        Proceedings; Orders.  There is no Order to which the Contributed Assets are subject; and none of the Conexant Group Companies is subject to any Order that relates to the Wafer Fabrication Operations. To Conexant’s knowledge, no Wafer Fabrication Operations Employee is subject to any Order that may prohibit such employee from engaging in the Wafer Fabrication Operations. Except as set forth in Part 2.10 of the Conexant Disclosure Schedule, there is no proposed Order and no Proceeding pending or, to Conexant’s knowledge, threatened that (i) relates to the Wafer Fabrication Operations, the Contributed Assets, or on any of the Conexant Group Companies’ ability to comply with or perform any covenant or obligation under any of the Transactional Agreements, or (ii)  if issued or already determined, would be reasonably likely to have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

2.11        Non-Contravention; Consents.

(a)           Except as set forth in part 2.11(a) of the Conexant Disclosure Schedule, neither the execution and delivery by any of the Conexant Group Companies of any of the Transactional Agreements and the Newport Fab Contribution Agreement nor the consummation or performance by any of the Conexant Group Companies of any of the Transactions or the Newport Fab Contribution, will:

(i)            contravene, conflict with or result in a violation of, or give any Governmental Body the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which any of the Conexant Group Companies, the Wafer Fabrication Operations, or any of the Contributed Assets is subject;

(ii)           contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, modify, or fail to renew in the ordinary course, any Transferred Permit;

(iii)         violate or conflict with any provision of the Certificate of Incorporation or Bylaws or other organizational documents of any of the Conexant Group Companies or any of their Affiliates;

(iv)          violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any material Encumbrance upon any of the Contributed Assets or the Membership Interests under any of the terms, conditions or provisions of, or require the consent of any party under, any contract, indebtedness, note, bond, indenture, security or pledge agreement, commitment, license, Lease, franchise, Permit, agreement, or other instrument or obligation (i) to which any of the Conexant Group Companies or any of their Affiliates is a party or (ii) by which the Contributed Assets or the Membership Interests are bound; or

(v)            otherwise result in or impose any Encumbrance on the Contributed Assets or the Membership Interests.

(b)           Except as otherwise set forth in Part 2.11(b) of the Conexant Disclosure Schedule, none of the Conexant Group Companies is or will be required to make any filing with or give any notice to, or obtain any Consent from, any Person in connection with the execution and delivery of any of the Transactional Agreements or the Newport Fab Contribution Agreement or the consummation or performance of any of the Transactions or the Newport Fab Contribution.

2.12        Absence of Certain Changes or Events.  Since June 30, 2001, except as contemplated by this Agreement, there has not been any:

(a)           event or occurrence resulting in or reasonably likely to result in a Conexant Material Adverse Effect;

(b)           material damage, destruction or loss (whether or not covered by insurance) adversely affecting the Contributed Assets or the Wafer Fabrication Operations;

(c)           increase in the rate of compensation payable or to become payable to any employee primarily engaged in the Wafer Fabrication Operations, except as provided in any employment agreement (including any union contract) between Conexant and any such Persons or in any Employee Plan, and any increases in the normal course of business;

(d)           cancellation or termination of any material contract or entry into any material contract relating to the Contributed Assets or the Wafer Fabrication Operations that is not in the ordinary course of the business of the Conexant Group Companies;

(e)           agreement by any of the Conexant Group Companies or any if their Affiliates to do any of the things described in the preceding clauses (a) through (d) other than as expressly provided for herein.

2.13        Financial Information.  Conexant has provided Carlyle or its representatives the historical financial and operating information related to the Wafer Fabrication Operation and the Contributed Assets for the periods commencing October 1999 through November 2001 listed in Schedule 2.13 (collectively the “Financial Information”). The Financial Information (i) is complete, true and accurate in all material respects; (ii) with respect to the financial information, was prepared on a basis consistent with Conexant’s historical accounting policies, practices, and procedures consistently applied as those in prior fiscal years; and (iii) fairly and accurately presents in all material respects all costs associated with the Wafer Fabrication Operations and the Contributed Assets for the period commencing October 1999 through November 2001.

2.14        Suppliers.  Part 2.14 of the Conexant Disclosure Schedule sets forth a complete and accurate list of the names and addresses of the Wafer Fabrication Operations’ ten (10) largest suppliers for the most recent fiscal year showing the approximate total purchases in dollars by Conexant from each such supplier during such fiscal year.  As of the date hereof, no Conexant Group Company has received any communication from any supplier named on Part 2.14 of the Conexant Disclosure Schedule of any intention to terminate or materially reduce purchases from or supplies to any of the Conexant Group Companies. Part 2.14 of the Conexant Disclosure Schedule sets forth a list of all current customer contracts and current customer proposals of the Conexant Group Companies with respect to the Wafer Fabrication Operations.

2.15        Taxes.

(a)           Except as set forth in part 2.15(a) of the Conexant Disclosure Schedule, (i) all Tax Returns required to be filed with respect to the Wafer Fabrication Operations or the Contributed Assets have been or will be timely filed, (ii) all Taxes that accrue or are payable by any of the Conexant Group Companies in respect of the Contributed Assets or the Wafer

Fabrication Operations for Pre-Closing Tax Periods (determined on the closing of the books method of accounting) have been or will be timely paid in full, (iii) there are no liens for Taxes on the Contributed Assets (other than liens for current Taxes not yet due and payable), (iv) there is no audit or other matter in controversy with respect to any Taxes that relate to the Wafer Fabrication Operations or the Contributed Assets and there is no Tax deficiency or claim assessed that relates to the Wafer Fabrication Operations or the Contributed Assets, (v) none of the Contributed Assets (A) are required to be treated as being owned by any other person pursuant to the so-called safe harbor lease provisions of former Section 168(f)(8) of the Code, (B) secures any debt the interest of which is tax-exempt under Code Section 103(a), (C) is tax-exempt use property within the meaning of Code Section 168(h) or (D) is subject to a 467 rental agreement as defined in Section 467 of the Code,

(b)           each of the Conexant Group Companies has paid in full or discharged all Taxes the nonpayment of which could result in (i) a Lien on the Contributed Assets in the hands of the Company or (ii) a Lien on the Contributed Assets in the hands of the Newport Fab LLC after the Closing Date, excepting in each case such Taxes as will not be due until after the Closing Date.

(c)           Conexant is not a “foreign person” within the meaning of section 1445 of the Code;

(d)           Conexant has not entered into an agreement to dispose of the Common Stock of the Company to be received pursuant to Section 1.3(a)(i) of this Agreement and Conexant does not have a plan or intention to dispose of such stock;

(e)           The aggregate adjusted tax basis of the Contributed Assets is not less than $204,139,164.30 and Part 2.15(e) of the Conexant Disclosure Schedule sets forth the aggregate adjusted tax basis of each category of Contributed Assets that is included in the Company’s regularly prepared balance sheet.

(f)            Conexant is not a “new loss corporation” within the meaning of Section 382 of the Code and losses or deductions with respect to the Contributed Assets will not be subject to any limitations under Section 382 of the Code or the Treasury Regulations promulgated thereunder immediately prior to the contribution of the Membership Interests to the Company.

(g)           Conexant is the sole member of Newport Fab LLC. The Newport Fab LLC is, and has been since its formation, classified for federal and state income Tax purposes as a disregarded entity, and neither Conexant nor Newport Fab LLC has made an election for the Newport Fab LLC to be treated as an association taxable as a corporation.

2.16        No Brokers.  No broker, finder or similar agent is entitled to any finder’s fee, brokerage fees or commission or similar payment from any of the Conexant Group Companies or any of their Affiliates in connection with the transactions contemplated hereby or by the Newport Fab Contribution Agreement.

2.17        Real Property.  Part 2.17 of the Conexant Disclosure Schedule lists all real property owned or leased by Conexant or its Affiliates and primarily used in the Wafer Fabrication Operations (the “Real Property”).

2.18        Affiliated Transactions.  Except as set forth on Part 2.18 of the Conexant Disclosure Schedule, no Affiliate of any of the Conexant Group Companies or any Subsidiary thereof and, to Conexant’s knowledge, no officer, director, employee, stockholder, or any individual related by blood, marriage or adoption to any such individual or any entity in which any such Person or individual owns a greater than 10% beneficial interest, is a party to any agreement, commitment, or transaction with any of the Conexant Group Companies or any Subsidiary thereof or has any material interest in any material property used by the Conexant Group Companies or any Subsidiary, wherein such agreement, commitment, transaction, or property is primarily related to the Wafer Fabrication Operations or the Contributed Assets.

2.19        Sufficiency of Assets.  The Membership Interests and the Contributed Assets, together with the rights and assets to be leased, licensed, or otherwise provided to the Company pursuant to the Transactional Agreements together with the Shared Contracts, are sufficient to permit the Specialtysemi Group Companies to operate the Wafer Fabrication Operations, following the Closing, in the manner currently conducted by the Conexant Group Companies.

2.20        Newport Fab Contribution Agreement.  Conexant has provided to Carlyle a true and correct copy of the Newport Fab Contribution Agreement and all documents and instruments (the “Related Newport Fab Documents”) executed in connection with the consummation of the Newport Fab Contribution. The Newport Fab Contribution Agreement and the Related Newport Fab Documents have not been amended or modified by the parties thereto and no party thereto has waived, released or compromised any rights under the Newport Fab Contribution Agreement or any of the Related Newport Fab Documents.

2.21        Liabilities.  The Newport Fab LLC has no liabilities or obligations of any kind or nature other than the Assumed Liabilities.

2.22        Consummation of the Newport Fab Contribution.    The Newport Fab Contribution has been consummated strictly in accordance with the terms of the Newport Fab Contribution Agreement and the Related Newport Fab Documents, and Newport Fab LLC owns all of the Contributed Assets (other than the Transferred Contracts), free and clear of all Encumbrances other than Permitted Encumbrances.

2.23        Membership Interests.    The Membership Interests were duly authorized and validly issued by Newport Fab LLC, free of any preemptive or similar rights, and are held, beneficially and of record, by Conexant, free and clear of all Encumbrances. Other than the Membership Interests, there are not issued or outstanding any membership or equity interests of Newport Fab LLC or any options, warrants or other rights exercisable for, or securities convertible or exchangeable into, any membership or equity interests of Newport Fab LLC.

2.24        Newport Fab LLC.  Newport Fab LLC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly licensed or qualified as a foreign limited liability company to conduct business in each state and other jurisdiction where the character of the Contributed Assets and the nature of such activities make such qualification necessary, except where the failure to be so qualified would not result in a Conexant Material Adverse Effect. Conexant has provided to Carlyle true and correct copies of the certificate of formation, limited liability company agreement, and other organizational documents of Newport Fab LLC as amended to date (the “Newport Fab LLC Organizational Documents”). Newport Fab LLC has conducted no business, operations or activities other than the ownership of the Contributed Assets and conduct of the Wafer Fabrication Operations.

2.25        The Warrant.

Prior to Closing, the issuance of the Warrant will be duly authorized by all necessary corporate action on the part of Conexant. Prior to Closing, the Warrant Shares will be duly authorized and reserved for issuance and, when issued upon exercise of the Warrant, will be validly issued, fully paid and non-assessable and will be issued free of any preemptive or similar rights.

3.             REPRESENTATIONS AND WARRANTIES OF CARLYLE.

Carlyle represents and warrants, to and for the benefit of the Company, Conexant and the other Conexant Indemnitees as follows:

3.1          Due Organization; Authority; Binding Nature of Agreements.  Carlyle is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware. Carlyle has the requisite corporate power and authority to enter into, deliver and to perform its obligations under each of the Transactional Agreements to which it is a party; and the execution, delivery and performance by Carlyle of the Transactional Agreements to which it is a party have been duly authorized by all necessary action on the part of Carlyle and its members and no other limited liability company proceedings on the part of Carlyle are necessary to authorize the Transactional Agreements and the transactions contemplated thereby. This Agreement constitutes the legal, valid and binding obligation of Carlyle, enforceable against Carlyle in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or other similar Legal Requirements affecting the enforcement of creditors’ rights generally and by general principles of equity relating to enforceability. Upon the execution of each of the other Transactional Agreements at the Closing, each of such other Transactional Agreements to which Carlyle is a party will constitute the legal, valid and binding obligation of Carlyle, enforceable against Carlyle in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or other similar Legal Requirements affecting the enforcement of creditors’ rights generally and by general principles of equity relating to enforceability.

3.2          Non-Contravention; Consents.  Except as set forth in Part 3.2 of the Carlyle Disclosure Schedule, neither the execution and delivery by Carlyle of any of the Transactional Agreements, nor the consummation or performance by Carlyle of any of the Transactions, will directly or indirectly (with or without notice or lapse of time): (i) contravene, conflict with or result in a violation of, or give any Governmental Body the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any

Order to which Carlyle is subject; or (ii) result in the imposition or creation of any Encumbrance (other than Permitted Encumbrances) upon or with respect to any shares of Common Stock of the Company to be issued to Carlyle. Except as set forth in Part 3.2 of the Carlyle Disclosure Schedule, Carlyle is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution and delivery of any of the Transactional Agreements or the consummation or performance of any of the Transactions. There is no Order, or proposed Order that if issued or otherwise put into effect, would be reasonably likely to have an adverse affect on Carlyle’s ability to comply with or perform any covenant or obligation under any of the Transactional Agreements.

4.             COVENANTS OF THE PARTIES.

4.1          Conduct of Business.

(a)           During the period commencing on the date of this Agreement and ending on the earlier to occur of (a) the Closing or (b) the termination of this Agreement (the “Pre-Closing Period”), Conexant shall and shall cause Newport Fab LLC to, except as expressly contemplated by this Agreement, or as consented to in writing by Carlyle (which consent will not be unreasonably withheld or delayed) conduct the Wafer Fabrication Operations in the ordinary course of business, and substantially in accordance with past practice and will use its reasonable efforts not to take any action that would adversely affect the Wafer Fabrication Operations or the Contributed Assets. Without limiting the generality of the foregoing, Conexant shall not and shall cause each of its Affiliates not to, except (i) as set forth on Schedule 4.1, (ii) as specifically contemplated by this Agreement, (iii) as consented to in writing by Carlyle (which consent will not be unreasonably withheld or delayed), or (iv) except where wholly unrelated to the Wafer Fabrication Operations or the Contributed Assets:

(i)            enter into, extend, materially modify, terminate or renew any Transferred Contract except in the ordinary course of business;

(ii)           sell, assign, transfer, convey, lease, mortgage, pledge or otherwise dispose of or encumber any material Contributed Asset, or any interests therein, except in the ordinary course of business;

(iii)         except as otherwise required by applicable Legal Requirements, take any action with respect to the grant of any bonus, severance or termination pay, other than pursuant to written policies or agreements of any of the Conexant Group Companies or their Affiliates in effect on the date hereof, or with respect to any increase of benefits payable under its severance or termination pay policies or agreements in effect on the date hereof or increase in any material respect the compensation or fringe benefits of any employee (other than increases required under the Collective Bargaining Agreement) or pay any benefit not required by any existing Employee Plan, agreement or policy;

(iv)          make any change in the key management structure of the employees employed primarily in the Wafer Fabrication Operations, including, without limitation, the hiring of additional officers or management employees or the termination of existing officers or management employees other than pursuant to offers of employment made by Conexant or its Affiliates prior to the date hereof (which offers have been disclosed to Carlyle) or otherwise in the ordinary course of business;

(v)            except in the ordinary course of business, adopt, enter into or amend any Employee Plan, agreement (including, without limitation, any collective bargaining or employment agreement), trust, fund or other arrangement for the benefit or welfare of any Wafer Fabrication Operations Employee;

(vi)          fail to expend funds for budgeted capital expenditures or commitments set forth on Schedule 4.1(a)(vi) in accordance with customary practices;

(vii)         fail to maintain the Contributed Assets in substantially their current state of repair, excepting normal wear and tear, or fail to replace consistent with the Conexant Group Companies’ past practices inoperable, worn-out or obsolete or destroyed Contributed Assets;

(viii)        make any material income tax election or settlement or compromise with tax authorities affecting the Contributed Assets, the Membership Interests, or the Assumed Liabilities;

(ix)          intentionally do any other act that would be reasonably likely to cause any representation or warranty of Conexant in this Agreement to be or become untrue in any material respect;

(x)           fail to keep available the services of and maintain good relations with its current Wafer Fabrication Operations Employees, suppliers, customers, licensors and other persons having business relationships with the Wafer Fabrication Operations;

(xi)          fail to keep in full force and effect all insurance policies in effect as of the date of this Agreement covering the Contributed Assets;

(xii)         enter into any agreement or otherwise become obligated to do any action that would materially and adversely affect the Wafer Fabrication Operations or the Contributed Assets; or

(xiii)       permit or cause Newport Fab LLC to distribute or transfer to Conexant or any of its Affiliates any assets or property (other than cash).

(b)           Notwithstanding anything herein to the contrary, Conexant shall, within seven (7) days of the date hereof, prepare and present to Carlyle a proposed plan to reduce the fixed costs associated with the Wafer Fabrication Operations by at least ten percent (10%) during the Pre-Closing Period (the “Cost Reduction Plan”). Conexant and Carlyle shall negotiate in good faith regarding the Cost Reduction Plan, and Conexant shall take steps to implement any portions of the Cost Reduction Plan agreed to by Carlyle. In the event that Carlyle does not agree to a cost-reduction measure reflected in the Cost Reduction Plan, then Conexant shall not be obligated or permitted to take any action with respect to such measure.

(c)           The Company and Conexant shall, prior to the Closing and within the time periods required by all applicable Legal Requirements, file all applications and any other documents required to be submitted or filed prior to the Closing with the appropriate Governmental Bodies, and seek to obtain all applicable consents and approvals required to be obtained prior to the Closing by the appropriate Governmental Bodies, and take all other actions necessary to effect the transfer of, or issuance of replacement permits for, the Wafer Fabrication Operations Permits. After the Closing, the Company and Conexant shall, within the time periods required by all applicable Legal Requirements, file all applications and any other documents required to be submitted or filed after the Closing with the appropriate Governmental Bodies, and seek to obtain all applicable consents and approvals required to be obtained after the Closing by the appropriate Governmental Bodies, and take all other actions necessary to effect the transfer of, or issuance of replacement permits for, the Wafer Fabrication Operations Permits. During the Pre-Closing Period and for a period of six (6) months thereafter, the Company and Conexant shall use their commercially reasonable efforts in assisting each other with complying with the obligations set forth in the two preceding sentences. Notwithstanding the foregoing, Conexant shall not be obligated to transfer to the Company a specific Wafer Fabrication Operations Permit if any such transfer would violate applicable Legal Requirements. Neither party shall be liable to the other party for any costs, fees, penalties or other liabilities resulting from the failure of such party to take any action required to be taken by the other party in order for the Company to obtain replacement permits for the Wafer Fabrication Operations Permits. Notwithstanding the foregoing, the Company and Conexant shall each pay 50% of all costs (including application and permitting fees) associated with the Company obtaining any replacement permits for the Wafer Fabrication Operations Permits. Neither party shall have any Liability due solely to a failure by the other party to take any action, which is required to be taken exclusively by such other party, in order for the Company to obtain, assume or become the named party on such replacement permits for the Wafer Fabrication Operations Permits.

(d)           During the Pre-Closing Period and for a period of six (6) months after the Closing, Conexant and the Company shall use their commercially reasonable efforts to transfer or assign, or cause to be transferred or assigned, the Transferred Contracts as provided in the Newport Fab Contribution Agreement and to negotiate replacement contracts for the Shared Contracts. The Company shall pay the first $100,000 for all costs (including attorneys fees) associated with the Specialtysemi Group Companies negotiating replacement contracts for the Shared Contracts following Closing. Thereafter, the Company and Conexant shall each pay 50% of such costs; provided that Conexant shall not be required to pay any such costs with respect to the platform technology contracts listed on Schedule 2.5(g) under the heading “CAD Licenses” (which costs shall be borne by the Company). Notwithstanding anything herein to the contrary, Conexant shall not be obligated to transfer any Shared Contracts.

4.2          Access to Information.  From the date hereof through the Closing, Conexant shall, and shall cause their respective officers, directors, and employees to afford Carlyle and its authorized representatives, during normal business hours and upon reasonable notice to the Conexant Group Companies and in a manner that will not unduly interfere with the operation of the Wafer Fabrication Operations, complete access at all reasonable times to the Contributed Assets for the purpose of inspecting the same, and to the officers and employees of Conexant, and shall, as Carlyle may reasonably request, furnish Carlyle and its authorized representatives all financial, operating, and other data and information that is related to the Wafer Fabrication

Operations or the Contributed Assets reasonably requested by Carlyle, except to the extent that such access would violate any Legal Requirement to which the Conexant Group Companies, their employees or the Contributed Assets are subject.

4.3          Filings and Consents.  Conexant and Carlyle shall use commercially reasonable efforts to ensure that: (i) all filings, notices and Consents required to be made, given and obtained in order to consummate the Transactions and the transactions contemplated by the Newport Fab Contribution Agreement are made, given and obtained on a timely basis; (ii) during the Pre-Closing Period, Conexant and Carlyle and their respective Representatives cooperate with one another, and prepare and make available such documents and take such other actions as the other may request in good faith, in connection with any filing, notice or Consent that the other is required to make, give or obtain.

4.4          No Solicitation.  During the period (the “No-Solicitation Period”) commencing as of the date of this Agreement and ending on the earlier to occur of (a) the termination of this Agreement and (b) the Closing, Conexant shall not and shall cause Newport Fab LLC and Conexant’s and Newport Fab LLC’s respective Representatives not to, directly or indirectly, (i) enter into, solicit, initiate or continue any discussions or negotiations with, or encourage or respond to any inquiries or proposals by, or participate in any negotiations with, or provide any information to, or otherwise cooperate in any other way with, any Person, other than Carlyle and its Representatives, concerning any sale, lease, or license of all or any substantial portion of the Wafer Fabrication Operations or the Contributed Assets, or (ii) provide any nonpublic information regarding the Contributed Assets or the Wafer Fabrication Operations to any Person in response to any proposal described in clause (i) above, provided however, that Conexant shall not be prohibited from providing nonpublic information regarding the Contributed Assets or the Wafer Fabrication Operations to any Person who is considering the acquisition of all or substantially all of the assets of Conexant or the acquisition of beneficial ownership of 50% or more of the capital stock of Conexant, provided that such third party enters into a non-disclosure agreement with Conexant which provides that the Company is a third party beneficiary of those provisions contained in such non-disclosure agreement that relate to the non-disclosure of nonpublic information related to the Wafer Fabrication Operations or the Contributed Assets. Conexant shall promptly notify Carlyle of the material terms of any inquiry, proposal, or offer received by the Conexant Group Companies during the No-Solicitation Period from any Person (other than the Company or Carlyle) solely related to the acquisition, lease, license or transfer of all or a material portion of the Contributed Assets or the Wafer Fabrication Operations including, without limitation, the identity of the prospective purchaser or soliciting party, except to the extent that any such notification would violate any existing agreement of Conexant. Notwithstanding the foregoing, Conexant shall have no obligation to disclose to any Person the existence of any inquiry, proposal or offer received by Conexant relating to the acquisition of all or substantially all of the assets of Conexant or the acquisition of beneficial ownership of 50% or more of the capital stock of Conexant.

4.5          Notification.  During the Pre-Closing Period, each of Conexant and Carlyle shall promptly notify the other parties to this Agreement in writing of: (i) the discovery by it of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a breach of any representation or warranty made by it in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a breach of any representation or warranty made by it in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any breach of any covenant or obligation of it; and (iv) any event, condition, fact or circumstance that may make the timely satisfaction of any of the conditions set forth in Section 4 impossible or unlikely.

4.6          Bulk Transfer Laws.  Carlyle and the Company hereby acknowledge that the Conexant Group Companies have not taken, and do not intend to take, any action required to comply with any applicable bulk sale or bulk transfer Legal Requirements or similar Legal Requirements, and each of Carlyle and the Company hereby waive compliance by the Conexant Group Companies with any applicable bulk sale or bulk transfer Legal Requirements of any jurisdiction in connection with the contribution of the Contributed Assets to Newport Fab LLC or the transactions contemplated hereby.

4.7          Publicity.  Each of Conexant, Carlyle and the Company shall ensure that, during the Pre-Closing Period: (i) neither it nor any of its Representatives issues or disseminates any press release or other publicity or otherwise makes any disclosure of any nature (to any supplier, landlord, or creditor of Conexant, Carlyle or the Company or to any other Person other than a Representative of the party making such disclosure) regarding any of the Transactions or the existence or terms of this Agreement, except to the extent that any of the Conexant Group Companies, Carlyle or the Company is required by any Legal Requirement to make any such disclosure (it being understood that Conexant shall (A) issue a press release following the execution hereof which shall have been approved by Carlyle and (B) file one or more reports on Form 8-K with the Securities Exchange Commission); and (ii) if it is required by any Legal Requirement to make any such disclosure, it shall advise the other parties to this Agreement, at least seven (7) business days before making such disclosure, of the nature and content of the intended disclosure.

4.8          Reasonable Best Efforts.  During the Pre-Closing Period, each of Conexant, the Company and Carlyle shall, and Conexant shall cause Newport Fab LLC to, use its reasonable best efforts to cause the conditions set forth in Sections 5 and 6 to be satisfied on a timely basis. Each of Conexant, the Company and Carlyle shall also negotiate in good faith and use their reasonable best efforts to reach agreement concerning the forms of the License Agreements, Real Property Lease Agreements, IT Services Agreement, Transition Services Agreement, the Employee Matters Agreement, and the Warrant.

4.9          Environmental Matters.  In the event that at any time after the Closing Date, the conduct of the Wafer Fabrication Operations ceases, then the Company shall be required to (i) either (1) remove all Contributed Assets from the physical facilities in which the Contributed Assets reside or (2) if such assets are not removed from the physical facilities in which they reside, to remove all Hazardous Materials from the Contributed Assets, and (ii) to obtain all Governmental Authorizations required to be obtained as a result of the cessation of operations, except for any Governmental Authorizations required to be obtained in connection with Environmental Conditions existing prior to the Closing Date that relate solely to ground-water or soil contamination (such actions collectively referred to as the “Decommission Plan”). The

Company shall be responsible for and shall bear all fees, costs, expenses and other Liabilities incurred in connection with the Decommission Plan.

4.10        Tax Matters.

(a)           The Company, Carlyle and Conexant each agrees (i) that the contribution of the Membership Interests to the Company will be treated and reported for income tax purposes as a contribution by Conexant of the Contributed Assets to the Company in exchange for the consideration specified in Section 1.3(a)(i) (the “Section 351 Transfer”), (ii) not to take any action that would cause the Section 351 Transfer not to qualify under Section 351 of the Code, (iii)to report the transactions contemplated under Sections 1.1, 1.2, 1.3 and 1.4 of this Agreement as one which qualifies under Section 351 of the Code in the filing of all Tax Returns (including reporting the portion of the consideration received in exchange for the Contributed Assets other than the stock of the Company as “boot” under Section 351) and (iv) to report to each other any communication from the Internal Revenue Service which challenges in any way such characterization of this transaction. The parties further agree that they will continue to report the Section 351 Transaction as one that so qualifies under Section 351 of the Code notwithstanding any contrary communication from the Internal Revenue Service and, each party will defend such qualification in an audit, tax review or tax-litigation challenging such qualification. Without limiting the generality of the foregoing (i) the parties shall file with their respective Tax Returns for the taxable year in which the transactions described in this Agreement are consummated (which Tax Returns shall be timely filed (including extensions)) the statement required by Treasury Regulation § 1.351-3(a), and shall deliver a copy of such statements to the other parties within thirty (30) days thereafter and (ii) the Company shall file with its Tax Return for the taxable period which includes the Closing Date (which Tax Return shall be timely filed by the Company (including extensions)) the statement required by Treasury Regulation § 1.351-3(b). Conexant, Carlyle and the Company shall also maintain such permanent records as are required by Treasury Regulation § 1.351-3(c).

(b)           Within sixty (60) days after the Closing, Conexant shall deliver to the Company: (i) all of the cost and other basis information relating to the Contributed Assets and Assumed Liabilities for federal income tax purposes reasonably required for the Company to prepare the statement required by Treasury Regulation § 1.351-3(b)(2), (ii) the gain, if any, recognized by Conexant in the Section 351 Transfer with respect to each item of tangible and intangible property included in the Contributed Assets, (iii) a complete and correct list of the income tax basis of each item of tangible and intangible property included in the Contributed Assets, (iv) the year of acquisition of each such item of tangible or intangible property, (v) the depreciable life of each such item of tangible or intangible property and (vi) the amount and method of depreciation with respect to each such item of tangible or intangible property.

(c)           The Company and Conexant agree to retain all records relating to the Taxes of the Wafer Fabrication Operations or the Contributed Assets for all taxable periods ending on or prior to the Closing Date or which include the Closing Date until ninety days after the expiration of the statute of limitation (including any extensions thereof) for the taxable period or periods to which such records relate. Consistent with Section 9.1 of this Agreement, the Company and Conexant agree to provide each other with such information and assistance as is reasonably necessary, including without limitation, access to records and personnel, for the preparation of any Tax Returns or for the defense of any Tax claim or assessment that relates to the Wafer Fabrication Operations or the Contributed Assets, whether in connection with an audit or otherwise.

(d)           Conexant shall promptly pay after the Closing when due all Taxes for Pre-Closing Tax Periods that have given rise to, or could give rise to a lien on the Contributed Assets in the hands of the Company (or in the hands of Newport Fab LLC after the Closing Date), provided however, that, in the case of any Taxes relating to the Wafer Fabrication Operations and the Contributed Assets that are imposed on a periodic basis and are payable for a Taxable period that includes (but does not end on) the Closing Date, the portion of such Tax allocated to the Pre-Closing Tax Period shall, (i) in the case of any Taxes based on the value of property, such as property or ad valorem Tax, be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Taxable period ending on the Closing Date and the denominator of which is the number of days in the entire Taxable period, and (ii) in the case of any other Tax, such as income, sales, or gross receipts Tax, be deemed equal to the amount which would be payable if the relevant Taxable period ended on the Closing Date. The Company shall be responsible for and shall promptly pay when due any such Taxes that are not allocated to Pre-Closing Tax Periods. In the event Conexant is required by any taxing authority to pay any Taxes for which the Company is responsible pursuant to this Section 4.10, Conexant shall provide to the Company a written notice stating the amount and type of such Taxes due and the due date thereof at least fourteen (14) days prior to such due date, and the Company shall reimburse Conexant for such Taxes prior to such due date.

(e)           Conexant shall deliver to the Company an executed affidavit, dated not more than thirty (30) days prior to the Closing Date, in accordance with Code Section 1445(b)(2) and Treasury Regulation Section 1.1445-(b)(2), which statement certifies that Conexant is not a “foreign person” and sets forth Conexant’s name, identifying number and address. Conexant shall deliver to the Company all clearance certificates and similar documents that may be required by any state, local or other taxing authority in order to relieve the Company of any obligation to withhold or escrow any of the consideration to be paid to Conexant for the benefit of such taxing authority.

(f)            Conexant shall file all Tax Returns with respect to Pre-Closing Tax Periods on the basis that the aggregate adjusted tax basis of the Contributed Assets is not less than $232,574,697.25 as of January 31, 2002.

(g)           For a period of twelve (12) months after the Closing Date, unless the Company obtains the prior written consent of Conexant, the Company will not (i) dissolve or liquidate Newport Fab LLC, (ii) merge Newport Fab LLC with the Company or any entity that is an Affiliate of the Company prior to such merger, or (c) cause Newport Fab LLC to distribute or otherwise transfer all or substantially all of the Contributed Assets to the Company or any entity that is an Affiliate of the Company prior to such distribution or transfer.

4.11        Update of Schedules.  The parties acknowledge and agree that, no later than five (5) days prior to the Closing Date, Conexant may update or supplement Parts 2.1 through 2.19 of the Conexant Disclosure Schedule solely for the purpose of reflecting events or occurrences occurring after the date hereof by providing to the Company and Carlyle an updated or supplemented Conexant Disclosure Schedule (which shall be marked to show changes against the original Conexant Disclosure Schedule). Such updated parts of the Conexant Disclosure Schedule shall, solely for the purpose of Section 6.1 hereof (and not for the purpose of Section 8 hereof), be deemed to have amended the relevant parts of the Conexant Disclosure Schedule unless the events or occurrences reflected in such updated or supplemented parts of the Conexant Disclosure Schedule have or would reasonably be expected to have a Conexant Material Adverse Effect.

4.12        GE Capital Lease Reimbursement.  Conexant shall, within 30 days of receiving any invoice therefor from the Company from time to time, pay to the Company an amount equal to fifty percent (50%) of all lease and other payments actually paid by the Specialtysemi Group Companies under that certain equipment lease agreement dated March 3, 2000 between General Electric Capital Corporation and Conexant for that piece of equipment known as “193A-F Micrascan Step and Scan Deep UV System” leased to Conexant.

4.13        Newport Fab Contribution Agreement.  Between the date hereof and the Closing Date, the Conexant Group Companies will not amend any provision of the Newport Fab Contribution Agreement and neither of the Conexant Group Companies will waive, release or compromise any right under the Newport Fab Contribution Agreement.

4.14        TSMC License Agreement.  Between the date hereof and the Closing Date, the Conexant Group Companies will not and following the Closing, Conexant will not, amend any provision of the TSMC License Agreement or waive, release or compromise any right under the TSMC License Agreement if such amendment, waiver, release or compromise would affect, limit or restrict any right of, or create any obligation of, the Specialtysemi Group Companies, including, without limitation, any rights with respect to the Transferred Intellectual Property or the Licensed Intellectual Property.

5.             CONDITIONS PRECEDENT TO CONEXANT’S OBLIGATION TO CLOSE.

Conexant’s obligation to contribute the Membership Interests to the Company and to take the other actions required to be taken by Conexant at the Closing is subject to the satisfaction, as of the Closing, of each of the following conditions (any of which may be waived by Conexant, in whole or in part, in writing):

5.1          Accuracy of Representations.  All of the representations and warranties made by Carlyle in this Agreement shall be accurate in all material respects as of the date of this Agreement and as of the Closing Date (except to the extent such representations and warranties specifically speak as of an earlier date, in which case such representations and warranties shall be accurate in all material respects as of such earlier date).

5.2          Performance of Obligations.

(a)           Each of the Transactional Agreements shall have been executed by each of the parties thereto (other than Conexant) and delivered to Conexant; and

(b)           All of the covenants and obligations that the Company and Carlyle are required to comply with or to perform at or prior to the Closing (considered collectively), and each of said covenants and obligations (considered individually), shall have been duly complied with and performed in all material respects.

5.3          Governmental Approvals.  All Wafer Fabrication Operations Permits that are required to be issued in Newport Fab LLC’s name as of the Closing Date in order for Newport Fab LLC to be able to conduct the Wafer Fabrication Operations in the manner in which the Conexant Group Companies conducted such operations as of immediately prior to the Closing Date without violating applicable Legal Requirements shall have been issued in Newport Fab LLC’s name.

5.4          Governmental Proceedings.  No Governmental Body shall have commenced any Proceeding (i) involving any material challenge to, or seeking material damages or other material relief in connection with, any of the Transactions, or (ii) that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

5.5          Receipt of Consideration.  Conexant shall have received the consideration and other items it is entitled to receive pursuant to Section 1.3.

5.6          Certificates.  Carlyle shall have furnished Conexant with such certificates of its duly authorized officers to evidence compliance with the conditions set forth in Section 5.1 and, to the extent applicable to Carlyle, Section 5.2(b), and the Company shall have furnished Conexant with such certificates of its duly authorized officers to evidence compliance with the conditions set forth in Section 5.2(b) to the extent applicable to the Company.

5.7          Agreements to be Delivered.  The form of each of the License Agreements, the Real Property Lease Agreements, the IT Services Agreement and the Transition Services Agreement executed and delivered by Carlyle or the Company at Closing shall be acceptable to Conexant.

5.8          Warrant.

The form of Warrant to be delivered by Conexant at Closing shall be acceptable to Conexant, and all consents and approvals required for the issuance of the Warrant and the shares issuable upon exercise of the Warrant shall have been obtained to the reasonable satisfaction of Conexant.

6.             CONDITIONS PRECEDENT TO CARLYLE’S OBLIGATION TO CLOSE.

Carlyle’s obligation to contribute to the Company the cash contribution described in Section 1.2 and to take the other actions required to be taken by Carlyle at the Closing is subject to the satisfaction, as of the Closing, of each of the following conditions (any of which may be waived by Carlyle, in whole or in part, in writing):

6.1          Accuracy of Representations.  Subject to, and as modified by the update or supplement to the Conexant Disclosure Schedule contemplated by, Section 4.11, all of the representations and warranties made by Conexant in this Agreement and the Newport Fab

Contribution Agreement shall be accurate in all material respects as of the date of this Agreement and as of the Closing Date (except to the extent such representations and warranties specifically speak as of an earlier date, in which case such representations and warranties shall be accurate in all material respects as of such earlier date).

6.2          Performance of Obligations.

(a)           Each of the Transactional Agreements shall have been executed by each of the parties thereto (other than Carlyle or the Company) and delivered to Carlyle; and

(b)           all of the covenants and obligations that Conexant is required to comply with or to perform at or prior to the Closing, under this Agreement and the Newport Fab Contribution Agreement shall have been duly complied with and performed in all material respects.

6.3          Governmental Proceedings. No Governmental Body shall have commenced any Proceeding (i) involving any material challenge to, or seeking material damages or other material relief in connection with, any of the Transactions or the transactions contemplated by the Newport Fab Contribution Agreement, or (ii) that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

6.4          Consents and Replacement Contracts.  Each of the Consents identified on Schedule 6.4(a) shall have been obtained and each of the Contracts listed on Schedule 6.4(a) shall have been assigned to Newport Fab LLC pursuant to the Newport Fab Contribution Agreement and shall be in full force and effect, and the Specialtysemi Group Companies shall have entered into Contracts replacing the Shared Contracts listed on Schedule 6.4(b) on terms acceptable to Carlyle.

6.5          Governmental Approvals.  All Wafer Fabrication Operations Permits that are required to be issued in one or more of the Specialtysemi Group Companies’ names as of the Closing Date in order for the Specialtysemi Group Companies to be able to conduct the Wafer Fabrication Operations in the manner in which the Conexant Group Companies conducted such operations as of immediately prior to the Closing Date without violating applicable Legal Requirements shall have been issued in one of the Specialtysemi Group Companies’ names.

6.6          Material Adverse Effect. There shall not have occurred (and be continuing) any event, condition, or occurrence that has resulted in, or would reasonably be expected to result in, a Conexant Material Adverse Effect.

6.7          Inventory.  The raw material and work-in-process Inventory held by Newport Fab LLC shall have a book value, determined in accordance with the calculation reflected on Schedule 6.7, of no less than $8,000,000. Conexant shall provide to Carlyle a detailed schedule, certified as true and correct by an officer of Conexant, reflecting the Inventory held by Newport Fab LLC as of the Closing Date, including a breakdown between wafer fabrication and probe of the following items: (i) the number of wafers included in such Inventory, (ii) the raw material value of such wafers and (iii) any labor and overhead allocations.

6.8          Employment.

(a)           The Employment Agreements shall be in a form acceptable to Carlyle and shall have been executed by the Persons listed on Schedule 6.8(a);  and

(b)           At least 75% of the Wafer Fabrication Operations Employees shall have accepted offers of employment by the Specialtysemi Group Companies.

6.9          Company Bank Account.  A checking account shall have been established for the Company.

6.10        Certificates.  Conexant shall have furnished Carlyle with such certificates of its duly authorized officers and others to evidence compliance with the conditions set forth in Sections 6.1, 6.2(b), and 6.7.

6.11        Agreements to be Delivered.  The form of each of the License Agreements, the Real Property Lease Agreements, the IT Services Agreement, the Employee Matters Agreement and the Transition Services Agreement executed and delivered by Conexant at the Closing shall be acceptable to Carlyle.

6.12        Conveyancing Documents.  The documents and instruments executed and delivered by Conexant and Newport Fab LLC to effect the Newport Fab Contribution shall be delivered to Carlyle and such documents shall be in a form reasonably acceptable to Carlyle.

6.13        Warrant. The form of Warrant to be delivered by Conexant at the Closing shall be acceptable to Carlyle, and all consents and approvals required for the issuance of the Warrant and the shares issuable upon exercise of the Warrant shall have been obtained to the reasonable satisfaction of Carlyle.

7.             TERMINATION.

7.1          Termination Events. This Agreement may be terminated prior to the Closing:

(a)           by Conexant or Carlyle if the Closing has not taken place on or before April 30, 2002 (the “Termination Date”) (other than as a result of any failure on the part of the terminating party to comply with or perform its covenants and obligations under this Agreement);

(b)           by the mutual written consent of Conexant and Carlyle;

(c)           by Conexant if there is a material breach of any representation or warranty set forth in Section 3 hereof or any covenant or agreement to be complied with or performed by Carlyle pursuant to the terms of this Agreement, provided that Conexant may not terminate this Agreement prior to the Closing for such breach unless Carlyle has failed to cure such breach within thirty (30) days of receiving notice of such breach; or

(d)           by Carlyle if there is a material breach of any representation or warranty set forth in Article 2 hereof or any covenant or agreement to be complied with or performed by Conexant pursuant to the terms of this Agreement, provided that Carlyle may not terminate this

Agreement prior to the Closing for such breach unless Conexant has failed to cure such breach within thirty (30) days of receiving notice of such breach.

7.2          Termination Procedures.  If any party wishes to terminate this Agreement pursuant to Section 7.1, the party shall deliver to the other parties a written notice in accordance with Section 10.5 stating that it is terminating this Agreement and setting forth a reasonably detailed description of the basis on which it is terminating this Agreement.

7.3          Effect of Termination.  If this Agreement is terminated pursuant to Section 7.1, all further obligations of the parties under this Agreement shall terminate; provided, however, that: (a) no party shall be relieved of any obligation or other Liability arising from any breach by such party of any provision of this Agreement prior to such termination; (b) the parties shall, in all events, remain bound by and continue to be subject to this Article 7 and the provisions set forth in Article 10; and (c) the parties shall, in all events, remain bound by and continue to be subject to Section 4.7 (Publicity).

7.4          Nonexclusivity of Termination Rights.    The termination rights provided in Section 7.1 shall not be deemed to be exclusive. Accordingly, the exercise by any party of its right to terminate this Agreement pursuant to Section 7.1 shall not be deemed to be an election of remedies and shall not be deemed to prejudice, or to constitute or operate as a waiver of, any other right or remedy that such party may be entitled to exercise (whether under this Agreement, under any other Contract, under any statute, rule or other Legal Requirement, at common law, in equity or otherwise).

8.             INDEMNIFICATION, ETC.

8.1          Survival of Representations and Warranties.    The representations and warranties made by Conexant in Section 2 and by Carlyle in Section 3 shall survive the Closing until eighteen (18) months following the Closing Date; except that (i) the representations and warranties in Sections 2.5 (Intellectual Property) and 2.9 (Environmental Matters) and all claims and causes of action with respect thereto, shall survive the Closing until the fifth anniversary of the Closing Date; (ii) the representations and warranties in Section 2.6 (Employee Matters) and in Section 2.15 (Tax Matters), and all claims and causes of action with respect thereto, shall survive until ninety (90) days after expiration of the applicable statutes of limitations with extensions with respect to the matters addressed in such Section; and (iii) the Newport Fab LLC Representations shall survive the Closing without limitation. If a Claim Notice (as defined below) relating to any representation or warranty set forth in any of said Sections is given to the appropriate party on or prior to the expiration of the applicable survival period for such representation or warranty, then, notwithstanding anything to the contrary contained in this Section 8.1, such representation or warranty shall not expire, but rather shall remain in full force and effect until such time as any breach or alleged breach of such representation or warranty has been fully and finally resolved. For purposes of this Agreement, a “Claim Notice” relating to a particular representation or warranty shall be deemed to have been given if any Indemnitee, acting in good faith, delivers to the indemnifying party a written notice stating that such Indemnitee believes that there is or has been a possible breach of such representation or warranty and containing (i) a reasonably detailed description of the circumstances supporting such Indemnitee’s belief that there is or has been such a possible breach, and (ii) if reasonably determinable under the circumstances, a non-binding, preliminary estimate of the aggregate dollar amount of the actual Damages that have arisen as a result of such possible breach.

8.2          Indemnification by Conexant.

(a)           From and after the date of this Agreement, Conexant shall hold harmless and indemnify the Company Indemnitees and the Carlyle Indemnitees from and against, and shall compensate and reimburse the Company Indemnitees and the Carlyle Indemnitees for, any Damages that are suffered or incurred by the Company Indemnitees or the Carlyle Indemnitees (regardless of whether or not such Damages relate to any third-party claim) that arise from:

(i)            any breach of any of the representations or warranties made by Conexant in Section 2 of this Agreement or the failure of any such representations or warranties to be true and correct as of the Closing Date;

(ii)           any breach of or noncompliance with any covenant or obligation of Conexant contained in this Agreement or the Newport Fab Contribution Agreement;

(iii)         any Liability of Conexant or Newport Fab LLC other than the Assumed Liabilities;

(iv)          any Environmental Condition (or any Environmental Claim arising out of or relating to any Environmental Condition) relating to the Wafer Fabrication Operations or any of the Contributed Assets, or other operations, facilities, or assets of the Conexant Group Companies, which condition was in existence on, or arose, on or before the Closing Date, or that is attributable to the Wafer Fabrication Operations or the Contributed Assets on or before the Closing Date, including but not limited to, the scheduled items under Part 2.9 of the Conexant Disclosure Schedule; provided, however, that in the event that the Specialtysemi Group Companies shall be obligated to undertake the Decommission Plan as contemplated by Section 4.10, Conexant shall not be required to indemnify the Company Indemnitees or the Carlyle Indemnitees for any costs, fees or other liabilities incurred by the Specialtysemi Group Companies in connection with the Decommission Plan;

(v)            any Liability arising out of the Collective Bargaining Agreement other than any such Liability expressly included within the Assumed Liabilities;

(vi)          any Liability arising out of the Conexant Group Companies’ failure to comply with any bulk transfer Legal Requirement in connection with the transactions contemplated in this Agreement and the Newport Fab Contribution Agreement; or

(vii)         any Liability arising out of (a) the failure of the Retirement Plan to be qualified under the Code (other than any failure first arising or occurring after May 1, 2002); (b) the failure to prepare and distribute a summary plan description to participants and beneficiaries of the Retirement Plan who were entitled to receive such summary plan description prior to May 1, 2002; and (c) the failure of Conexant to tender any contribution to the Retirement Plan required to be paid or which accrue prior to May 1, 2002 pursuant to any applicable Legal Requirement. To the extent that, following the Closing, the Internal Revenue Service notifies the Company in writing that the Retirement Plan is not qualified under the Code (other than a failure first arising or occurring after May 1, 2002), (i) the Company shall, as soon as may be reasonably practical thereafter, remedy such failure or terminate the Retirement Plan and replace such Retirement Plan with one or more plans that are qualified under the Code and (ii) Conexant shall indemnify and hold harmless the Company Indemnitees and the Carlyle Indemnitees for any and all Damages incurred by the Company Indemnitees and the Carlyle Indemnitees arising out of or relating to the remedy of such failure of the Retirement Plan to be so qualified or the termination and replacement of the Retirement Plan contemplated by the foregoing clause (i) of this sentence.

(b)           Conexant shall not be required to make any indemnification payment pursuant to clause (i) of Section 8.2(a) (other than for breach of the Newport Fab LLC Representations) until such time as the total amount of all Damages (including the Damages arising from such breach and all other Damages arising from any other breaches of any representations or warranties) that have been suffered or incurred by the Company Indemnitees and the Carlyle Indemnitees exceeds $1,000,000, in which case the Company Indemnitees and the Carlyle Indemnitees shall be entitled to be indemnified against and compensated and reimbursed only for that portion of such Damages that exceed $1,000,000. The total amount of Damages which Conexant shall be obligated to pay to the Company Indemnitees or Carlyle Indemnitees pursuant to clause (i) of Section 8.2(a) of this Agreement (other than for any IP Representation Breach and other than for any breach of a Newport Fab LLC Representation) shall not exceed $10,000,000 in the aggregate, and the total amount of Damages which Conexant shall be obligated to pay to the Company Indemnitees or Carlyle Indemnitees for IP Representation Breaches (other than for breaches of the TSMC Representations and Warranties) shall not exceed $20,000,000 in the aggregate. The total amount of Damages which Conexant shall be obligated to pay to the Company Indemnitees or Carlyle Indemnitees pursuant to clause (i) of Section 8.2(a) (including for IP Representation Breaches) shall not exceed $20,000,000 in the aggregate (other than for breaches of the Newport Fab LLC Representations). Notwithstanding the foregoing, (i) in the event that any Company Indemnitees or Carlyle Indemnitees incur any Damages as a result of or relating to any breach of or any inaccuracy of any TSMC Representation or Warranty and (ii) such Company Indemnitees or Carlyle Indemnitees are not entitled to recover any portion of such Damages by reason of the limitations set forth in the immediately preceding sentence, the aggregate dollar amount of all Wafer Credits (as defined in the Long-Term Supply Agreement) provided for under the Long-Term Supply Agreement shall be reduced (but not by more than $20,000,000) by the amount of such Damages that the Company Indemnitees and Carlyle Indemnitees are not entitled to recover by reason of the limitations set forth in the immediately preceding sentence. The foregoing limitations shall in no way limit the ability of any Company Indemnitee or any Carlyle Indemnitee to recover for Damages pursuant to clauses (ii) through (vi) of Section 8.2(a) or for any breach of the Newport Fab LLC Representations.

8.3          Indemnification by the Company.

(a)           From and after the date of this Agreement, the Company shall hold harmless and indemnify the Conexant Indemnitees and the Carlyle Indemnitees from and against, and shall compensate and reimburse the Conexant Indemnitees and the Carlyle Indemnitees for, any Damages that are suffered or incurred, directly or indirectly, by the Conexant Indemnitees or the Carlyle Indemnitees (regardless of whether or not such Damages relate to any third-party claim) that arise from:

(i)            any breach of any covenant or obligation of the Company contained in this Agreement;

(ii)           any failure on the part of the Specialtysemi Group Companies to guarantee, perform and discharge the Assumed Liabilities on a timely basis;

(iii)         any Environmental Condition (or any Environmental Claim arising out of or relating to any Environmental Condition) relating to the Wafer Fabrication Operations or any of the Contributed Assets, which condition arises after the Closing Date as a result of (A) a release, discharge or spill of Hazardous Materials by the Specialtysemi Group Companies following the Closing (or any Person present at the Newport Beach Fab Facility by invitation of the Specialtysemi Group Companies following the Closing), or (B) any of the Specialtysemi Group Companies’ negligent or unlawful conduct following the Closing; provided further, however, that the indemnification obligations set forth in this Section 8.3(a)(iii) shall in no way limit the right of the Company Indemnitees and the Carlyle Indemnitees to indemnification for breach of the representations set forth in Section 2.9; or

(iv)          any Liability arising out of the Collective Bargaining Agreement to the extent expressly included in the Assumed Liabilities.

8.4          Indemnification by Carlyle.

(a)           From and after the date of this Agreement, Carlyle shall hold harmless and indemnify the Company Indemnitees and the Conexant Indemnitees from and against, and shall compensate and reimburse the Company Indemnitees and the Conexant Indemnitees for, any Damages that are suffered or incurred, directly or indirectly, by the Company Indemnitees or the Conexant Indemnitees (regardless of whether or not such Damages relate to any third-party claim) that arise from:

(i)            any breach of any of the representations or warranties made by Carlyle in Section 3 of this Agreement or the failure of any such representations or warranties to be true and correct as of the Closing Date; or

(ii)           any breach of or noncompliance with any covenant or obligation of Carlyle contained in this Agreement.

(b)           Carlyle shall not be required to make any indemnification payment pursuant to clause (i) of Section 8.4(a) until such time as the total amount of all Damages (including the Damages arising from such breach and all other Damages arising from any other breaches of any representations or warranties) that have been suffered or incurred by any one or more of the Company Indemnitees or the Conexant Indemnitees exceeds $1,000,000. If the total amount of such Damages exceeds $1,000,000, the Company Indemnitees shall be entitled to be indemnified against and compensated and reimbursed only for that portion of such Damages that exceed $1,000,000. The total amount of Damages which Carlyle shall be obligated to pay to the Company Indemnitees pursuant clause (i) of Section 8.4(a) of this Agreement shall not exceed $10,000,000. The foregoing limitations shall in no way limit the ability of any Conexant Indemnitee or any Company Indemnitee to recover Damages pursuant to clause (ii) of Section 8.4(a).

8.5          Setoff.  The parties hereto agree that any payments required to be made by any party pursuant to this Section 8 shall be made without any withholding, deduction or set-off, and each party hereto agrees not to assert a right of set-off at common law or otherwise. All amounts paid with respect to indemnity claims under this Agreement, and amounts paid pursuant to Sections 1.4, 1.5, and 10.3 of this Agreement, shall be treated by the parties hereto for all Tax purposes as purchase price adjustments other than amounts paid pursuant to Sections 1.4 and 1.5, which are required to be treated as interest payments under the Code or the Treasury Regulations promulgated thereunder.

8.6          Defense of Third Party Claims. In the event of the assertion or commencement by any Person (other than any party hereto) of any claim or Proceeding (whether against the Company, Carlyle or Conexant, or against any other Indemnitee or against any other Person) with respect to which any party hereto may become obligated to indemnify, hold harmless, compensate or reimburse any Indemnitee pursuant to this Section 8, the Indemnitee shall have the right, at its election, to either (i) assume the defense of such claim at the Indemnitee’s sole expense, or (ii) designate the indemnifying party to assume the defense of such claim or Proceeding at the sole expense of the indemnifying party. If the Indemnitee so elects to designate the indemnifying party to assume the defense of any such claim or Proceeding:

(a)           the indemnifying party shall proceed to defend such claim or Proceeding in a diligent manner with counsel reasonably satisfactory to the Indemnitee;

(b)           the Indemnitee shall make available to the indemnifying party any non-privileged documents and materials in the possession of the Indemnitee that may be necessary to the defense of such claim or Proceeding;

(c)           the indemnifying party shall keep the Indemnitee informed of all material developments and events relating to such claim or Proceeding;

(d)           the Indemnitee (at its own expense) shall have the right to participate in the defense of such claim or Proceeding;

(e)           the indemnifying party shall not settle, adjust or compromise such claim or Proceeding without the prior written consent of the Indemnitee; and

(f)            the Indemnitee may at any time (notwithstanding the prior designation of the indemnifying party to assume the defense of such claim or Proceeding) assume the defense of such claim or Proceeding at its own expense.

If the Indemnitee does not elect to designate the indemnifying party to assume the defense of any such claim or Proceeding (or if, after initially designating the indemnifying party to assume such defense, the Indemnitee elects to assume such defense), the Indemnitee may proceed with the defense of such claim or Proceeding on its own. If the Indemnitee so proceeds with the defense of any such claim or Proceeding on its own:

(i)            all expenses relating to the defense of such claim or Proceeding (whether or not incurred by the Indemnitee) shall be borne and paid exclusively by the Indemnitee;

(ii)           the indemnifying party shall make available to the Indemnitee any documents and materials in the possession or control of either of the indemnifying party that may be necessary to the defense of such claim or Proceeding;

(iii)         the Indemnitee shall keep the indemnifying party informed of all material developments and events relating to such claim or Proceeding; and

(iv)          the Indemnitee shall have the right to settle, adjust or compromise such claim or Proceeding with the prior written consent of the indemnifying party; provided, however, that the indemnifying party shall not unreasonably withhold such consent. Such consent will not be considered to have been unreasonably withheld if the settlement, adjustment or compromise does not provide for a full release of the indemnifying party from any further claims with respect to the matter at issue.

The foregoing provisions of this Section 8.6 shall not apply to any claim or Proceeding subject to indemnification pursuant to Section 8.10.

8.7          Sole and Exclusive Remedy.  The indemnification rights set forth in this Section 8 shall be the sole and exclusive remedy of any party hereto following the Closing with respect to any claim directly or indirectly (whether in tort, at law or in equity) arising out of or resulting from this Agreement, and, except with respect to Sections 1.4 and 1.5, the dispute resolution procedures in Section 10.18 shall be the sole method by which to resolve any such claim.

8.8          Exercise of Remedies by Indemnitees other than Parties to this Agreement.

No Indemnitee (other than the parties to this Agreement or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless the respective party to this Agreement entitled to indemnification (or any successor thereto or assign thereof) shall have consented in writing to the assertion of such indemnification claim or the exercise of such other remedy.

8.9          Additional Procedures Relating to Environmental Claims.

(a)           Section 8.6 shall govern the procedures for indemnification of any Environmental Condition or Environmental Claim brought by a third party. With respect to any Environmental Claim for which a party seeks any indemnification pursuant to this Section 8, the Indemnitee shall be entitled to participate in the defense of such Environmental Claim pursuant to Section 8.6, and such participation shall include:  (i) receiving copies of all reports, work plans and analytical data submitted to governmental agencies, any other non-privileged documents and correspondence materially bearing on the Environmental Claim, and notices of material meetings; (ii) the opportunity to attend and participate in such material meetings; and (iii) the right of reasonable consultation with the indemnifying party.

(b)           With respect to any Environmental Condition or Environmental Claim brought by a third party for which the Indemnitee designates the indemnifying party to assume the defense pursuant to Section 8.6, the indemnifying party shall exercise its authority in good faith and in a responsible manner, and any activities conducted in connection therewith shall be undertaken promptly and concluded as expeditiously and as economically as practicable using commercially reasonable efforts, subject to the schedules and approvals required by the applicable Governmental Bodies. Any actions taken by the indemnifying party shall not unreasonably interfere with the operation of the Wafer Fabrication Operations. The parties agree to reasonably cooperate with one another in connection with addressing any Environmental Claim brought by a third party for which a party seeks any indemnification pursuant to Section 8. Either party may take such action as is reasonable under the circumstances to respond to an actual or threatened emergency or imminent endangerment situation arising from any Environmental Claim brought by a third party for which a party seeks any indemnification pursuant to Section 8.

(c)             With respect to any Environmental Claim for which Conexant seeks indemnification pursuant to Section 8.3(a)(iii) from the Company, and which is alleged to have resulted from the Company’s release, discharge or spill of any Hazardous Materials present in the soil or groundwater prior to the Closing Date, a rebuttable presumption shall exist that the Hazardous Materials involved in the Environmental Claim for which Conexant seeks indemnification were present in the soil or groundwater prior to the Closing Date. Such presumption shall be rebuttable by clear and convincing evidence.

8.10        Additional Indemnification by Conexant

(a)           In addition to the indemnification obligations of Conexant set forth in Section 8.2 and notwithstanding any disclosure set forth in the Conexant Disclosure Schedules, Conexant agrees to indemnify and hold harmless the Company Indemnitees from and against 60% of any and all royalties or similar payments that are actually paid by the Company or any of its Subsidiaries or their respective successors in interest arising out of any infringement, misappropriation or violation of any patents, patent applications or other rights (the “Licensed Rights”) licensed under or pursuant to that certain Agreement […***…]  as a result of or related to the manufacture, development, fabrication or sale of any SiGe Products, including, without limitation, any royalties or similar payments actually paid pursuant to any license or similar agreement entered into by the Company or any Subsidiary to avoid, settle or compromise any claim of, or satisfy any judgment, determination or finding of, infringement, misappropriation or violation (any such infringement, misappropriation or violation being referred to as a “Specified Infringement”) of any Licensed Rights as a result of the manufacture, development, fabrication or sale of SiGe Products by the Company or its Subsidiaries following Closing.

(b)           In the event of any assertion or commencement by any Person of any claim or Proceeding against the Company or any Subsidiary in respect of or relating to any Specified Infringement, the Company shall (i) notify Conexant in writing, (ii) have the right to defend such claim or Proceeding and (iii)  be entitled to settle, adjust or compromise such Proceeding (without the consent of Conexant). Any settlement of any such claim or Proceeding without the consent of Conexant shall not limit or impair the ability of the Company to recover the amounts specified in Section 8.10(a). Conexant shall reasonably cooperate with the Company in connection with the Company’s defense of such claim or Proceeding (at the cost and expense of Conexant) and shall provide to the Company such information as may be reasonably requested by the Company in connection with the defense of such claim or Proceeding; provided that such cooperation shall not require Conexant to defend any such claim or Proceeding.

(c)           Any amounts which the Company Indemnitees shall be entitled to recover from Conexant pursuant to Section 8.10(a) (the “Recovered Amounts”) shall be recovered by reducing any payments to be made by the Company pursuant to Section 1.5 by any Recovered Amounts, and such reduction in payments shall be the sole and exclusive source of payment of the indemnification obligations of Conexant pursuant to this Section 8.10(a).

9.             COVENANTS OF THE PARTIES AFTER THE CLOSING.

9.1          Access to Information.  In order to facilitate the resolution of any claims made against or incurred by any party following the Closing, for a period of seven years after the Closing, each of Conexant and the Specialtysemi Group Companies shall (i) retain all books, records, documents and other information pertaining to the Wafer Fabrication Operations, the Contributed Assets, the Assumed Liabilities, and the Excluded Liabilities, in a manner reasonably consistent with the standard industry practices or with GAAP, if applicable, and (ii) upon reasonable notice, afford the officers, employees, authorized agents, accountants, counsel and representatives of the other parties reasonable access (including the right to make photocopies at such other party’s expense) during normal business hours, to such books, records documents and other information.

9.2          Election Out of Installment Method.  Conexant may, in its sole discretion, choose to make the election described in Section 453(d) of the Code, with respect to the transactions contemplated hereby, provided that Conexant and the Company agree on the fair market value of the Company’s obligation to make payments to Conexant pursuant to Sections 1.4 and 1.5 of this Agreement.

9.3          Certain Agreements Concerning the Specified Excluded Assets. Following the Closing, Conexant shall provide to the Specialtysemi Group Companies, at no cost to the Specialtysemi Group Companies, complete, unfettered and exclusive use of and access to the assets listed on Schedule 1.1 (b) and the assets physically located on the floor plan attached to Schedule 1.1(b) (the “Specified Excluded Assets”) which shall include the right to repair and maintain the Specified Excluded Assets. At all times following the Closing, the Company shall maintain the Specified Excluded Assets to the extent and in the manner determined by the Specialtysemi Group Companies. Conexant agrees that at all times prior and subsequent to the Closing, Conexant will not (i) remove any of the Specified Excluded Assets from their current location or (ii) sell, transfer, convey or encumber any interest in any of the Specified Excluded Assets. The Specialtysemi Group Companies shall have no liability to pay any amount to

Conexant in respect of the use of and access to the Specified Excluded Assets provided pursuant to this Section 9.3.

10.          MISCELLANEOUS PROVISIONS.

10.1        Publicity.  Without limiting the generality of anything contained in Section 4.7, each party to this Agreement shall ensure that, on and at all times after the Closing Date: (a) no press release or other publicity concerning any of the Transactions is issued or otherwise disseminated by or on behalf of such party without the other party’s prior written consent; (b) such party shall continue to keep the terms of this Agreement and the other Transactional Agreements strictly confidential; and (c) such party shall keep strictly confidential, and shall not use or disclose to any other Person (other than a Representative or investor of the disclosing party), any non-public document or other non-public information that relates directly or indirectly to the business of the Company. Notwithstanding the provisions of Section 4.7 or this Section 10.1, any party to this Agreement shall be permitted to disclose the terms of the Agreement in order to comply with applicable laws or regulations (such as disclosure to the United States Securities and Exchange Commission or to their foreign equivalents), or to comply with a court or administrative order, provided that the other parties hereto receives prior written notice of such disclosure and that the disclosing party takes all reasonable and lawful actions to obtain confidential treatment for such disclosure and, if possible, to minimize the extent of such disclosure.

10.2        Further Assurances.    Each party hereto shall execute and/or cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the Transactions.

10.3        Fees and Expenses.

(a)           Each party to this Agreement shall bear and pay all fees, costs and expenses (including all legal fees and expenses) that have been incurred or that are in the future incurred by, on behalf of or for the benefit of such party in connection with:  (i) the negotiation, preparation and review of any letter of intent or similar document relating to any of the Transactions; (ii) the investigation and review conducted by such party and its Representatives with respect to the Transactions; (iii) the negotiation, preparation and review of this Agreement, the other Transactional Agreements and all bills of sale, assignments, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the Transactions; (iv) the preparation and submission of any filing or notice required to be made or given in connection with any of the Transactions, and the obtaining of any Consent required to be obtained in connection with any of the Transactions; and (v) the consummation and performance of the Transactions; provided however, that, if the Closing shall occur, then the Company shall pay (i) to Carlyle an amount equal to the total amount of all fees, costs and expenses incurred by Carlyle (including without limitation all accounting, legal, environmental consulting, financial and investment banking fees, costs and expenses) in connection with the Transactions up to a maximum of $4,500,000 (which amount shall include the transaction fees payable to Carlyle pursuant to Section 3(b) of the Carlyle Management Services Agreement), and (ii) to Conexant an amount equal to the total amount of all outside legal fees, costs and expenses incurred by Conexant in connection with the Transactions. Any payments required to be made by the Company to Carlyle or Conexant pursuant to the preceding sentence shall be made by wire transfer of immediately available funds to the relevant party within five (5) business days of the receipt by the Company from time to time of one or more invoices from Carlyle or Conexant, as applicable, reflecting such fees, costs and expenses.

10.4        Attorneys’ Fees.  If any legal action or other legal proceeding relating to any of the Transactional Agreements or the enforcement of any provision of any of the Transactional Agreements is brought against any party to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

10.5        Notices.    Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

if to Conexant:

Conexant Systems, Inc.

4311 Jamboree Road

Newport Beach, CA  92660

Attn:  General Counsel

Facsimile:  (949) 483-9576

with a copy to:

Cooley Godward LLP

4401 Eastgate Mall

San Diego, CA  92121

Attn:  Carl R. Sanchez, Esq.

Facsimile:  (858) 550-6420

if to the Company or Carlyle:

Carlyle Capital Investors, L.L.C.

c/o The Carlyle Group

101 S. Tryon Street, 25th Floor

Charlotte, N.C., 28280

Attn:  Claudius E. Watts, IV

Facsimile:  (704) 632-0299

with a copy to:

Latham & Watkins

555 11th Street N.W., Ste 1000

Washington, D.C., 20004-1304

Attn:       Raymond B. Grochowski, Esq.

Facsimile:  (202) 637-2201

10.6        Time of the Essence. Time is of the essence of this Agreement.

10.7        Headings.  The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

10.8        Governing Law.  This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Delaware (without giving effect to principles of conflicts of laws).

10.9        Successors and Assigns; Parties in Interest.

(a)           This Agreement shall be binding upon and inure to the benefit of the Company; Conexant; and Carlyle, and the respective successors and assigns (if any) of the foregoing.

(b)           No party to this Agreement shall be permitted to assign any of his or its rights or delegate any of his or its obligations under this Agreement without the prior written consent of the other parties; except that (i) Carlyle may, without such consent, assign all such rights to any Affiliate controlling Carlyle or to any Person providing financing to the Company as collateral security for such financing provided that no such assignment shall relieve the Company or Carlyle from any of their respective obligations hereunder, (ii) Conexant may, without such consent, assign all such rights to any Affiliate controlling Conexant, and (iii) following the Closing, any party may, without such consent, assign all such rights to any Person who acquires, directly or indirectly, all or any substantial portion of the assets or securities of such Person.

(c)           None of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties to this Agreement and their respective successors and assigns (if any). Without limiting the generality of the foregoing, (i) no employee of Conexant shall have any rights under this Agreement or under any of the other Transactional Agreements (other than the Employment Agreements), and (ii) no creditor of Conexant, Carlyle or the Company shall have any rights under this Agreement or any of the other Transactional Agreements.

10.10      Remedies Cumulative; Specific Performance.  The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties hereto agree that: (a) in the event of any breach or threatened breach by any party of any covenant, obligation, or other provision of this Agreement applicable to such party, the other parties shall be entitled (in addition to any other remedy that may be available) to (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (ii) an injunction restraining such breach or threatened breach; and (b) neither such other parties nor any other Indemnitee shall be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or Proceeding.

10.11      Waiver.

(a)           No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(b)           No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

10.12      Amendments.  This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Conexant and Carlyle. The Company expressly agrees, by the signature of its authorized representative on the signature page hereof, that no amendment shall require the consent or signature of the Company.

10.13      Severability .  In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

10.14      Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

10.15      Entire Agreement. This Agreement and the Transactional Agreements, together with all exhibits and schedules hereto and thereto, and that certain Non-Disclosure Agreement dated October 12, 2001 by and between Conexant and TC Group, LLC set forth the entire understanding of the parties relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.

10.16      Construction.

(a)           For purposes of this Agreement, whenever the context requires:  the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

(b)           The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c)           All monetary amounts referenced herein are denominated in United States Dollars.

(d)           As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(e)           Except as otherwise indicated, all references in this Agreement to “Sections” and “Exhibits” are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

10.17      No Implied Licenses.  Nothing in this Agreement is intended or shall be construed to grant to the Company, Carlyle or any other Person, by implication, estoppel or otherwise, any license under any Intellectual Property (other than the licenses granted pursuant to the License Agreements) owned by Conexant that is not included within the Contributed Assets.

10.18      Dispute Resolution; Arbitration.

(a)           The parties hereto will act in good faith and use commercially reasonable efforts to promptly resolve any claim, dispute, controversy or disagreement arising out of or relating to or in connection with this Agreement or the breach, termination or validity hereof (each a “Dispute”) between the parties or any of their respective Subsidiaries or affiliates under or related to this Agreement or any of the transactions contemplated hereby.

(b)           Upon the written request (a “Request”) of any party, the relevant parties shall commence good faith negotiations with the goal of resolving the Dispute on a mutually satisfactory basis. If the Dispute has not been resolved to the satisfaction of all relevant parties within fifteen (15) calendar days after the date on which the Request is delivered, the Dispute shall immediately be referred to senior officers of each relevant party. The senior officers of each party (e.g., chief executive officer and/or chief financial officer or senior or executive vice president) shall meet immediately, and in no case later than 30 calendar days after the date on which the Request is delivered, for a minimum of two business days with a mutually selected mediator and attempt in good faith to negotiate a resolution of the Dispute. If the parties are unable to resolve the Dispute within 35 calendar days after the date on which the Request is delivered, then any relevant party may submit the Dispute to arbitration as the exclusive means of resolving it in accordance with the procedures set forth in this Section.

(c)           Except as otherwise specified in this Section, any Dispute not resolved through the procedure set forth above shall be finally settled by arbitration in accordance with the Rules and Procedures of the American Arbitration Association (the “Arbitration Rules”), which are deemed to be incorporated by reference herein except as otherwise modified herein.

(d)           The arbitration situs shall be Wilmington, Delaware, and the laws of the State of Delaware shall be applied.

(e)           In the event of an arbitration involving two parties, there shall be one arbitrator who shall be jointly nominated by such parties. In the event of an arbitration involving more than two parties, there shall be three arbitrators who shall be jointly nominated by the parties. If the parties fail to so nominate the arbitrators within 30 days from the date when the Dispute is submitted to arbitration pursuant to this Section, at the request of any party, the arbitrator(s) shall be appointed in accordance with the Arbitration Rules.

(f)            The arbitration hearing shall commence no later than 30 days following the appointment of the sole arbitrator or after the appointment of the last of the three arbitrators, as the case may be, and the final award shall be rendered no later than 30 calendar days following the close of the hearing.

(g)           Consistent with the expedited nature of arbitration, each party will, upon the written request of the other party, provide the other with copies of documents relevant to the issue raised by any claim or counterclaim. Other discovery may be ordered by the panel to the extent the panel deems additional discovery relevant and appropriate, and any dispute regarding discovery, relevance or scope thereof, shall be determined by the panel, which determination shall be conclusive.

(h)           By agreeing to arbitration, the parties do not intend to deprive any court of its jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment, injunctive or other equitable relief or an order in aid of arbitration proceedings and the enforcement of any award. Without prejudice to such provisional remedies in aid of arbitration as may be available under the jurisdiction of a national court, the arbitral tribunal shall have full authority to grant provisional remedies and to award damages for the failure of any party to respect the arbitral tribunal’s orders to that effect.

(i)            The award shall be final and binding upon the parties, and shall be the sole and exclusive remedy between the parties regarding any claims, counterclaims, issues, or accounting presented to the arbitral tribunal in connection with the Dispute. Judgment upon any award may be entered in any court having competent jurisdiction thereof.

(j)            The costs of the arbitration shall be borne as determined in accordance with the Arbitration Rules; provided, however, that to the extent a party is non-prevailing or unsuccessful on a claim in an arbitration proceeding under this Section, as determined by the arbitrator(s), that party shall pay the prevailing or successful party’s costs and expenses incurred in connection with the arbitration of that Dispute, including attorneys’ fees and arbitration expenses, whether or not such Dispute is prosecuted to award or judgment.

(k)           Subject to the receipt of any applicable governmental approval, any monetary award shall be made and promptly payable in U.S. dollars if due in U.S. dollars, free of any deduction or offset, and the arbitral tribunal shall be authorized in its discretion to grant pre-award and post-award interest at commercial rates. The arbitral tribunal shall have the authority to award any remedy or relief proposed by the claimants or respondents pursuant to this Agreement, including without limitation, a declaratory judgment, specific performance of any obligation created under this Agreement or the issuance of an injunction.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

The parties to this Agreement have caused this Agreement to be executed and delivered as of the date first above written.

SPECIALTYSEMI, INC.,
a Delaware corporation

By:	\s\ Claudius E. Watts IV
	Name:	Claudius E. Watts IV
	Title:	President

CONEXANT SYSTEMS, INC.,
a Delaware corporation

By:	\s\ Dwight Decker
	Name:	Dwight Decker
	Title:	Chief Executive Officer

CARLYLE CAPITAL INVESTORS, L.L.C.
a Delaware limited liability company

By:	\s\ Claudius E. Watts IV
	Name:	Claudius E. Watts IV
	Title:	President

[SIGNATURE PAGE TO ASSET CONTRIBUTION AGREEMENT]

EXHIBIT A

CERTAIN DEFINITIONS

For purposes of the Agreement (including this Exhibit A):

“Affiliate” shall mean, with respect to any Entity, any other Entity controlled by, controlling, or under common control with such first Entity.

“Agreement” shall mean the Asset Contribution Agreement to which this Exhibit A is attached (including the Conexant Disclosure Schedule and the Carlyle Disclosure Schedule), as it may be amended from time to time.

“Assumed Liabilities” shall mean only the following Liabilities:

(i)            all Liabilities arising under or out of the Transferred Contracts (other than Liabilities arising out of breaches or violations by the Conexant Group Companies occurring prior to the Closing Date) for performance of or payments to be made under the Transferred Contracts that accrue in respect of events following the Closing Date; provided however, that any payment obligations arising under the Transferred Contracts for products or services received by the Conexant Group Companies prior to the Closing Date shall not be deemed an Assumed Liability, and Conexant shall remain liable for any such payments;

(ii)           all Liabilities arising, accruing or occurring under or out of that certain Labor Agreement, effective May 1, 1998 between Conexant and Local Union No. 2295 of the International Brotherhood of Electrical Workers (the “Collective Bargaining Agreement”) on or after June 1, 2002 to the extent provided in the Employee Matters Agreement;

(iii)         all Liabilities other than Excluded Liabilities arising on or after the Closing Date out of the ownership or use of the Contributed Assets or the conduct of the Wafer Fabrication Operations by the Specialtysemi Group Companies on or after the Closing Date;

(iv)          all Liabilities related to the capital expenditures and other acquisition commitments identified on Schedule 1.2(b)(v); and

(v)            all employment related liabilities set forth on Schedule 1.2(b)(ii).

“Carlyle Disclosure Schedule” shall mean the schedule of exceptions (dated as of the date of the Agreement), delivered by Carlyle, if any that is attached to the Agreement and incorporated in the Agreement by reference.

“Carlyle Indemnitees” shall mean the following Persons: (a) Carlyle; (b) Carlyle’s current and future Affiliates (other than the Company); (c) the respective Representatives of the Persons referred to in clauses (a) and (b) above; and (d) the respective successors and assigns of the Persons referred to in clauses (a) through (c) above.

“Carlyle Material Adverse Effect” shall mean any change in, or circumstances relating to, Carlyle that adversely affects Carlyle’s ability to contribute the cash to the Company pursuant to Section 1.2 of this Agreement.

“Class A Common Stock” shall mean the class of Common Stock of the Company that at all times, in the aggregate, carries at least 51% of the total equity voting power of the Company, regardless of the Percentage Interest represented thereby, and for which all other terms are identical to Class B Common Stock.

“Class B Common Stock” shall mean the class of Common Stock of the Company consisting of all Common Stock that is not Class A Common Stock, and that is subject to terms that are identical to Class A Common Stock except for aggregate voting percentage.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Common Stock” shall mean the common stock of the Company, par value $.001 per share, including all of the Class A Common Stock and the Class B Common Stock.

“Company Indemnitees” shall mean the following Persons: (a) the Company and Newport Fab LLC; (b) the Company’s current and future Affiliates (other than Carlyle or Conexant); (c) the respective Representatives of the Persons referred to in clauses (a) and (b) above; and (d) the respective successors and assigns of the Persons referred to in clauses (a) through (c) above.

“Conexant Disclosure Schedule” shall mean the schedule of exceptions (dated as of the date of the Agreement), delivered by Conexant, if any, a copy of which is attached to the Agreement and incorporated in the Agreement by reference.

“Conexant Group Companies” shall mean, collectively: (i) Conexant and (ii) at all times prior to the Closing, Newport Fab LLC.

“Conexant Indemnitees” shall mean the following Persons: (a) Conexant; (b) Conexant’s current and future Affiliates (other than the Company); (c) the respective Representatives of the Persons referred to in clauses (a) and (b) above; and (d) the respective successors and assigns of the Persons referred to in clauses (a) through (c) above.

“Conexant Material Adverse Effect” means any change, event, or circumstance that results in a material adverse effect or change in the Contributed Assets, Assumed Liabilities, or the results of operations, condition (financial or otherwise) or business of the Wafer Fabrication Operations; provided however, in no event shall any of the following, either individually or in combination, constitute a Conexant Material Adverse Effect: (i) changes in general business or economic conditions, (ii) any circumstance, change, or effect solely resulting from or arising out of, directly or indirectly, the fact that the Company or Carlyle (rather than another party) is a party to the transactions contemplated by any of the Transactional Agreements; (iii) any circumstance, change in or effect resulting solely from or arising out of, directly or indirectly, actions taken by Conexant that are specifically required by any of the Transactional Agreements to be taken (including any actions taken by Conexant to reduce fixed costs associated with the Wafer Fabrication Operations as contemplated by Section 4.1(b) of this Agreement); (iv) any failure by Conexant or the Wafer Fabrication Operations to meet internal projections of forecasts, or published revenue or earnings predictions for any period; and (v) any adverse change, occurrence, effect, state of facts or development solely attributable to the announcement or pendency of the Transactions (including cancellations or delays in customer orders, termination of employment by employees of the Wafer Fabrication Operations, disruption in supplier, distributor or partner relationships or any nongovernmental litigation).

“Consent” shall mean any approval, consent, ratification, permission, waiver or authorization of any Person (including any Governmental Authorization).

“Contract” shall mean any written agreement, contract, instrument, note, guaranty, indemnity, representation, warranty, deed, assignment, power of attorney, certificate, purchase order, work order, insurance policy, benefit plan or commitment of any nature.

“Contributed Assets” shall mean all right, title, and interest of the Conexant Group Companies in and to only the following assets and properties:

(i)            except as set forth on Schedule 1.1(a)(i)(1), all equipment, machinery, computers, tools, trade fixtures, improvements (including waste treatment and pollution control systems, raised floors, walls, HEPA filters, exhaust ductwork, gas and liquid lines, etc.) supplies, materials, furniture, and other tangible personal property used or held for use in the conduct of the Wafer Fabrication Operations and that are physically located within the blue shaded areas on the floor plan building schematics for Buildings 503 and 505 located at 4311 Jamboree Road, Newport Beach, California attached hereto as Schedule 1.1(a)(i)(2) (the “Identified WFO Property”), and all furniture, personal computers, calculators and other personal property used by or held for use by the Transferred Employees (the “Transferred Employees’ Property”);

(vi)          all equipment, machinery, computers, tools, fixtures, supplies, materials, furniture, and other tangible property related to the Wafer Fabrication Support Operations that are specifically listed on Schedule 1.1.(a)(ii) (together with the Identified WFO Property and the Transferred Employees’ Property, the “Tangible Personal Property”);

(vii)         the Inventory owned by the Conexant Group Companies as of the Closing Date (as defined in Section 1.7);

(viii)        the spare parts used in the Wafer Fabrication Operations and owned by the Conexant Group Companies as of the Closing Date;

(ix)          all contracts listed on Schedule 1.1(a)(v), including any purchase orders related to such contracts (the “Transferred Contracts”);

(x)           except as set forth on Schedule 1.1(a)(vi)(1) and except for any patent and patent applications not listed on Schedule 1.1(a)(vi)(1) that are primarily related to the Product Technology (collectively, the “Excluded Patent Rights”), the patent and patent applications set forth on Schedule 1.1(a)(vi)(2) and all other all patents, patent applications and worldwide patent rights to all invention disclosures (which invention disclosures have been submitted to Conexant in writing as of the date of the Closing) primarily related to the Process

Technology (collectively, the “Transferred Patents”). Notwithstanding the foregoing, the Excluded Patent Rights shall not include any patents, patent applications or disclosures set forth on Schedule 1.1(a)(vi)(2);

(xi)          the know-how, trade secrets and other intellectual property primarily related to the Process Technology, including, without limitation, the know how, trade secrets, and other intellectual property rights described on Schedule 1.1(a)(vii) (collectively, the “Transferred Know-How”);

(xii)         all Governmental Authorizations primarily relating to the operation of the Wafer Fabrication Operations, to the extent such Governmental Authorizations were transferred or are transferable by Conexant to Newport Fab LLC pursuant to the Newport Fab Contribution Agreement (the “Transferred Permits”);

(xiii)       All claims, causes of action and rights of set-off relating to any of the Contributed Assets other than claims, causes of action and rights of set-off for infringement, misappropriation or violation of the Transferred Intellectual Property that occurred prior to the Closing Date;

(xiv)        (a) all records and lists of Conexant Group Companies primarily relating to Wafer Fabrication Operations and the assets described in clauses (i) through (ix) of this definition of “Contributed Assets”, including without limitation all records and lists pertaining to all external customers and suppliers of and to the Wafer Fabrication Operations, (b) all product, business, and marketing plans of Conexant Group Companies primarily pertaining to the Wafer Fabricating Operations, (c) all books, ledgers, files, reports, plans, drawings, and operating records related primarily to the Wafer Fabrication Operations or the assets described in clauses (i) through (ix) of this definition of “Contributed Assets”, and (d) to the extent permitted by applicable Legal Requirements, personnel records for all Transferred Employees (collectively, the “Books and Records”); and

(xv)          all trusts, trust assets, trust accounts, reserves, insurance policies or other assets of the Conexant Systems, Inc. Retirement Plan for Hourly Employees (the “Retirement Plan”).

“Damages” shall mean any loss, damage, cost injury, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax or expense of any nature, including without limitation, reasonable fees and disbursements of counsel.

“Design Kits” shall mean the semiconductor design kits described on Exhibit J.

“Employment Agreements” shall mean those employment agreements to be entered into between the Company and the Key Employees.

“Encumbrance” shall mean any lien, pledge, hypothecation, mortgage, security interest, encumbrance, claim, lease, license, Order, imperfection of title, condition or restriction (including any restriction on the transfer of any asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“Entity” shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, cooperative, foundation, society, political party, union, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

“Environmental Claim” means any and all administrative, regulatory or judicial Proceeding, demands, claims, claims, liens, Encumbrance, notices of non-compliance or violation, investigations, consents, Orders or consent agreements relating in any way to any Environmental Law or any permit, approval or license under any Environmental Law (hereinafter “Claims”), including without limitation, (a) any and all Claims by Governmental Bodies for enforcement, cleanup, remediation or other actions or Damages pursuant to any Environmental Law, and (b) any and all Claims by any Person seeking Damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

“Environmental Condition” shall mean (a) a condition relating to or arising or resulting from a failure to comply with any applicable Environmental Law or any permit, approval or license under any Environmental Law or (b) any and all conditions, including soil, surface water and groundwater contamination, resulting from the handling or use of any Hazardous Material or the disposal, release or discharge of a Hazardous Material into the environment.

“Environmental Law” means any Legal Requirement, now or hereafter in effect and as amended, and any judicial, legislative or administrative interpretation thereof, including any judicial, legislative or administrative Order relating to the environment; the effect of Hazardous Materials on the environment or human safety or health; emissions, discharges or releases of Hazardous Materials into the environment, including without limitation into ambient air, surface water, groundwater or land; or otherwise relating to the handling of Hazardous Materials or the clean-up or other remediation of Hazardous Materials.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Excluded Liabilities” shall mean any Liabilities of the Conexant Group Companies, whether arising out of the Wafer Fabrication Operations or otherwise, including without limitation any liabilities related to or arising from employment, employee benefits and employee benefit plans, the ownership of the Contributed Assets, Taxes, compliance with Legal Requirements, or any breaches or violations under the Transferred Contracts, in each case, accruing, arising out of, or relating to events and occurrences prior to the Closing.

“Governmental Authorization” shall mean any permit, license, certificate, franchise, approval, consent, certification, designation, registration, qualification or authorization issued or granted by any Governmental Body.

“Governmental Body” shall mean any: (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction; (b) federal, state, local, municipal or foreign government (including any agency, department, bureau, division, court, or other administrative or judicial body thereof); or (c) governmental or quasi-governmental authority of any nature.

“Hazardous Material” shall mean: (a) any petroleum, waste oil, crude oil, asbestos, urea formaldehyde or polychlorinated biphenyl; (b) any waste, gas or other substance or material that is explosive or radioactive; (c) any “hazardous substance,” “pollutant,” “contaminant,” “hazardous waste,” “regulated substance,” “hazardous chemical,” “toxic chemical” or “toxic substance” as designated, listed or defined (whether expressly or by reference) in any statute, regulation or other Legal Requirement (including the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. and any other so-called “superfund” or “superlien” law, the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., and the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., and the respective regulations promulgated thereunder, or any analogous federal, state or local laws and regulations); (d) any other substance or material (regardless of physical form) or form of energy that is subject to any Legal Requirement which regulates or establishes standards of conduct in connection with, or which otherwise relates to, the protection of human health, plant life, animal life, natural resources, property or the enjoyment of life or property from the presence in the environment of any solid, liquid, gas, odor, noise or form of energy; and (e) any compound, mixture, solution, product or other substance or material that contains any substance or material referred to in clause “(a),” “(b),” “(c),” or “(d)” above.

“Indemnitee” shall mean any of the Conexant Indemnitees, the Carlyle Indemnitees or the Company Indemnitees.

“Independent Accounting Firm” shall mean a nationally recognized public accounting firm that is not then engaged by Conexant, Carlyle or the Company.

“Intellectual Property” shall mean any and all worldwide (a) rights associated with works of authorship, including copyrights, moral rights, and mask works; (b) trademark and trade name rights and similar rights; (c) trade secret rights; (d) patents and patent rights; (e) other proprietary rights in know-how, inventions, ideas, algorithms, formula, methods, processes, techniques, proprietary information, software, semiconductor devices, and other types of technology; and (f) all registrations, applications, renewals, extensions, combinations, divisions, or reissues of the foregoing.

“Inventory” shall mean those items of raw materials and work-in-process used to manufacture semiconductor wafers at the Newport Beach Fab Facility or otherwise related to the Wafer Fabrication Operations.

“IP Representation Breach” shall mean a breach of the representation and warranties set forth in Section 2.5 hereof or the failure of the representations and warranties set forth in Section 2.5 to be true and correct as of the Closing Date.

“Specialtysemi Group Companies” shall mean, collectively: (i) the Company and (ii) at all times subsequent to the Closing, Newport Fab LLC.

“Knowledge” shall mean the actual knowledge of Daniel Yannuzzi, Dennis O’Reilly, Sam Talpalatsky, Paul Kempf, Jean Hu, Shu Li, Mark Becker, Steve Lin, Scott Silcock, Theodore Chu, or Rick Bluth.

“Legal Requirement” shall mean any federal, state, foreign, local or municipal law, statute, legislation, constitution, ordinance, code, edict, rule, regulation, ruling, directive, pronouncement, or interpretation issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Body.

“Liability” shall mean any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability).

“Licensed Intellectual Property” shall mean all Intellectual Property and all rights to any Intellectual Property licensed to the Company pursuant to the License Agreements.

“Long Term Supply Agreement” shall mean that certain Long Term Supply Agreement by and between the Company and Conexant in the form attached hereto as Exhibit D.

“Membership Interests” shall mean all membership and any other ownership interests in Newport Fab LLC

“Newport Beach Fab Facility” shall mean Conexant’s semiconductor wafer manufacturing facility located in buildings 501, 503 and 505 at 4311 Jamboree Road, Newport Beach, California, together with any other real property used in the Wafer Fabrication Operations.

“Newport Fab Contribution” shall mean the consummation of the contribution of the Contributed Assets to, and assumption of the Assumed Liabilities by, Newport Fab LLC, as contemplated by the Newport Fab Contribution Agreement.

“Newport Fab Contribution Agreement” shall mean the Newport Fab LLC Contribution Agreement dated as of the date hereof by and between Conexant and Newport Fab LLC.

“Newport Fab LLC Representations” shall mean the representations and warranties set forth in Sections 2.20 through 2.25 hereof.

“Order” shall mean any order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, subpoena, writ or award issued, made, entered, rendered or otherwise put into effect by or under the authority of any Governmental Body or any arbitrator or arbitration panel.

“Permitted Encumbrance” shall mean (i) any Encumbrance for Taxes not yet due and payable or which are being contested in good faith through appropriate proceedings for which adequate reserves have been established in accordance with GAAP on the financial statements, (ii) any Encumbrance with respect to leased equipment that exists under the express terms of any equipment lease included in the Contributed Assets, and (iii) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet due and payable or which are being contested in good faith through appropriate proceedings for which adequate reserves have been established in accordance with GAAP on the financial statements.

“Person” shall mean any individual, Entity or Governmental Body.

“Pre-Closing Tax Period” shall mean all taxable periods ending prior to the Closing Date and the portion ending on the Closing Date of any taxable period that includes but does not end on the Closing Date.

“Proceeding” shall mean any action, suit, litigation, arbitration, or investigation (including any civil, criminal or administrative) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or any arbitrator or arbitration panel.

“Process Technology” shall mean: (a) a non-device-specific step or sequence of steps carried out in the Newport Beach Fab Facility used to fabricate wafers, including, without limitation, technology relating to (i) the use, development or application of new materials in building devices, such as conductors, dielectrics, semiconductors, organics, or inorganics; (ii) the process of materials deposition (either fixed or sacrificial) by CVD, PVD, APCVD, or ALCVD; (iii) transformation of materials, including thermal treatment, chemical or plasma exposure, and implantation; (iv) the patterning of materials using organic or inorganic masking layers including multi-stacked materials and various chemistries or plasmas; (v) the removal of materials, whether partially or completely, by dry etch, plasma etch or wet etch or (vi) the cleaning of the wafer to remove unwanted materials by wet cleans, dry cleans, and plasma cleans; (b) an improvement or new design of the manufacturing tools used in the Newport Beach Fab Facility to enhance throughput and yield; and (c) layout optimization carried out in the Newport Beach Fab Facility to enhance yield and performance by design for manufacturing rules, optical proximity correction, and other photo techniques. Notwithstanding the foregoing, Process Technology shall not include either Product Technology or technology specifically relating to the GaAs processes used in Conexant’s Newbury Park fabrication facility.

“Product Technology” shall mean (a) the design, structure, architecture and layout of semiconductor devices or components thereof (such as, for example, “IP cores” (as such term is commonly understood in the semiconductor industry) and individual circuits or circuit elements); (b) software or firmware embedded in or used in conjunction with a semiconductor device; (c) combinations of semiconductor devices and the design or layout of such combinations; (d) semiconductor packaging technology; (e) algorithms, functions, methods, and processes performed by or embodied in semiconductor devices, components or combinations thereof, or software or firmware embedded therein or used in conjunction therewith; and (f) products designed, developed, implemented, marketed or sold (in the past, present or future) by Conexant’s product line businesses, including the broadband business, Mindspeed business, wireless business and personal imaging business.

“Representatives” shall mean officers, directors, employees, shareholders, agents, attorneys, accountants, advisors and representatives.

“Subsidiary” shall mean, in respect of any Person, any Entity of which the majority of each class of Voting Stock (as defined in the Stockholders Agreement) or other voting equity and the majority of each other class of Capital Stock (as defined in the Stockholders Agreement) is owned by either (a) such Person or (b) another Subsidiary of such Person.

“TSMC Representations” means the representations and warranties set forth in Sections 2.5(l), 2.5(m), and 2.5(n).

“Tax” shall mean any tax (including any income tax, franchise tax, capital gains tax, estimated tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, occupation tax, inventory tax, occupancy tax, withholding tax or payroll tax), levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), that is, has been or may in the future be (a) imposed, assessed or collected by or under the authority of any Governmental Body, or (b) payable pursuant to any tax-sharing agreement or similar Contract.

“Tax Return” shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Transactional Agreements” shall mean: (a) the Agreement; (b) the Stockholder Agreement; (c) the License Agreements; (d) the Employee Matters Agreement; (e) the Long Term Supply Agreement; (f) the Real Property Lease Agreements; (g) the Assignment and Assumption Agreement; (h) the Registration Rights Agreement; (i) the Transition Services Agreement; (j) the IT Services Agreement, (k) the Conexant and Carlyle Management Services Agreements, (l) the Management Rights Agreements, and (m) the Warrant.

“Transactions” shall mean (a) the execution and delivery of the respective Transactional Agreements, and (b) all of the transactions contemplated by the respective Transactional Agreements, including: (i) the contribution of the Membership Interests by Conexant and the contribution of cash by Carlyle to the Company in accordance with the Agreement; (ii) the guarantee of the Assumed Liabilities by the Company pursuant to the Assignment and Assumption Agreement; (iii) the performance by the Company, Conexant and Carlyle of their respective obligations under the Transactional Agreements; and (iv) the exercise by the Company, Conexant and Carlyle of their respective rights under the Transactional Agreements.

“Transferred Employees” shall mean those employees of the Conexant Group Companies who become employees of the Specialtysemi Group Companies after the Closing.

“Transferred Intellectual Property” shall mean collectively the Transferred Patents and the Transferred Know-How.

i

LIST OF EXHIBITS

Exhibit A	Certain Definitions
Exhibit B	Stockholder Agreement
Exhibit C	Registration Rights Agreement
Exhibit D	Long-Term Supply Agreement
Exhibit E	Employee Matters Agreement
Exhibit F	Carlyle Management Services Agreement
Exhibit G	Carlyle Management Rights Agreements
Exhibit H	Conexant Management Services Agreements
Exhibit I	Conexant Management Rights Agreement
Exhibit J	Design Kits

DISCLOSURE SCHEDULE

to

CONTRIBUTION AGREEMENT

Dated as of February 23, 2002

by and among

SPECIALTYSEMI, INC., CONEXANT SYSTEMS, INC., and CARLYLE CAPITAL
INVESTORS, L.L.C.

This disclosure schedule (“Disclosure Schedule”) is being furnished by Conexant Systems, Inc. (“Conexant”) to Specialtysemi, Inc. (the “Company”) and Carlyle Capital Investors L.L.C. (“Carlyle”) in connection with the execution and delivery of that certain Contribution Agreement dated as of February 23, 2002 by and among Conexant, the Company and Carlyle (the “Agreement”). Unless the context otherwise requires, all capitalized terms used in this Disclosure Schedule shall have the respective meanings assigned to them in the Agreement.

No reference to or disclosure of any item or other matter in this Disclosure Schedule shall be construed as an admission or indication that such item or other matter is material or that such item or other matter is required to be referred to or disclosed in this Disclosure Schedule. No disclosure in this Disclosure Schedule relating to any possible breach or violation of any agreement, law or regulation shall be construed as an admission or indication that any such breach or violation exists or has actually occurred.

This Disclosure Schedule and the information and disclosures contained in this Disclosure Schedule are intended only to qualify and limit the representations, warranties and covenants of Conexant contained in the Agreement and shall not be deemed to expand in any way the scope or effect of any such representation, warranties or covenants.

The bold-faced headings contained in this Disclosure Schedule are included for convenience only, and are not intended to limit the effect of the disclosures contained in this Disclosure Schedule or to expand the scope of the information required to be disclosed in this Disclosure Schedule.

2

SCHEDULE 1.1(a)(i)(1)

EXCLUDED ASSETS

See attached spreadsheet titled Excluded Asset Summary.

Schedule 1.1(a)(i)(1)

Newport Beach Wafer Fab

Excluded Detailed Asset Listing (Probe Floor Only)

Co	CC	Cost Cent	Hyperion C	Asset No.	Location	Class	Class Des.	Asset Description	Cap Date	Curr.net bk.val
[…***…]

4

SCHEDULE 1.1(a)(i)(2)

MAP

See attached map.

5

[Map]

SCHEDULE 1.1(a)(ii)

TANGIBLE PERSONAL PROPERTY

See attached spreadsheet titled Tangible Personal Property.

Newport Beach Wafer Fab

Assets Located Outside of El Capitan (503) and the Pad (505)

Co.	CC	Asset No.	Location	Class	Class Description	Asset Description	Cap. Date
[…***… 4 pages omitted]

SCHEDULE 1.1(a)(v)

Document	Parties	Date
Surplus Material Sales Agreement	[...***...] Conexant Systems, Inc. (“Consignor”)	11/27/01 (Effective Date)

Bulk Gas Purchase Agreement (P.O. No. C2CJ-737000) (as amended) Purchase Order No. NB 18420404 Purchase Order No. NB18420232	[...***...] Rockwell International Corporation (“Buyer”)	8/27/91 (Effective 1/24/92) Letter Am. No. 1 10/19/98 P.O. #NB 18420404 10/31/00 P.O. #NB 18420232 10/31/00

Support Services Agreement (as amended) Purchase Order No. NB363182, Change Order #3	[...***...] Conexant Systems, Inc. (“Buyer”)	11/5/98 Letter Am. 2/4/99 Purchase Order 10/10/00

Nitrogen/Oxygen Supply Agreement No. BN98140030 (as amended) Purchase Order #NB98140030 Purchase Order #NB98140030, Change Order # 1	[...***...] Conexant Systems, Inc. (“Buyer”)	12/01/98 Am. No. 19/17/00 P.O. #NB 98140030 12/1/98 P.O. #NB 98140030, Change Order # 1: 9/17/00

Specialty Gas Supply Agreement	[...***...] Conexant Systems, Inc. (“Buyer”)	1/15/01

Document	Parties	Date
Bailment Agreement No. E200400016 (Attachment 3 to P.O. NB08330111) Purchase Order No. NB08330111	[...***...] Conexant Systems, Inc. (“Bailee”)	3/2/00 Purchase Order 2/29/00

License to Purchase and Use the Electraclean Cleaning Solution	[...***...] Conexant Systems, Inc. (“Conexant”)	7/27/00

Commercial Terms Agreement No. C203124 Purchase Order #NB28650030 Purchase Order #NB28600001	[...***...] Conexant Systems, Inc. (“Buyer”)	11/1/01 (Effective Date) P.O. #NB 28650030 10/16/01 P.O. #NB 28600001 10/6/01

Total Parts Management Agreement	[...***...] Conexant Systems, Inc. (“Buyer”)	5/24/00

Purchase Order No. NB 18240007	[...***...] Conexant Systems, Inc. (“Buyer”)	Change Order #1 7/13/01

Conexant/[...***...] Master Business Agreement Revision A.1	[...***...] Conexant Systems, Inc. (“Conexant”)	10/17/00

Service and Maintenance Agreement Purchase Order # NB 18600047	[...***...] Conexant Systems, Inc. (“Buyer”)	10/10/01 Purchase Order 10/02/01

Purchase Order #NB98240013	[...***...] Conexant Systems, Inc.	12/8/98

Purchase Order # NB98240013, Change Order #6	[...***...] Conexant Systems, Inc.	10/10/01

Document	Parties	Date
Purchase Order #NB28600006 Quotation #3715E	[...***...] Conexant Systems, Inc. (“Conexant”)	10/10/01 Quotation 9/26/01

[...***...] and Conexant Systems, Inc. Maintenance Agreement Purchase Order # NB 18600046	Conexant Systems, Inc. (“Conexant”)	10/10/01 Purchase Order 9/28/01

Support Services Agreement Purchase Order # NB07140159, Change Order # 1	[...***...] Conexant Systems (“Buyer”)	10/1/99 Purchase Order 12/16/99

Support Services Agreement Service Contract Agreement (Quotation No. 112098-TRK ROCKSERCON)	[...***...] Rockwell Semiconductor Systems (Conexant Systems, Inc.) (“Buyer”)	1/11/99 Service Contract 11/20/98

Purchase Order # NB28600050	[...***...] Conexant Systems, Inc. (“Customer”)	10/02/01

Support Services Agreement	[...***...] Rockwell Semiconductor Systems (“Buyer”)	12/9/98

Purchase Order #NB98000503 Support Services Agreement No. NB98000503 (Attach 1 to P.O. #NB98000503) Firm Fixed-Price Commercial Terms and Conditions (Attach 2 to P.O. #NB9800503)	[...***...] Conexant Systems, Inc. (“Buyer”)	7/8/99 Support Services Agreement 7/1/99

Document	Parties	Date
Purchase Order NB08240014, Change Order #2	[...***...] Conexant Systems, Inc. (“Buyer”)	5/30/01

Master Lease Agreement (as amended) Interim Equipment Schedule No. 1 Electronic Test Equipment Schedule No. 1 Amendment to Schedule No. 1 Certificate of Acceptance	[...***...] Conexant Systems, Inc. (“Lessee”)	3/3/00 Interim Equipment Schedule 7/25/00 Electronic Test & Equipment Schedule 7/25/00 Am. to Schedule # 1 12/19/00 Acceptance Certificate 12/19/00

Household Goods Agreement for United States and Canada No. 8209-94 (as amended)	[...***...] Rockwell International Corporation (“Shipper”)	2/26/94 Am. No. 2 2/26/96 Am. No. 3 3/15/96

Software License Agreement	[...***...]	Not executed

Purchase Order #NB98240015, Change Order # 1	[...***...] Conexant Systems, Inc. (“Buyer”)	11/7/00

Purchase Order #NB98320081	[...***...] Conexant Systems, Inc.	6/22/99

Purchase Order #NB28660105 Firm Fixed-Price Commercial Terms and Conditions (Attach. 1)	[...***...] Conexant Systems, Inc. (“Buyer”)	12/5/01

Purchase Order No. NBO8500470	[...***...] Conexant Systems, Inc. (“Buyer”)	5/25/00

Document	Parties	Date
Standard Non-Disclosure Agreement Confidential Information Transmittal Record Support Services Agreement	[...***...] Conexant Systems, Inc. [...***...]	12/14/99 12/14/99 9/20/01

Support Services Agreement No. NB98240087 Purchase Order #NB98240087 Purchase Order #NB98240087, Change Order #6	[...***...] Conexant Systems, Inc. (“Buyer”)	4/6/99 P.O. #NB 98240087 4/6/99 P.O. #NB 98240087, Change Order #6: 5/7/01

Purchase Order #NB28600019	[...***...] Conexant Systems, Inc. (“Buyer”)	10/24/01

Purchase Order #NB8660073	[...***...] Conexant Systems, Inc.	11/12/01

Quotation # 9496- RI regarding renewal of [...***...] Software Support Contract	[...***...] Conexant Systems	9/28/01

Field Service Maintenance Support Agreement (“FSMS Agreement’) Framework Order No. NBF9800013 Quotation # CS-3629	[...***...] Conexant Systems, Inc. (“Buyer”)	9/6/01 Framework Order 9/28/01

Purchase Order #NB 18600048	[...***...] Conexant Systems, Inc. (“Conexant”)	10/2/01

Document	Parties	Date
Memorandum of. Understanding No. 2001-01927	[...***...] Conexant Systems, Inc. (“Buyer”)	9/6/01 Framework Order 9/28/01

Purchase Order #NB18200399	[...***...] Conexant Systems, Inc.	2/19/01

Process Development and Evaluation Agreement No. 2001-00809	[...***...] Conexant Systems, Inc. (“Conexant”)	1/31/01

Purchase Order #NB 18600045, Change Order # 1 Service Quotation #SC-1700, Rev. B Service Contract Service Quotation #SC-1699	[...***...] Conexant Systems, Inc. (“Buyer”)	10/09/01 Quotation #SC-1700, Rev. B Service Contract 9/14/01 Quotation #SC-1699 9/14/01

Purchase Order NB98240021, Change Order # 5	[...***...] Conexant Systems, Inc. (“Buyer”)	6/29/01

Purchase Order N1308330052, Change Order #1	[...***...] Conexant Systems, Inc. (“Buyer”)	12/6/99

Equipment Lease Agreement Purchase Order #NB28600049	[...***...] Conexant Systems, Inc. (“Lessee”)	9/28/01 Purchase Order 10/2/01

Strategic Technology Alliance and Exclusive Supply Agreement	[...***...] Conexant Systems, Inc. (“Conexant”)	8/22/01 (Effective Date)

Asset Purchase Agreement	[...***...] Conexant Systems, Inc. (“Conexant”)	8/7/01

Document	Parties	Date
Conexant Laundry Service Agreement (Revision 1/24/00) Purchase Order #NB07140350	[...***...] Conexant Systems, Inc.	1/24/00 Purchase Order 3/31/00

Wafer Qualification and Purchase Agreement No. 2001-01182	[...***...] Conexant Systems, Inc. (“Conexant”)	6/5/01

Wafer Purchase Agreement	[...***...] Conexant Systems, Inc. (“Conexant”)	8/24/01 (Effective Date)

License Agreement (Attach No. I to P.O. NB98060016) Purchase Order No. NB98060016	[...***...] Rockwell Semiconductor Systems, Inc. (“Rockwell”) [...***...] Conexant Systems, Inc. (“Buyer”)	10/30/98 Purchase Order 10/20/98

Funds-In Agreement No. SNL-00FI-0170120 (as amended) Purchase Order #NB08320092	[...***...] Conexant, Inc. (“Sponsor”)	6/2/00 Am. No. 1 12/19/00 Am. No. 2 3/30/01 Purchase Order 5/31/00

Conexant Systems, Inc. [...***...] Rental Contract No. NP08140087 (Attach No. 1 to Contract No. NB 18392083) [...***...] Letter Proposal	[...***...] Conexant Systems, Inc. (“Conexant”)	5/1/01 Letter 11/12/01

Amended and Restated [...***...] Participation Agreement	[...***...] Conexant Systems, Inc. (“Member”)	3/25/99

Document	Parties	Date
Joint Development and License Agreement	[...***...] Conexant Systems, Inc. (“Conexant”)	6/27/99

Joint Development and License Agreement	[...***...] Conexant Systems, Inc. (“Conexant”)	1/10/00

System Integration Services Agreement	[...***...] Conexant Systems, Inc. (“Conexant”)	9/17/99

Standard Non-Disclosure Agreement No. 00SNDA0111 (Exhibit H to Sale and Purchase Agreement dated 9/1/01) Confidential Information Transmittal Record (“CITR”)	[...***...] Conexant Systems, Inc.	11/1/99

Sale and Purchase Agreement	[...***...] Conexant Systems, Inc. (“Buyer”)	9/1/01

Purchase Order #NB98240023, Change Order #10	[...***...] Conexant Systems, Inc. (“Buyer”)	5/22/01

[...***...] Conexant Consignment Inventory Agreement	[...***...] Conexant Systems	8/28/00

Document		Parties	Date
Conexant Systems Purchasing Agreement		[...***...] Conexant Systems, Inc. (“Buyer”)	Revised 11/1/01 Amended 12/4/01 P.O.s #NB 18420315, 316, 321 10/18/00 P.O.s #NB 18420033, 314, 317, 318, 319, 142, 143, 144, 322 10/17/00
P.O. P.O. P.O. P.O. P.O. P.O. P.O. P.O. P.O. P.O. P.O.	#NB18420315 #NB1842031 #NB18420321 #NB18420033 #NB18420314 #NB18420317 #NB18420318 #NB18420319 #NB18420142 #NB18420143 #NB18420144
P.O.	#NB 18420322

[...***...] Letter and Rate Sheet		[...***...]	Undated

[...***...] Software Site License and Support Agreement		[...***...] Conexant Systems, Inc. (“Licensee”)	9/29/00

End User Software License Agreement		[...***...]	Unexecuted; undated

Products Supply and Services Agreement		[...***...] Rockwell Semiconductor Systems	9/13/96

Support Services Agreement		[...***...] Conexant Systems, Inc.	Undated

Document	Parties	Date
Purchase Order #NB18190460 Purchase Order #NB08260733 Purchase Order #NB18560512 Purchase Agreement Support Services Agreement	[...***...] Conexant Systems, Inc.	6/26/01 3/28/00 3/6/01 5/18/01 3/8/01

Member Confidential Information Agreement	[...***...] Conexant Systems, Inc.	5/21/01

SCHEDULE 1.1(a)(vi)(1)

Schedule 1.1(a)(vi)(1)

Mindspeed Exclusions

Docket ID	Short Title	Grant No.	Grant Date
[…***… 14 pages omitted]

Schedule 1.1(a)(vi)(1)

CMOS Imager Exclusions

CMOS Imager Patents, Applications and Disclosures

Docket No.	Patent No./Serial No.	Filing Issue Date	Title
[…***… 9 pages omitted]

Schedule 1.1(a)(vi)(1)

LeaderCo Packing Exclusions

LeaderCo Packing Patents, Applications and Disclosures

Docket No.	PN/SN	Title
[…***… 3 pages omitted]

Schedule 1.1(a)(vi)(1)

LeaderCo Wireless Exclusions

LEADERCO PATENTS, APPLICATIONS AND DISCLOSURES

Case Number	App Title	Status	App. Number	Pat Number	Issue Date
[…***… 25 pages omitted]

SCHEDULE 1.1(a)(vi)(2)

PATENTS, APPLICATIONS AND DISCLOSURES BEING TRANSFERRED TO COMPANY

Schedule 1.1(a)(vi)(2)

Patents, Applications and Disclosures Being Transferred to Company

Docket Number	Serial #/ Patent #	Title	Inventory	Filing Date	Status
00CXT001T		Ultra-Low-K Materials and Fabrication for High Performance Ics	Bin Zhao; Maureen R. Brongo; QZ Liu		Unfiled – Assigned 11/22/99
00CXT0058T		Vapor Phase Doping as a Technique to Form Extrinsic Base and Base Contact	Pankaj N. Joshl		Innovation
00CXT0088T/	4698417	Production of Oxy-Metallo-Organic Polymer			Granted
00CXT0222T		Circuit/Layout Technique for Realizing a High Gain, Low Noise Gate Controlled Lateral PNP Bipolar Transistor in a Standard CMOS Process	Chih-Chelh King; Matloubian, Mishel; Sandeep D’Souza; Surya S Bhattacharya		Unfiled – On Hold 10/00.Assigned 4/6/00
00CXT0253T		Pad Aluminum Metal Fuses in Dual Damascene Copper Flow	Arjun KarRoy		Unfiled – On Hold 10/00.Assigned 5/31/00
00CXT0269TRCE	09/002,326	Damascene Metalization Process and Structure	Bin Zhao	1/2/1998	Licensed to Sematech
00CXT0271T	6309922	Method for Fabrication of On-Chip Inductors and Related Structure	Bin Zhao; David Howard; QZ Liu	7/28/2000	Issued to Sematech
00CXT0271T-DIV	09/754,806	Method for Fabrication of On-Chip Inductors and Related Structure	Bin Zhao; David Howard; QZ Liu	1/2/2001	Divisional Pending
00CXT0280T		Deep Trench Isolation Integration Scheme Using Highly Anisotropic and Selective Pad TEOS Hardmask Dry Removal	Kevin Q. YinKlaus Schuegraf		Approved to file 8/1/00
00CXT0313T	09/668,790	Method for Increasing Inductance of On-Chip Inductors and Related Structure	David Howard; QZ Liu	9/22/2000	Pending
00CXT0314T	09/649,442	Method for Fabrication of High Inductance Inductors and Related Structure	David Howard; QZ Liu	8/25/2000	Pending – PCT Pending
00CXT0324T		An Improved Fabrication Method for Dual Damascene Interconnects	Bin Zhao		Unfiled – On Hold 10/00.Assigned 8/25/00
00CXT0344T		Highly Conductive Interconnects and Fabrication	Bin Zhao; Maureen R. Brongo; QZ Liu		Unfiled – On Hold 10/00.Assigned 8/21/00
00CXT0345T	09/658,483	Method for Fabricating On-chip Inductors and Relates structure	Bin Zhao; David Howard; QZ Lin	9/8/2000	Pending
00CXT0564T	09/653,982	Method for Reducing Base Resistance and Related Structure	Marco Racanelli	9/1/2000	Pending

1

00CXT0565T	09/721,551	Method for controlling Critical Dimension in a Polycrystalline Silicon Emitter and Related Structure	Klaus Schnegraf	11/17/2000	Pending
00CXT0568T	09/677,707	Structure for Reduction of Base and Emitter Resistance and Related Method	Marco Racanelli	9/30/2000	Pending
00CXT0571T		Doped Poly With Buffer Layer for Emitter Poly Application	Klaus Schuegraf		Approved to file 8/1/00
00CXT0572T	09/677,708	Method for Reducing Contamination Prior to Epitaxial Growth and Related Structure	David L. Chapek; Klaus Schuegraf	9/30/2000	Pending
00CXT0576T	09/833,953	Low Cost High Value Resistor Formation	Marco Racanelli	4/11/2001	Pending
00CXT0577T	09/667,274	Method for Independence Control of Poly in a non-selective SiGe Epitaxial Process	Greg D U’Rea	9/22/2000	Pending/Allowed
00CXT0578T	09/667,660	Method for Elimination Contaminants Prior to Epitaxy and Related Structure	Greg D U’Rea	9/22/2000	Pending
00CXT0580T	09/721,128	Method for Fabricating Interfacial Oxide in a Transistor and Related Structure	Klaus Schuegraf; Pankaj N Joshi	11/17/2000	Pending
00CXT0587T	09/811,321	High-Performance, High-Breakdown, Super Narrow Emitter Finger SiGe	Klaus Schuegraf; Paul Kempf; Peter Asbeck; Peter J Zampardi	3/17/2001	Pending
00CXT0597T	09/851,228	Method for Shaping CMOS Region to Avoid Formation of Polysilicon Stringers	Marco Racanelli; Klaus Schuegraf	5/8/2001	Pending
00CXT0598T	09/852,183	Method To Improve Npn Performance by Reducing Parasitic Base-Emitter Capacitance	Klaus Schuegraf	5/9/2001	Pending
00CXT0599T	09/850,028	Method to Improve Cbe by patterning CMOS Spacer Around Npn Device	Klaus Schuegraf	5/7/2001	Pending
00CXT0600T	09/853,735	Method to Form Lateral PnP Device with SiGe Epi Process	Klaus Schuegraf	5/10/2001	Pending
00CXT0675T		Damascene Trench Capacitor for Mixed-Signal/RF IC Applications	Bin Zhao		Unfiled – Assigned 1/31/01
00CXT0678T		Embedded Damascene Inductors	Bin Zhao; Maureen R Brongo		Approved to file 9/14/00;
00CXT0688T	09/721,244	Method for Fabricating Self-Aligned Emitter in a Bipolar Transistor	Marco Racanelli	11/22/2000	Pending
00CXT0694T		Fabrication of High Density MIM Capacitor for Mixed-Signal/RF Circuits	Bin Zhao; Maureen R Brongo		Unfiled – Assigned 1/31/01

2

00CXT0730T		Method of forming inductors with Stacked Metal and Continuously Slotted via Layers
00CXT0734T		New Layout of On-Chip Inductors to Minimize Coupling Loss to Substrates at High Frequencies			Closed and Combined with 00CXT0678T
00CXT0824T		Techniques to Reduce the Electroplated Metal Overburden in Inlaid Metal Processes; Selective Plating	David Howard		Innovation
01CXT0008T		A Process for Doping the Intrinsic Base of a SIGe NPN Transistor by Using Vapor Phase Doping Source	Pankaj N. Joshi		Innovation
O1CXT0009T		Methods for Incorporating P Type Dopants in a SiGe NPN by Ex-situ Processes	Klaos Schuegraf; David L. Chapek; David Howard		Innovation
01CXT0025T-PRO	60/276,277	Method of Integrating Metal Resistor into a Subtractive Aluminum Metallization Flow	KarRoy, Arjun; David Howard; Q Z Liu	3/15/2001	Pending-provisional
01CXT0027T		Method of Fabricating Thin Film Resistors for High-Speed Electronic Circuits	Q.Z. Liu; David Howard		Innovation
01CXT0031T		Lateral PNP Structure with Hole Burrier Layer on Emitter for Improving Beta	Jiw Zheng Peihua YeMarco Racanelli		Innovation
01CXT0046T		Technique to Achieve Thick ILD and Thick Vias for Metal Isolation from VLSI Wafer Substrates	David Howard		Innovation
01CXT0090T		High Performance Varactors for Wireless Applications	Chun Hu		Innovation
01CXT0105T		A Method of Nitride Spacer Etch for Submicron BiCMOS Application	Kevin Q. Yin		Innovation
01CXT0146T		Highly Scalable Self-Aligned Bipolar Transistor	Amol Kalburge; Kevin Q. Yin; Klaus Schuegraf		Assigned-unfiled
01CXT0175T		Selective Epitaxial SiGe HBT Emitter	Greg U’Rea; Marco Racanelli; Klaus Schuegraf		Assigned-unfiled
01CXT0194T		Method of Fabricating Self-Aligned Bipolar/BiCXMOS Semiconductor Devices	Frank F. Wang		Innovation
01CXT0221T		Strain Compensated SiGeC drift field transistor	Marco Racanelli; Greg U’Rea; Klaus Schuegraf		Assigned/Unfiled

3

01CXT0244T		Design and Integration of SiGeC Into a SiGe Drift Field NPN Transistor	Marco Racanelli; Greg U’Rea; Klaus Schuegraf	Assigned/unfilled
01CXT0269T		Two-step HF Last Cleaning Method	Klaus Schuegraf; Greg D. U’Rea; David L. Chapek	Approved to File
01CXT0271T		Method of forming L-shaped ‘oxide-nitride-oxide” spacer on CMOS for SiGe BiCMOS Application	Klaus Schuegraf	Closed
01CXT0273T		Temp Insensitive Resistors for Semiconductors	Marco Racanelli; Chun Hu; Bruce Shen	Approved to File
01CXT0277T		Method to Improve Alignment Tolerance for Self-Aligned SiGe NPN Device	Klaus Schuegraf	Approved to File
01CXT0278T		Method to Improve Emitter Dimension Control for Self-Aligned SiGe/SiGeC NPN Device	Klaus Schuegraf	Assigned-unfiled
01CXT0280T		Structure for Selective Emitter for Self-Aligned SiGe/SiGeC NPN		Closed/Combined w/01CXT0175T
01CXT0281T		Emitter bandgap Engineering to Reduce Operating Voltages for Silicon NPN Devices	Klaus Schuegraf	Closed (11/28/01)
01CXT0284T		A Method of Forming CMOS Nitride Spacer for SiGe BiCMOS Applications	Kevin Q. Yin; Amol Kalburge; Klaus Schuegraf	Approved to File
77E095/5	4506437	Proc.f/Fabricationo/HiDensty VLSI Crets Having Self-Aligned Gtes & Contcts f/Fets &		Granted
77E095/6	4477962	Proc.f/Fabrication o/HiDensty VLSI Crets Having Self-Aligned Gtes & Contcts F/Fets &		Granted
78E073/2	4459937	High Rate Resist Polymereization Method		Granted
79E030/1	4396479	Ion Etching Process w/Minimized Redeposition		Granted
82E032/	4507852	Method f/Making a Reliable Ohmic Contact Between Two Layers of Integrated Circuit Metallizations		Granted
83E090/	4639142	Dimension Monitoring Technique for Semiconductor Fabrication		Granted
86E018/	467867	Planarization Process f/Double Metal MOS Using Spin-On Glass as Sacrificial Layer		Granted

4

88E060/	5017199	Spent Solvent Recovery in Circuit Processing			Granted
94E064		Improved Performance CMOS Process	Bob L. Zwingman; R A Williams; Richard A Mann		Abandoned 3/28/99
97RSS017		Improved Method for Shallow Trench Formation			Innovation
97RSS109		Interconnect with Embedded Low Dielectric Constant Insulators for Semiconductor IC Manufacturing	Bin Zhao; Maureen R Brongo		Closed
97RSS256	618672	Interconnect with Low Dielectric Constant Insulators for Semiconductor Integrated Circuit Manufacturing	Bin Zhao; Maureen R Bronzo	2/13/2001	Issued
97RSS256 DIV	09/317,536	Interconnect with Low Dielectric Constant insulators for Semiconductor Integrated Circuit Manufacturing	Bin Zhao; Maureen R Brongo	5/24/1999	Pending
97RSS330	09/210,965	PECVD Inorganic Dielectric Layer for Photo Anti-Reflection Coating or Hard mask or Etch Stop for Metal or Oxide Etch or use it as a CMP Stop	Maureen R Brongo; Shao-Wen Hsia		Abandoned 11/14/00
97RSS340	629361	High Resolution In-Situ Inorganic ARC/Metal Etch Process	Maureen R Brongo; Michael J Berg; Shao-Wen Hsia	9/18/2001	Issued – Taiwan, Japan Singapore pending
97RSS340 DIV-1	6328848	Apparatus for High-Resolution IN-Situ Plasma Etching of Inorganic and Metal Films	Maureen R Brongo; Michael J Berg; Shao-Wen Hsia		Issued
97RSS357		Methods and Apparatus for Manufacturing Semiconductors	Lee Chung; Abhijit B Joshi; Kwong		Abandoned 12/11/00
97RSS358	6180976	Damascene Bottom Plate Metal-Insulator-Metal Capacitor	KarRoy, Arjun	1/30/2001	Issued
97RSS358 DIV	09/772,726	Thin-Film Capacitors and Methods for Forming the Same	Arjun Kar Roy	1/30/2001	Divisional Pending
97RSS359	6245663	IC Interconnect Structures and Methods for Making Same	Bin Zhao; Maureen R Brongo	6/30/2001	Issued
97RSS378	6255192	Improved Method for Barrier Layer Deposition or Selective Metallization of Trenches and Vias	Dornisch, Deiter	7/3/2001	Issued – EP & JP pending
97RSS402	6119368	Apparatus for Reducing Cool Chamber particles	Sean P. Masterson	9/19/2000	Issued

5

97RSS433	6211561	Interconnect Structure and Method Employing Air Gaps Between Metal lines and Between Metal Layers	Bin Zhao	4/3/2001	Issued
97RSS433	6211561	Interconnect Structure and Method Employing Air Gaps Between Metal lines and Between Metal Layers	Bin Zhao	4/3/2001	Issued
97RSS433DIV	09/686,323	Interconnect Structure and Method Employing Air Gaps Between Metal lines and Between Metal Layers	Bin Zhao	10/9/2000	Divisional Pending
97RSS434	09/665.422	A Damascene Interconnect Structure and Fabrication Method Having Air Gaps Between Metal Lines and Metal Layers	Bin Zhao; Maureen R Brongo	9/20/2000	Pending
97RSS515	09/162,579	Dummy Fill Cell for Reducing Layer-to-Layer Interaction	Bob L Zwingman; Abhijit B Joshi		Abandoned 5/21/01
97RSS527	6239026	Nitride-Etch Stop for Poisoned Unlanded Vias	David Feller; Qz Lui	5/29/2001	Issued
97RSS543	6143593	Elevated Channel MOSFET	Carlos J Augusto	11/7/2000	Issued – EP pending
97RSS543 RCE	09/616,233	Elevated Channel Mosfet	Carlos J Augusto	7/14/2000	RCE Pending
97RSS546	6251568	Advanced Dry Strip of Sub-Quarter MicroInterconnect	Shao-Wen Hsia; Peter Y Huang	6/26/2001	Issued
98RSS036	09/149,910	Dual Damascene Interconnect Structures Employing Low-K Dielectric Materials	Bin Zhao; Maureen R Brongo	9/9/1998	Pending – EP pending
98RSS039	09/224,339	Structures and Fabrication of Dual Damascene Interconnect with Improved Reliability	Bin Zhao	12/31/1998	Pending – Final
98RSS063	6284623	Control of STI Narrow Width Effect with Nitride Undercut Etch and Self-Aligned Corner Implant	Ping Zhang; Richard A Mann	9/4/2001	Issued
98RSS098	09/247/201	Innovative Flourine-Based Dry Strip Process Flow On Sub-Quarter-Micron	Peter Huang; Shao-Wen Hsia	2/9/1999	Pending
98RSS217	09/370,508	Anti-Reflective Coating and Process Using an Anti-Reflective Coating	Hong J Wu; Kevin Q Yin; Surya S Bhattacharya; Umesh ShRma; Xiaoming Li	8/6/1999	Pending
98RSS237	09/369,982	Semiconductor Device Having a Passivation Layer and Method for its Fabrication	Umesh Sharma; Marrina Mei	8/6/1999	Pending
98RSS240	6071809	High Performance Dual-Damascene Interconnect Structures	Bin Zhao	6/62000	Issued – EP and Taiwan pending

6

98RSS265	6271127	Method and Apparatus for Dual Damascene Process	Bin Zhao; David Feiler; Maureen R Brongo; Q S Liu	8/7/2001	Issued
99RSS011	6280794	Method for Producing Intermetal Dielectric Material for Ultra Large Scale Integration Devices	Bin Zhao; King-Ning Tu; Yuhuan Zu	8/28/2001	Issued
99RSS059	6225681	Microelectric Interconnect Structures and Methods for Forming the Same	Craig Davidson; S. Chungpaiboonpatana	5/1/2001	Issued – TW pending
99RSS075	6207551	Method and Apparatus Using Formic Acid Vapor as Reducing Agent for Copper Wirebonding	Craig Davidson; S. Chungpaiboonpatana	3/27/2001	Issued
99RSS110	09/721,342	Method for Fabrication of an MIM Capacitor and Related Structure	Phil Sherman; Arjun KarRoy; Marco Racanelli	11/22/2000	Pending
99RSS110	09/721,342	Method for Fabrication of an MIM Capacitor and Related Structure	Arjun KarRoy; Marco Racanelli; Phil N Sherman	11/22/2000	Pending
99RSS126	09/411/807	Stepper Alignment Mark Design for Metal Layers When CMP Process is Used
99RSS131		High Density Capacitor Formation	Marco Racanelli; Zhe Zhang		Assigned 6/00 Unfiled –
99RSS140	09/590,462	Double-Implant High Performance Varactor and Method for Manufacturing Same	Chun Hu; Marco Racanelli; Phil N Sherman	6/9/2000	Pending
99RSS145	09/594,851	Selective Air Dielectric Technology for High Performance Interconnects	Bin Zhao	6/15/2000	Pending
99RSS145-DIV	09/967,115	Selective Air Dielectric Technology for High Performance Interconnects	Bin Zhao	9/28/2001	Pending
99RSS156	09/575,055	A Novel Cu/Low-k Process for Mixed Signal Circuits	Bin Zhao; David Feiler; Maureen R Brongo; Phil N Sherman; Q Z Liu	5/19/2000	Pending
99RSS184	09/512,396	Fabrication Method and Structures for Damascene Interconnects	Bin Zhao	2/24/2000	Pending – PCT and Taiwan pending
99RSS235	6251796	TaN Film as a Dielectric Material	David T Young; Hadi Abdul-Ridha; Maureen R Brongo	6/26/2001	Issued
99RSS235DIV	09/61,489	TaN Film as a Dielectric Material	David T Young; Hadi Abdul-Ridha; Maureen R Brongo	1/12/2001	Divisional Pending
99RSS248	09/578,229	Structure and Method for Fabrication of an Improved Capacitor	Arjun KarRoy; Phil N Sherman	5/24/2000	Pending – PCT Pending

7

99RSS287	09/569,890	Method for Fabrication of Damascene Interconnects and Related Structures	Lawrence Camilletti; Q Z Liu	5/11/2000	Pending
99RSS302	09/430,729	Improved Tungsten Plug for Deep-Submicron Contact and Vias	David T Young; Hadi Abdul-Ridha; Maureen R Brongo; Shao-Wen Hsia	10/29/1999	Pending – NOA dated 7/17/01 – IF paid 10/17/01
99RSS303	09/583,593	Method and Apparatus for Improving a Dark Field Inspection Environment	Hao Zhou; Travis L Smith; William D Jimenez	5/31/2000	Pending
99RSS344	09/606,778	Technique for Reducing 1/F Noise in Mosfets	Anridduha B Joshi; Li-Ming Hwang; Sandeep D’Souza; Surya S Bhattacharya		Divisional – to be filed (12/6/01)
99RSS349	619870	Cu Pads Structures for Cu Chips	Bin Zhao	3/6/2001	Issued–PCT and Taiwan pending
99RSS349 CON	09/716,350	Bonding pad and Support Structure and Method for their Fabrication	Bin Zhao	11/20/2000	Pending PCT Pending
99RSS416	09/559,292	Fabrication Method and Structures of Low-K Damascene Interconnects	Bin Zhao; Q.Z. Liu	4/25/2000	Pending
99RSS442		High Throughput Trench Fill with Improved Surface Morphology and Reduced Voiding	Marco Racanelli; Michael A Todd		Unfiled–
99RSS451	09/497,360	Pre-Clean Chamber	Sean P Masterson	2/3/2000	Pending –
99RSS452	09/498,169	Wafer Detection Apparatus	Sean P Masterson	2/4/2000	Pending

8

SCHEDULE 1.1(a)(vii)

KNOW-HOW

The Transferred Know How shall include such proprietary, non-public information including the processes, formulae, designs, methods, techniques, procedures, concepts, developments, technologies and improvements, whether or not patented, that are primarily related to, but not limited to, (i) the types of processes listed in Table A attached to this Schedule 1.1(a)(vii) that have been or are being produced or that have been or are under development, and (ii) the circuit blocks listed in Table B attached to this Schedule 1.1(a)(vii). For the purpose of clarity, the Transferred Know How shall exclude all know how, trade secrets and other intellectual property rights primarily related to the Product Technology.

Table A

Process	Document
[…***…]

Table B

Type	Description	Process

[...***...]

SCHEDULE 1.1(b)

EXCLUDED ASSETS

Excluded assets.xls

Newport Beach Wafer Fab

Schedule 1.1(b)

Includes CIP

Co.	CC	Asset No.	Location	Class	Class Description	Asset Description
[…***…]

[Map]

SCHEDULE 1.2(b)(ii)

Employment Related Liabilities to be Assumed by the Joint Venture

Employment Related Liabilities

Title	Amount(1)	Cut-Off Date	Description
Vacation	1,747,708	5/1/02	Employees’ balances as of cut-off date
Sick	262,470	5/1/02	Employees’ balances as of cut-off date
CSSIP (Collins Significant Service Plan)	515,600	5/1/02	Total liability as of cut-off date (balance is all union employees)
	2,525,778

(1)           Actual amounts will be computed as of May 1, 2002.

SCHEDULE 1.2(b)(v)

ASSUMED LIABILITIES RELATED TO CAPITAL EXPENDITURES AND

OTHER ACQUISITION COMMITMENTS

DESCRIPTION	DOLLAR AMOUNT OF LIABILITY
AMAT SiGe Deposition Tool Installed & accepted Currently on bailment, payable on Oct. 1, 2002	$2,155,000

CONEXANT DISCLOSURE SCHEDULE

PART 2.2(a)

ENCUMBRANCES ON ASSETS BEING TRANSFERRED

See Parts 2.2(b) and 2.5(e) of this Disclosure Schedule.

CONEXANT DISCLOSURE SCHEDULE

PART 2.2(b)

LEASED OR LICENSED ASSETS BEING TRANSFERRED

PO #/ Contract	Vendor	Item	Term	Mo Pymt	FY02

NB28390026 / No contract	DPR Construction Inc.	14k Sq Ft. Storage, Santa Ana, CA	10/01 – 03/02	7,000	42,000

NB08240014 / Contract	GE Capital	193 ArF Step & Scanner	03/00 – 03/03	139,306	1,671,672

NB28390030 / Contract	Sasco	Generators	12/01 – 10/02	41,000	410,000

NB98140030 / Contract	Air Products	Nitrogen Plant – Base Facility Charge	09/00 – 09/15	87,320	1,047,840

NB28600049 / Contract	Photronics, Inc.	Starlight 300 Inspection System	09/01 – 09/04	12,603	151,236

Totals					3,322,748

Disclosure Schedule

Part 2.2(c)

Assets Disposed of Since January 1, 2001

Co CC	Asset No.	Disposition	Location	Class Description	Asset Description	Net Value	Book
39-680	842780-0	Donated UC Riverside 02/01/02	503	Machinery & Equipment	MEAS MACH, THCKNESS		—
39-680	843814-0	Donated UC Riverside 02/01/02	503	Machinery & Equipment	BENCH, WET		—
39-680	843830-0	Donated UC Riverside 02/01/02	503	Machinery & Equipment	RINSER/DRYER, WAFER		—
39-680	Total						—
39-683	843263-0	Donated UC Riverside 02/01/02	503	Machinery & Equipment	WET BENCH		—
39-683	843263-1	Donated UC Riverside 02/01/02	503	Machinery & Equipment	WORK STATION		—
39-683	843344-0	Donated UC Riverside 02/01/02	503	Machinery & Equipment	ETCHER, WAFER		—
39-683	844143-0	Sold to Micorsemi 01/27/02	503	Machinery & Equipment	LOADER, WAFER		—
39-683	Total
39-686	1083361-0	Donated UC Riverside 02/01/02	501	Machinery & Equipment	ENCLOSURE FOR CRITICAL LAYER - DNS-80B		695.00
39-686	54840-0	Donated UC Riverside 02/01/02	503	Machinery & Equipment	STATION, DEFECT REVIEW		—
39-686	6374-0	Donated UC Riverside 02/01/02	503	Machinery & Equipment	CLEANING SYSTEM, CMP		—
39-686	53412-0	Sold to Micorsemi 01/27/02	503	Machinery & Equipment	TABLE, ISOLATION		—
39-686	39-686	Disposal	503	Office Equipment	FAX MACHINE		629.00
39-686	Total						1,324.00
39-951	39-951	Disposal	502	Leasehold Improvement	LEASEHOLD IMPROVEMENTS
39-951	39-951	Disposal	504	Building Equipment	BUILDING SIGNAGE		30,055.00
39-951	Total						30,055.00
Grand Total							31,379.00

CONEXANT SYSTEMS, INC.

Fixed Assets – Photomask Operations (Cost Center 654)

PROMIS ID	Asset	SNo.	Asset&Sno.	Asset Description	Cap.date	Type name	Asset manufacturer
	4748	0	4748-0	INSPECTION SYSTEM, RETICLE	5151995	KLA 331-3 SYSTEM	KLA INSTRUMENTS CORP
	4748	1	4748-1	INSP SYSTEM, RETICLE	9011996	SWAPED FOR KLA	KLA INSTRUMENTS
N/A	4748	2	4748-2	INSP SYSTEM, RETICLE	3151997	353UV See Aset No.	KLA INSTRUMENTS
	4748	3	4748-3	INSPECTION SYSTEM, RETICLE	3101998	1082575	KLA INSTRUMENTS CORP
	4748	4	4748-4	INSPECTION SYSTEM, RETICLE	3011999		KLA INSTRUMENTS CORP
N/A	5966	0	5966-0	WORKSTATION, COMPUTER	5151995	61	SUN MICROSYSTEMS
N/A	5967	0	5967-0	WORKSTATION, COMPUTER	5151995	61	SUN MICROSYSTEMS
N/A	5968	0	5968-0	SUBSYSTEM, DISK	5151995	ST410800N	SEAGATE TECHNOLOGY
N/A	5972	0	5972-0	DRIVE, TAPE	5151995	HP88780B	HEWLETT-PACKARD
8NIK02	6007	0	6007-0	METROLOGY SYSTEM, LASER	5151995	NIKON 51	NIKON PRECISION, INC.
N/A	6008	0	6008-0	WORKSTATION, COMPUTER	5151995	SPARC 1040	SUN MICROSYSTEMS
8HMP01	6220		6220-0	PROCESSOR, SINGLE SUBSTRATE	5151995	HMP-90	STEAG MICROTECH, INC
8HMR02	6221		6221-0	CLEANER, SINGLE SUBSTRATE	5151995	HMR-90	STEAG MICROTECH, INC
N/A	6679	0	6679-0	WORKSTATION, COMPUTER	5151995	61	SUN MICROSYSTEMS
N/A	6679	1	6679-1	WORKSTATION, COMPUTER	3101998	61	SUN MICROSYSTEMS
8ANA01	48051	0	48051-0	PLASMA SYSTEM, DESCUM	5151995	SP 150	ANATECH LTD.
8KLA 12/13	48085	0	48085-0	INSPECTION SYSTEM, MASK	1151996	KLA-239E	KLA INSTRUMENTS
8KMS01	49277		49277-0	METROLOGY SYSTEM, MASK	10151996	KMS-310RT	TECHNICAL INSTRUMENTS CO
8ENGX1	57789	0	57789-0	TERMINAL X	1151997	NONEG	NETWORK COMPUTING
N/A	71416	1	71416-1	MOTOR GENERATOR SETS FOR MEBES	10102000		INT’L COMPUTER POWER
8MIC07	109557	0	109557-0	MICROSCOPE, INSP	10161986	WM30	MICROCRAFT
	109557	1	109557-1	MICROSCOPE, INSP	8102000	WM30	PROBING SOLUTION INC.
	110636	0	110636-0	LITHOGRAPHY SYSTEM, LASER BEAM	8091988	CORE-2000	ATEQ CORP.
8ATQ01	110636	1	110636-1	LITHOGRAPHY SYSTEM, LASER BEAM	2151997	CORE-2100 Upgrade	ETEC SYSTEMS, INC.
	110636	2	110636-2	LITHOGRAPHY SYSTEM, LASER BEAM	4031999	CORE-2564 Upgrade	ETEC SYSTEMS
	110696	0	110696-0	INSPECTION SYS, RETICLE	5131988	KLA-239	KLA INSTRUMENTS CORP
8KLA04/05	110696	1	110696-1	INSPECTION SYS, RETICLE	2151990	Upgrade	KLA INSTRUMENTS
	110696	2	110696-2	INSPECTION SYS, RETICLE	7151995	Upgrade	KLA INSTRUMENTS
8QUA02	111206	0	111206-0	REPAIR STATION, MASK	8121988	840	QUANTRONIX CORP.
	111206	1	111206-1	REPAIR STATION, MASK	5151995	840e Upgrade	EXCEL QUANTRONIX
N/A	366493	0	366493-0	WORK STATION	10161982	WPS500-S
	375445	0	375445-0	MICROSCOPE, INSP	3161984	WM24	M & M MICROSCOPES
	375447	0	375447-0	MICROSCOPE, INSP	3161984	WM24	M & M MICROSCOPES
8SUR01	843218	0	843218-0	DETECTION SYSTEM	4151990	70-01280	TENCOR
N/A	843388	0	843388-0	TABLE, VIBRATION-FREE	9151990	1201-02-00	KINETIC SYSTEMS
8EBE02	844832	0	844832-0	LITHOGRAPHY SYSTEM, ELECTRON BEAM	10151992	MEBES 3	PERKIN-ELMER
	844832	1	844832-1	LITHOGRAPHY SYSTEM, ELECTRON BEAM	5151995	MEBES IV Upgrades	ETEC SYSTEMS
8HPB01	845502	0	845502-0	PROCESSOR, E-BEAM (hot plate bake system)	7151993	2000lx	BREWER SCIENCE, INC.
8HME01	845510	0	845510-0	PROCESSOR, E-BEAM	7151993	HME-90	HAMATECH
8ENV13	845511	0	845511-0	CHAMBER, ENVIRONMENTAL	7151993	HME-90 Chamber	HAMATECH
8ASC01	1076828	0	1076828-0	CLEANER, SINGLE SUBSTRATE	12151997	HMR ASC 500	STEAG MICROTECH, INC.
8MIC08	1076922	0	1076922-0	INSPECTION STATION, PHOTOMASK	3111998	CFG1080	PROBING SOLUTIONS, INC.
	1076922	1	1076922-1	INSPECTION STATION, PHOTOMASK	8102000	CFG1080	PROBING SOLUTIONS, INC.

1

PROMIS ID	Asset	SNo.	Asset&Sno.	Asset Description	Cap.date	Type name	Asset manufacturer
N/A	1077015	1	1077015-1	MOTOR GENERATOR SETS — BATTERY FOR MEBES 4500S	10102000	20 MINUTES	SASCO
N/A	1077409	0	1077409-0	CAROUSEL, BUBBLE	6011988	3570C11	DRYDEN ENGINEERING
8HMR03	1077435	0	1077435-0	MASK CLEANER, SINGLE SUBSTRATE	3091998	HMR-900	STEAG MICROTECH, INC.
8HMR04	1077436	0	1077436-0	MASK CLEANER, SINGLE SUBSTRATE	3091998	HMR-900	STEAG MICROTECH, INC.
N/A	1077442	0	1077442-0	LAMP, INSPECTION	3101998	YP-250-1	YAMADA
N/A	1077444	0	1077444-0	RACK, SHIELD SYSTEM CAROUSEL	3101998	NONE	DRYDEN ENGINEERING CO. INC.
8KLA23/24	1077455	0	1077455-0	INSPECTION SYSTEM, RETICLE	4151998	KLA351-4 C4	KLA INSTRUMENTS CORPORATION
	1077455	1	1077455-1	INSPECTION SYSTEM, RETICLE	4031999	KLA351-4 C4	KLA INSTRUMENTS CORPORATION
8FIX02	1077456	0	1077457-0	PELLICLE MOUNTER	3101998	7002A	MICRO LITHOGRAPHY, INC.
8FIX03	1077457	0	1077457-0	PELLICLE MOUNTER	3101998	7002A	MICRO LITHOGRAPHY, INC.
8ANA02	1077458	0	1077458-0	PLASMA DESCUM SYSTEM	3101998	SP150	ANATECH LTD.
8MIC11	1077604	0	1077604-0	MICROSCOPE, INSPECTION	3101998	WM-42-8P-V1	MICROMANIPULATOR COMPANY
	1077604	1	1077604-1	MICROSCOPE, INSPECTION	8102000	WM-42-8P-V1	PROBING SOLUTION INC.
8HMR05	1077710	0	1077710-0	MASK CLEANER, SINGLE SUBSTRATE	60119981	HMR-900	STEAGH/HAMATECH
8EBE03	1078257	0	1078257-0	LITHOGRAPHY SYSTEM, ELECTRON BEAM	5151998	MEBES 4500S	ETEC SHSTEMS, INC.
8SLR01	1078294		1078294-0	ETCH SYSTEM, MASK DRY	5151998	SLR-770	PLASMA-THERM, INC.
8ASP01	1078426		1078426-0	PROCESSOR, ADVANCED SINGLE SUBSTRATE	9151998	ASP-500	STEAG MICROTECH, INC.
8SEM01	1079428	0	1079428-0	MICROSCOPE, SCANNING ELECTRON	9101999	KLA 8100-XPR	KLA-TENCOR CORPORATION
8ASE01	1079429	0	1079429-0	PROCESSOR, MASK	12101998	ASE-500	STEAG/HAMA TECH
	1079429	1	1079429-1	PROCESSOR, MASK	6101999	ASE-500 Chamber	STEAG/HAMA TECH
8AFM01	1079783	0	1079783-0	AFM DEFECT METROLOGY SYSTEM	3011999	DIMENSIONS 3500	DIGITAL INSTRUMENTS
8KMS02	1079790	0	1079790-0	METROLOGY SYSTEM, MAKS LINEWIDTH	3011999	KMS-400RT	TECHNICAL INSTRUMENTS CO.
8MPM01	1081931	0	1081931-0	PHASE-SHIFT METEROLOGY SYSTEM	12021999	MPM-248	LASERTECH
	1082575	0	1082575-0	8KLA25 SYSTEM UPGRADINGFROM 353UV TO 363UV	2102000	K-T 353UV to 363 UV	KLA-TENCOR
8KLA25	1082575	1	1082575-1	GIGAPREP OPTION FOR KLA363	6012000	KLA363 upgrade	KLA-TENCOR
	1082575	3	1082575-3	8KLA25 SYSTEM UPGRADINGFR. 363UV TO 365UV	10102000	KLA 365UV-HR Upgrade	KLA-TENCOR
	1082575	99	1082575-99	8KLA25 SYSTEM UPGRADINGFROM 353UV TO 363UV	10102000	K-T 353UV to 363 UV	KLA-TENCOR
8LMD01	1083106	0	1083106-0	RESIST PATTERN INSPECTION SYSTEM — 9MD BINARY	5012000	9MD84SR(1)	LASERTEC
	1083106	1	1083106-1	LASERTEC MD 2000 UPGRADE	12192000	MD-2000 upgrade	LASERTEC
8ASR01	1084601	0	1084601-0	ASR 5000 TRACK — PSM RESIST COAT TRACK	1022001	ASR-5000	STEAG HAMATECH
8QUA04	1084602	0	1084602-0	PHOTOMASK LASER REPAIR SYSTEM	1022001	Model 855	QHANTRONIX
8AMT01	1084635	0	1084635-0	ETCHER, CENTURA II DRY ETCH	2012001	Model 5202	APPLIED MATERIALS
N/A	1084638	0	1084638-0	FILM TEK 2000, THIN FILM CHARACTERIZATION	2012001	FT391F	SCIENTIFIC COMPUTING
8AIM01	1084795		1084795-0	MICROSCOPE, MICROLITHOGRAPHY SILUATION AIMS	6012001	MSM-100	ZEISS
8FEI01	1083918	0	1083918-0	FIB MASK REPAIR/SURFACEINTERFACE SYSTEM	9102000	PSM8000	FEI MICRON
8SNP01	1083920	0	1083920-0	MICROSCOPE, MASK NANOPROFILER SNP 9000	10102000	SNP9000	FEI MICRON/SURFACE INTERFACE
N/A				MASK SPIN BAKE UNIT FOR PSM 2ND LAYER COND. PLYM	N/A	CEE MODEL 100CB	BREWER SCIENCE, INC.
							NVB $19m

2

CONEXANT DISCLOSURE SCHEDULE

PART 2.4(a)

ALL CONTRACTS RELATING TO WFO

See Schedule 1.1(a)(v).

See the attached table titled Shared Agreements.

See the attached spreadsheet Fab Specific Purchase Orders.

See the attached spreadsheet Fab Shared Purchase Orders.

Shared Agreements

Document	Parties	Date
Purchase Order No. NB08320117	[...***...] Conexant	6/14/00

Purchase Order No. NB18380874	[...***...] Conexant Systems, Inc.	8/23/01

Purchase Order No. NB88140005, Change Order #5 Amendment No. 5 to Support Services Agreement No. NB88140005	[...***...] (“Seller”) Conexant Systems, Inc. (“Buyer”)	11/5/98 AM No. 5 1/23/00

Hazardous Waste Transportation and Disposal Agreement Purchase Order No. NB98140171, Change Order # 5	[...***...] Conexant Systems, Inc. (“Conexant”)	12/1/99 Purchase Order 12/1/99

Technology License Agreement Amendment One to Technology License Agreement Amendment Two to Technology License Agreement Supplemental Agreement	[...***...] Rockwell International Corporation (“Rockwell”) [...***...] and Conexant Systems, Inc.	3/25/96 3/31/01 8/7/01 3/31/01

Purchase Order No. NB28610451	[...***...] Conexant Systems, Inc. (“Buyer”)	10/29/01

Document	Parties	Date
Purchase Order No. MX28610453 Support Solution Proposal	[...***...] Conexant Systems, Inc. (“Buyer “)	10/29/01 Proposal 9/26/01

Purchase Order No. NB19610241	[...***...] (“Seller”) Conexant Systems, Inc. (“Buyer “)	6/28/01

Conexant Systems, Inc. [...***...] Blanket Construction Contract No. NB28390001	[...***...] Conexant Systems, Inc. (“Conexant”)	10/1/01

National Account Agreement	[...***...] Conexant Systems, Inc. (“Buyer”)	8/30/99

Mutual Non-Disclosure Agreement	[...***...] Conexant Systems, Inc. (“Customer”)	4/22/99

[...***...] and Conexant Systems, Inc. Travel Agreement	[...***...] Conexant Systems, Inc. (“the Corporation”)	4/1/01

Corporate Travel Agreement	[...***...] Rockwell International Corporation and its subsidiaries and [...***...] and Conexant (“Customer”)	6/12/00

Corporate Purchasing Card Account Agreement	[...***...] Conexant Systems, Inc. (“Company”)	7/1/01

AccountingLink License Agreement	[...***...] Conexant Systems, Inc. (“Licensee”)	7/24/01

Document	Parties	Date
EBR Information Agreement	[...***...] Rockwell International Corporation (“the Corporation”)	1/1/83

Data Storage and Service Agreement	[...***...] Conexant Systems, Inc.	3/1/99

AMBA Design Kit License	[...***...] Conexant Systems, Inc. (“Licensee”)	12/7/01

Limited Use License Agreement	[...***...] Conexant Systems, Inc. (“Licensee”)	9/3/01

Beta Test Agreement	[...***...] Conexant Systems, Inc. (“Participant”)	7/12/99

[...***...] MicroPack License Amendment One to [...***...] MicroPack License	[...***...] Conexant Systems, Inc. (“Licensee”)	9/24/99 1/7/00

[...***...] Peripherals License	[...***...] Conexant Systems, Inc. (“Licensee”)	9/24/99

Document	Parties	Date
Technology Develpoment and License Agreement	[...***...] Conexant Systems, Inc.	2/12/99

Notice Pursuant to Section 1.3 of Technology Development License Agreement		6/1/00

Amendment to Technology Development and License Agreement		6/12/00

Master Licensing Agreement		12/11/00

[...***...] Components End User License Agreement for [...***...] Processes		12/27/00

[...***...] Components End User License Agreement for [...***...] Processes		12/27/00

[...***...] Components End User License Agreement for [...***...] Processes		12/27/00

[...***...] Components End User Single Site Maintenance and Support Addendum for [...***...] Processes		12/27/00

[...***...] Components End User Single Site Maintenance and Support Addendum for [...***...] Processes		12/27/00

Addendum to License Agreement and Master Licensing Amendment Regarding New Products		12/27/00

Non-Disclosure Agreement	[...***...] Rockwell Semiconductor Systems, Inc.	1/22/98

Document	Parties	Date
Purchase Order No. NB18600014, Change Order No. 5 [...***...] Offer Letter (Attachment 4 to .P.O.)	[...***...] Conexant Systems, Inc. (“Buyer”)	10/26/01 Offer Letter 3/22/01

[...***...] World Band Order Form	[...***...] Rockwell Semiconductor Systems	Not executed

[...***...] Contract Tariff Order Form	[...***...] Rockwell International Systems	1/22/98

[...***...] Transporation Agreement No. 9402-99	[...***...] Rockwell (“Shipper”)	12/1/98

Purchase Order No. NB18260034 Purchase Order No. NB98320192 Letter Agreement for Non- Renewal of Maintenance Contract	[...***...] Conexant Systems, Inc.	10/10/00 9/10/99 5/16/01

[...***...] Software License Agreement Purchase Order No. NB98090096	[...***...] Conexant Systems, Inc.	8/27/99 1/7/99

Amended and Restated Time- Based License Agreement	[...***...] Conexant Systems, Inc. (“Conexant”)	4/1/01

Document	Parties	Date
Software License and Support Agreement Purchase Order No. NB98320200	[...***...] Conexant Systems, Inc.	9/17/99 1/14/00

Purchase Order No. NB98060000	[...***...] Rockwell Semiconductor Systems, Inc.	10/2/98

Support Services Agreement Software License Agreement (Attachment A) Purchase Order No. NB98320068	[...***...] Conexant Systems, Inc. (“Buyer”)	6/8/99 6/8/99 6/11/99

Support Services Agreement Software License Agreement (Attachment G) Purchase Order No. NB98320028	[...***...] Conexant Systems, Inc. (“Buyer”)	5/27/99 5/6/99

Service and Maintenance Terms and Conditions Purchase Order No. NB08320027	[...***...] Conexant Systems, Inc.	12/14/99 12/14/99

Installment Payment Agreement	[...***...] Conexant Systems, Inc. (“Customer”)	9/28/01

Beta Software License Agreement	[...***...] Conexant Systems, Inc. (“License”)	1/11/02

Document	Parties	Date
TAG Agreement – Phase 2 No. 00-0TAG2-26	[...***...] Conexant Systems, Inc. (“Member”)	4/1/00

Standard Non-Disclosure Agreement No. 99SNDA0306	[...***...] Conexant Systems, Inc.	9/29/99

[...***...] Professional Services Agreement No. PSA/L-98ROCK0630	[...***...] Rockwell Semiconductor Systems (“Customer”)	6/30/98

Installment Payment Agreement	[...***...] Conexant Systems, Inc. (“Buyer”)	7/1/00

[...***...] Telecommute Addendum (Addendum to Software License Agreement dated 6/17/98)	[...***...] Conexant Systems, Inc. (“Customer”)	12/10/99

Installment Payment Agreement (Attachment A to Flexible Access License Agreement dated 6./17/98)	[...***...] Rockwell Semiconductor Systems, Inc. (“Licensee”)	7/17/98

Flexible Access License Agreement No. FALA-98ROCK0617 (as amended) [...***...] Letter regarding transfer of [...***...] Software from [...***...] to Conexant	[...***...] Conexant Systems, Inc. (“Conexant”) Conexant Spinco, Inc. (“Spinco”) (as amended by Am. No. 2)	6/17/98 Am. No. 1 6/00 Am. No. 2 12/21/00 Attach. E 7/1/00 Attach. F. 12/30/00 Attach. H. 9/28/01 Letter 6/28/00

Purchase Order No. NB98320195	[...***...] Conexant Systems, Inc.	9/13/99

Document	Parties	Date
Paid-Up Software License and Maintenance Agreement	[...***...] Rockwell Semiconductor Systems, Inc. (“Licensee”)	12/31/96

[...***...] Master Service Agreement Standard Non-Disclosure Agreement	[...***...] Conexant Systems, Inc.	7/24/99 7/7/99

[...***...] License Agreement Terms and Conditions License Agreement Supplement (Exhibit A)	[...***...] Conexant Systems, Inc. (“Customer”)	5/31/01

Object Code Software License Agreement	[...***...] Rockwell Semiconductor Systems, Inc. (“Rockwell” or “Licensee”)	9/16/98

Purchase Order No. NB18450213	[...***...] Conexant Systems, Inc.	12/4/00

Statement of Work for Procurement Services	[...***...] Conexant Systems, Inc. (“Client”)	6/13/01 (Engagement Start Date: 11/20/00)

Purchase Order No. NB08320067	[...***...] Conexant Spinco, Inc.	3/10/01

Conexant Spinco, Inc. and [...***...] Price Protection Agreement (Exhibit 1 to Amendment No. 2 to the Price Protection Program Agreement)	[...***...] Conexant Spinco, Inc.	1/3/01

Document	Parties	Date
Conexant Systems, Inc. and [...***...] Price Protection Program Agreement	[...***...] Conexant Systems, Inc.	8/1/99 Am. No. 2 7/23/01 (Effective 8/8/01)

Conexant Systems, Inc. and [...***...] Price Protection Program, Amendment No. 3, Concurrent User Subscription Agreement [...***...] Addendum 1 for Rockwell International Corp.	[...***...] Rockwell International Corporation (“Shipper”)	4/18/96 Addendum 5/15/00 Supplement to Exhibit B 6/2/00 (Effective Date)

Corporate Sales Incentive Agreement	[...***...] Rockwell International, [...***...], and Conexant (“Company”)	6/15/00

Guaranty	[...***...] Conexant Systems, Inc. (“Counterparty”)	12/13/01

Master Sale Agreement Confirmation Agreement (Exhibit 2 to Master Sale Agreement)	[...***...] Conexant Systems, Inc. (“Buyer”)	1/1/02 (Effective Date) Confirmation 12/17/01

Standby Letter of Credit	[...***...] Conexant Systems, Inc. (“Applicant”)	12/20/01

Master Power Purchase and Sale Agreement Confirmation Agreement	[...***...] Conexant Systems, Inc. (“Conexant,” “Party A” or “Buyer”)	12/14/01 Confirmation 1/10/02

Document	Parties	Date
[...***...] Software License Agreement	[...***...] Conexant Systems, Inc. (“Licensee”)	8/10/00

Service Agreement	[...***...] Conexant Systems, Inc.	6/1/00

Service Agreement Schedule No. 1, Schedule No. 2, Schedule No. 3	[...***...] Conexant Systems, Inc.	12/7/00

International Light Air Freight Agreement No. 9322-99	[...***...] Rockwell International Corporation (“Shipper”)	7/1/99 (Effective Date)

Purchase Order No. NB28390026	[...***...] Conexant Systems, Inc. (“Buyer”)	10/16/01

Construction Contract No. NB28390003 (Attachment No. 1)	[...***...] Conexant Systems, Inc. (“Conexant”)	10/10/01

Purchase Order No. NB08260011	[...***...] Conexant Systems, Inc.	11/2/99

International Heavy Air Freight Agreement No. 9323-99 Domestic Heavy Air Freight Addendum	[...***...] Rockwell International Corporation (“Shipper”)	7/1/99 (Effective Date) Addendum is not dated.

Document	Parties	Date
Conexant Systems, Inc. [...***...] Blanket Construction Contract No. NB28390004 (Attachment No. 1) Purchase Order No. NB2830004	[...***...] Conexant Systems, Inc. (“Conexant”)	10/1/01 Purchase Order 10/3/01

Purchase Order No. NB98320037	[...***...] Conexant Systems, Inc.	5/13/99

Domestic Light Air Freight Agreement No. 9324-99	[...***...] Rockwell International Corporation (“Shipper”)	7/1/99

Household Goods Agreement for United States and Canada No. 8209-94 (as amended)	[...***...] Rockwell International Corporation (“Shipper”)	2/26/94 Am. No. 2 2/26/96 Am. No. 3 3/15/96

National Account Master Agreement	[...***...] Conexant Systems, Inc. (“Buyer”)	4/18/00

Guard Service Agreement No. 360199	[...***...] Rockwell International Corporation (“Buyer”)	12/20/96

Agreement	[...***...] Conexant Systems, Inc. (“Client”)	7/1/01

Document	Parties	Date
Software License Agreement Addendum A Purchase Order No. NB08320012 Purchase Order No. NB08261106	[...***...] Conexant Systems, Inc.	12/31/98 12/31/98 10/29/99 6/5/00

Purchase Order No. NB98320163 Analytical Services Agreement Confidential Disclosure Agreement Confidential Disclosure Agreement Supplement	[...***...] Conexant Systems, Inc.	8/20/99 11/9/99 11/9/99 11/15/99

Prime Support Maintenance Agreement U.S. Perpetual Software Agreement	[...***...] Conexant Systems, Inc.	Undated 12/13/99

Conexant Systems, Inc. [...***...] Blanket Construction Contract No. NB28390005 (Attachment No. 1)	[...***...] Conexant Systems, Inc. (“Conexant”)	10/1/01

Master Lease Agreement Amendment Purchase Order No. NB08320026	[...***...] Conexant Systems, Inc.	12/9/99 12/13/99 12/15/99

Document	Parties	Date
Purchase Order No. NB08320070	[...***...] Conexant Systems, Inc.	3/23/00

Records Management and Service Agreement No. 8418-95	[...***...] Conexant Systems, Inc.	1/31/99 Schedule C 10/1/99

Software License and Professional Services Agreement Purchase Order No. NB08320115	[...***...] Conexant Systems, Inc.	7/19/00 7/21/00

Client Services Agreement	[...***...] Conexant Systems, Inc. (“Client”)	11/1/00 Amendment 1/11/01 Am No. 3 12/21/01

Conexant Systems, Inc. [...***...] Blanket Construction Contract No. NB28390006	[...***...] Conexant Systems, Inc.	10/1/01

[...***...] Master Lease Agreement Lease Schedule Statement of Work	[...***...] Conexant Systems, Inc.	9/29/99

Purchase Order No. MX26050238	[...***...] Conexant Systems, Inc. (“Buyer”)	11/2/01

Year 2000 Term License Addendum to Customer Agreement No. MA4363	[...***...] Conexant Systems, Inc. (“Conexant”)	6/29/00

Engagement Letter No. EL031699, Revision 1	[...***...] Conexant Systems, Inc.	3/24/99

Document	Parties	Date
Master Lease and License Agreement Software Schedule No. L00483032PCSI	[...***...] [...***...]	2/4/92

Licensed Software Agreement	[...***...] Rockwell Semiconductor Systems	5/29/98

[...***...] Business Agreement, No. U8953548	[...***...] Conexant	9/17/01

[...***...] Select Agreement, No. U8953548	[...***...] Conexant	9/17/01

Conexant Rates with [...***...]	N/A	N/A

Net 2000 Communications Maintenance Renewal Rates	[...***...]	Unspecified

Letter [...***...]	[...***...]	11/6/00

International Heavy Air Freight Agreement No. 9325-99	[...***...] Rockwell International Corporation (“Shipper”)	8/1/99 (Effective Date)

[...***...] End User Software License Agreement Purchase Order No. NB08320116	[...***...] Conexant Systems, Inc.	7/21/00 7/21/00

Document	Parties	Date
Purchase Order No. NB98320067 Software License and Services Agreement & Amendment No. 1 Payment Plan Agreement Payment Schedule and Amendment No. 1 Assignment Agreement	[...***...] Conexant Systems, Inc. Rockwell International Corporation Conexant Systems, Inc.	6/8/99 5/28/99 5/28/99

Purchase Order No. NB18560191 Purchase Order No. NB163286	[...***...] Conexant Systems, Inc. (“Buyer”)	P.O. No. NB18560191 11/1/00 P.O. No. NB16328691 4/17/00

Support Services Agreement No. 163286	[...***...] Rockwell International Corporation (“Buyer”)	7/11/95

Express Agreement for Services	[...***...] Conexant Systems, Inc. (“Customer”)	7/9/01

Express Agreement for Services	[...***...] Coxenant Systems, Inc. (“Customer”)	8/24/01

Select Payphone Service Agreement	[...***...] Conexant Systems, Inc.	10/18/00

Document	Parties	Date
Conexant Systems, Inc. [...***...] Blanket Construction Contract No. NB28390007 (Attachment No. 1) Purchase Order No. NB28390007	[...***...] Conexant Systems, Inc. (“Conexant”)	10/1/01 Purchase Order 10/3/01

Conexant Systems, Inc. [...***...] Blanket Construction Contract NO.NB28390008 (Attachment No. 1)	[...***...] Conexant Systems, Inc. (“Conexant”)	10/1/01

[...***...] Employee Relocation Management Services Agreement	[...***...] Conexant Systems, Inc. (“Company”)	4/30/99 Second Amendment 1/8/02

Electricity Services Contract (California) (as amended)	[...***...] Conexant Systems, Inc. (“Buyer”)	6/29/01 (Effective Date) Amendment 10/2/01

Services and Software License Agreement	[...***...] Conexant Systems, Inc.	12/23/99

Bill Management Agreement	[...***...] Conexant Systems, Inc. (“Client”)	Unspecified

Document	Parties	Date

License Agreement for
[...***...] Licensed Products

Schedule 1, Schedule 11

License Agreement for Promis
Licensed Products, No. 8204

Schedule 1, Schedule 11

Amendment No. 1 to Master
Agreement No. 7610

	[...***...] Rockwell International Corp. [...***...] Conexant Systems, Inc.	7/18/88 3/26/96 9/20/00

[...***...] Software License and Support Agreement	[...***...] Conexant Systems, Inc. (“Customer”)	12/22/99

Purchase Order #NB28660138	[...***...] Conexant Systems, Inc.	12/17/01

Purchase Order #NB18660033	[...***...] Conexant Systems, Inc.	6/25/01

Purchase Order 950119 Letters	Rockwell International [...***...]	9/2/94 2/21/89, 10/28/94, 11/23/94

Designware Supplement	Rockwell International Corporation (“Licensee”) [...***...]	3/27/97

[...***...] Software License Agreement, as amended Purchase Order #NB08320050 Flysheet SLA Form (Attachment A)	[...***...] Conexant Systems, Corporation (“Licensee”)	8/18/00 2/8/00

Document	Parties	Date
Administrative Services Agreement	[...***...] Conexant Systems, Inc. (“Client”)	6/7/01

[...***...] Software End-User
License Agreement

Appendix 1

Amendment 1 to Appendix

Amendment 2 to Appendix

Appendix 9 to the [...***...]
Software End-User License Agreement

[...***...] Software End-User License Agreement

	[...***...] Conexant Systems, Inc. [...***...] Rockwell International Corp.	3/31/00 3/31/00 4/28/00 11/20/00 3/31/00 6/30/00

Conexant Systems, Inc. [...***...] Blanket Construction Contract No.NB28390010 (Attachment No. 1)	[...***...] Conexant Systems, Inc. (“Conexant”)	10/1/01

Purchase Order #NB18610169 Agreement No. WC-0424, Attachment A	[...***...] Conexant Systems, Inc. (“Buyer”) (Agreement No. WC-0424, Attach A is in the name of [...***...]	5/23/01 Agreement WC-0424, Attach. A 5/1/01 (Effective Date)

Purchase Order #NB 18200397	[...***...] Conexant Systems, Inc. (“Buyer”)	2/16/01

Document	Parties	Date
Corporate Account Agreement	[...***...] Rockwell Semiconductor Systems, Inc.	8/28/97

Purchase Order #NB98320217 Total Coverage Plan Standard Coverage Maintenance Contract	[...***...] Conexant Systems, Inc.	9/30/99

[...***...] Custom Service Agreement No. BSG0009-085R6	[...***...] Conexant Systems, Inc.	1/30/01

Purchase Order #NB186600049	[...***...] Conexant Systems, Inc.	7/25/01

Equipment Maintenance and Service Agreement	[...***...] Conexant Systems, Inc.	9/11/00

Furniture Agreement [...***...] Design Partnership/ Conexant Systems, Inc. Addendum	[...***...] [...***...] Conexant Systems, Inc. (“Buyer”)	10/10/01 Addendum 10/15/01

[...***...] Terms of Sales and Service	[...***...] Conexant Systems, Inc. (“Customer”)	3/23/00 Am. No. 1 3/23/00 Direct Passport Exhibit 10/11/00

[...***...] Product Module	[...***...] Conexant Systems, Inc. (“Customer”)	3/23/00

Document	Parties	Date
[...***...] Support Program Module	[...***...] Conexant Systems, Inc. (“Customer”)	3/23/00

[...***...] Professional Services Program Module	[...***...] Conexant Systems, Inc. (“Customer”)	Unspecified

End User Software License Agreement No. EUL98-70005880 Continental Wide-Area Network (WAN) Supplement	[...***...] Conexant Systems, Inc. (“Licensee”)	1/1/99 (Effective Date) Supplement 6/27/00

DW8051 MarcoCell Supplement	[...***...] Conexant Systems, Inc. (“Licensee”)	1/1/99 (Effective Date)

Assignment of Purchase Order No. 264353 Letter Agreement	[...***...] Rockwell International, Inc. Conexant Systems, Inc.	2/23/00

Support Agreement	[...***...] Conexant Systems, Inc. (“Licensee”)	1/1/99

Letter Agreement for Assignment of Software Licenses & Support (assignment from Rockwell to Conexant, consented to by [...***...])	[...***...] Conexant Systems, Inc. Rockwell International, Inc.	Executed by Synopsys on 2/24/99 Executed by Conexant on 7/2/99 Executed by Rockwell on 7/1/99

Document	Parties	Date
Purchase Order #264353 Time Based Supplement Supplement No.2 Supplement No.3	[...***...] Rockwell Semiconductor Systems [...***...]	6/28/96 6/28/96 3/21/97 6/19/98

End User Software License Agreement Amendment No. 1	[...***...] Rockwell Semiconductor Systems, Inc.	1/4/95 5/8/98

Non-Disclosure Agreement	[...***...] Rockwell Semiconductor Systems, Inc.	one copy not executed; one copy only executed by Rockwell on 5/20/98

Volume Purchase Agreement No. VPA – 70005880 (as amended) Continental Wide-Area Network (WASN) Supplement (Exhibit E)	[...***...] Conexant Systems, Inc. (“Conexant”)	6/27/00 Am. No. 1 7/24/00 Am. No. 3 1/30/01

Dealer Agreement	[...***...] Conexant Systems, Inc. (“Buyer”)	9/10/01

Purchase Order #NB18610320, Change Order #4	[...***...] Conexant Systems, Inc. (“Buyer”)	9/25/01

Purchase Order #NB18610314	[...***...] Conexant Systems, Inc. (“Buyer”)	11/29/01

Support Services Agreement (Attachment 1 to P.O. #NB8370025 dated 11/3/99)	[...***...] Conexant Systems, Inc. (“Buyer”)	11/3/99

Document	Parties	Date
Purchase Order #NB0837025 (Chanage #004)	[...***...] Conexant Systems, Inc.	11/3/99 (change date is 9/6/01)

Corporate Account Agreement	[...***...] Rockwell International Corporation with applicability to Rockwell International Corporation, Conexant Systems, Inc., and [...***...] (“the Company”)	Effective 7/1/00

Worldwide Liability Protection Override Agreement (Rider to Corporate Account Agreement with [...***...])	[...***...] Rockwell International Corporation (the “Company”)	7/1/00

[...***...] Software License Agreement Application Deployment Addendum	[...***...] Licensee	Unspecified

Agreement License Agreement Management and Support Agreement Consulting Service Agreement Purchase Order #NB98320190 Addendum	[...***...] Conexant Systems, Inc.	8/26/99 8/25/99 9/28/01

Purchase Order #NB18190369	[...***...] Conexant Systems, Inc.	4/5/01

Purchase Order #NB98060057, Change Order #9	[...***...] Conexant Systems, Inc. (“Buyer”)	10/31/01

Document	Parties	Date
Water Treatment Program Agreement Purchase Order #NP08141009	[...***...] Conexant Systems, Inc.	12/15/99 4/1/00

Domestic Ground and Air Freight Agreement No. 9327-99	[...***...] Rockwell International Corporation (“Shipper”)	8/9/99 (Effective Date)

Land-Based Transportation Contract Carrier Agreement	[...***...] Rockwell International Corporation (“Shipper”)	4/1/99

Land-Based Transportation Contract Carrier Agreement Supplement to Exhibit B	[...***...] Rockwell International Corporation (“Shipper”)	4/1/99 Supplement 6/2/00

West Area Major Account Agreement	[...***...] Conexant Systems, Inc.	11/12/01

License Order and End-User Software License and Maintenance Agreement Purchase Order #NB08320074	[...***...] Conexant Systems, Inc.	2/11/00 3/24/00

Customer Pricing Agreement	[...***...] Conexant Systems	12/3/99

Confirmation of Participation in Installment Licensing Program	[...***...] Conexant Systems, Inc.	8/18/99

Purchase Order #NB186600092	[...***...] Conexant Systems, Inc.	9/12/01

Document	Parties	Date
Support Services Agreement	[...***...] Rockwell International Corporation (“Buyer”)	4/2/93

Corporate Travel Agreement	[...***...] Conexant Systems, Inc. (“Conexant”)	7/10/00 Am No. 1 1/2/02

Installation, Network Operations, Support and Maintenance Agreement Amendment to Installation, Network Operations, Support and Maintenance Agreement	[...***...] Conexant Systems, Inc. (“Customer”)	5/1/01 5/1/01

Service Order Agreement National Master Communications Service Agreement (not executed)	[...***...] Rockwell International Corporation (“Shipper”)	10/17/00 10/31/00

Land-Based Transportation Contract Carrier Agreement No. 9446-99 Letter by [...***...] Fuel Surcharge Addendum	[...***...] Rockwell International Corporation (“Shipper”)	4/15/99 Letter 5/11/00 Fuel Surcharge Addendum 5/15/00

Product License Agreement Amendment No. 1	[...***...] Rockwell Semiconductors Systems, Inc.	3/30/01

Global License Program Foundation Agreement	[...***...] Conexant Systems, Inc.	3/21/00

Document	Parties	Date
Software License Agreement Purchase Order #NB98060085	[...***...] Conexant Systems, Inc.	9/24/01 12/19/98

Fab Specific
Purchase Orders

Verified	F
PO	(All)
LI	(All)
Buyer Name	(All)
Cost ctr	(All)

Supplier Name	Line Item Description	Cost ctr function	PO Date	Original Order $

[…***… 33 pages omitted]

Fab Shared
Purchase Orders

Verified	S
PO	(All)
LI	(All)
Buyer Name	(All)
Cost ctr	(All)

Supplier Name	Line Item Description	Cost ctr function	PO Date	Original Order $

[…***… 10 pages omitted]

CONEXANT DISCLOSURE SCHEDULE

PART 2.4(b)

CONTRACTS SOLELY FOR COMPANY REQUIRING CONSENT FOR TRANSFER

See Schedule 1.1(a)(v).(1)

(1) All Fab Specific contracts require consent in order to be transferred to the Company.

CONEXANT DISCLOSURE SCHEDULE

PART 2.4(c)

SHARED CONTRACTS

See Shared Agreements Table in Part 2.4(a) of the Conexant Disclosure Schedule.

CONEXANT DISCLOSURE SCHEDULE

PART 2.4(e)

BREACHES

None.

SCHEDULE 2.5(a)

PATENTS, APPLICATIONS AND DISCLOSURES LICENSED TO COMPANY

Docket Number	Serial/Patent #	Title	Inventor(s)	Filing Date
00CXT0290T	09/797,307	Improved Transformer Comprising Stacked Inductors	Siamak Fazelpour	3/1/2001
00CXT0313T	09/668,790	Method for Increasing Inductance of On-Chip Inductors and Related Structure	David Howard; QZ Liu	9/22/2000
00CXT0335T	09/779,402	On-chip Transformers	David Howard; QZ Liu	2/8/2001
00CXT0379T	09/667,364	Diode with Variable Width Metal Stripes for Improved Protection Against Electrostatic Discharge (ESD) Current Failure	Eugene R. Worley; Matloubian, Mishel	9/21/2000
01CXT0240T	09/879,142	Method and Systems for Predictive MOSFET Layout Generation with Reduced Design Cycle	Lampaert, Koen; Matloubian, Mishel; Miliozzi, Paolo; Bhattacharyya, Bijan K; Brotman, Andy; Singh, Paramjit	6/12/2001
01CXT0241T	TBD	Method and Systems for Multi-Component Circuit Layout Generation with Reduced Design Cycle	Lampaert, Koen; Matloubian, Mishel; Miliozzi, Paolo; Bhattacharyya, Bijan K; Brotman, Andy; Singh, Paramjit	10/24/2001
01CXT0242T	09/941,883	Method and Systems for Predictive Inductor Layout Generation with Reduced Design Cycle	Lampaert, Koen; Matloubian, Mishel; Miliozzi, Paolo; Bhattacharyya, Bijan K; Brotman, Andy; Singh, Paramjit	8/28/2001
01CXT0341T		High Performance BiFET Low Noise Amplifier	Pingxi Ma; Marco Racanelli
78E035/1	4406049	Very High Density Cells Comprising a ROM & Method of Manufacturing Same
79E039/1	4419808	ROM W/Redundant ROM Cells Employing a Highly Resistive Polysilicon Film f/Programming the Cells	Custode, F Z
80E006/10	5027184	Lateral NPN Transistor & Method	S I Soclof
80E006/12	5031014	Lateral NPN Transistor & Method	S I Soclof
80E006/13	5097316	Lateral NPN Transistor & Method	S I Soclof
80E006/24	4506283	Lateral NPN Transistor & Method	S I Soclof
80E006/25	4497685	Lateral NPN Transistor & Method	S I Soclof
80E006/3	5043787	Lateral NPN Transistor & Method	S I Soclof
80E006/31	5047828	Lateral NPN Transistor & Method	S I Soclof
80E006/33	5025302	Lateral NPN Transistor & Method	S I Soclof

Docket Number	Serial/Patent #	Title	Inventor(s)	Filing Date
80E006/36	4522682	Lateral NPN Transistor & Method	S I Soclof
80E006/5	4419150	Lateral NPN Transistor & Method	S I Soclof
80E006/7	4611387	Lateral NPN Transistor & Method	S I Soclof
80E006/8	4485551	Lateral NPN Transistor & Method	S I Soclof
80E120/	4549100	MOS Voltage Comparator and Method
81E057/	4432134	Process for In-Situ Formation of Nioblum-Insulator Niobium Josephson Tunnel Junction Devices
82E013/1	4593453	Two-Level Transistor Structures & Method Utilizing Minimal Area Therefor
86E065/	5017811	CMOS TTL Input Buffer Using a Ratioed Inverter w/ a Threshold Voltage Adj. N Channel Field Eff. Tran
93E052	5440162	ESD Protection for Submicron CMOS Circuits	Jones, Addison B; Jones, B J; Gupta, Rajiv; Worley, Eugene	7/26/1994
93E052/	5440162	ESD Protection for Submicron CMOS Circuits
93E052	5654862	Method and Apparatus for Coupling Multiple Independent On-Chip Vdd Busses to an ESD Core Clamp	Worley, Eugene; Nguyen, C.; Kjar, Ray; Tennyson, Mark	10/18/1996
98RS266	09/738,127	Electrostatic Discharge Protection Circuit	Larry Li	12/15/2000
99RSS098	09/672,165	Fully Synthesisable and Highly Area Efficient Very Large Scale Integration (VLSI) Electrostatic Discharge (ESD) Protection Circuit	Worley, Eugene R; Mark R Tennyson; Xiaoming LI	9/27/2000
99RSS143	09/519,214	Electrostatis Discharge Protection	Eugene R Worley	3/6/2000
99RSS152	09/667,363	High Voltage Tolerant Electrostatic Discharge (ESD) Bus Clamp	Eugene R. Worley	9/21/2000
99RSS214	09/502,418	Vertical MIM (Conductor/Insulator/conductor) Capacitor (Vertical to the Wafer Surface)	Phil N Sherman; Zhe Zhang	2/10/2000
99RSS482	09/863,089	High Density Metal Insulator Metal Capacitors	Arjun KarRoy; Klaus Schuegraf	5/22/2001

SCHEDULE 2.5(e)

IP OUT-LICENSES

International Business Machines Corporation and Conexant Systems, Inc.

Patent Cross-License Agreement

June 25, 1999

Sharp Corporation and Conexant Systems, Inc.

Joint Development and License Agreement

June 27, 1999

Sharp Corporation and Conexant Systems, Inc.

Joint Development and License Agreement

January 10, 2000

Sharp Corporation and Conexant Systems, Inc.

Master Technology License Agreement

August 24, 2000

Taiwan Semiconductor Manufacturing Company and Conexant Systems, Inc.

License and Supply Agreement

January 10, 2001

Lucent Technologies GRL Corporation and Conexant Systems, Inc.

Patent License Agreement

October 1, 1999

With respect to United States Patent Application Serial No. 09/002,326, Sematech members will be licensed under the ensuing patent (if granted) pursuant to the Amended and Restated

Sematech, Inc. Participation Agreement

Sematech, Inc. and Conexant Systems, Inc.

Amended and Restated Sematech, Inc. Participation Agreement

March 17, 1999

SCHEDULE 2.5(f)

IP IN-LICENSES

International Business Machines Corporation and Conexant Systems, Inc.

Patent Cross-License Agreement

June 25, 1999

Sharp Corporation and Conexant Systems, Inc.

Joint Development and License Agreement

June 27, 1999

Sharp Corporation and Conexant Systems, Inc.

Joint Development and License Agreement

January 10, 2000

Sharp Corporation and Conexant Systems, Inc.

Master Technology License Agreement

August 24, 2000

Lucent Technologies GRL Corporation and Conexant Systems, Inc.

Patent License Agreement

October 1, 1999

Lemelson Medical, Education and Research Foundation and Conexant Systems, Inc.

Patent License Agreement

December 31, 1999

CONEXANT DISCLOSURE SCHEDULE

PART 2.5(g)

SOFTWARE LICENSES

Supplier	Product or Service	Contract Date

[…***… 3 pages omitted]

CONEXANT DISCLOSURE SCHEDULE

PART 2.5(i)

NOTICES OF INFRINGEMENT

On January 7, 2002, the Syndia Corporation notified Conexant of patent infringement with regard to two patents held by Syndia.

Plasma Physics sent Conexant a letter on July 11, 2001, requesting that Conexant obtain a license to certain patents.

SCHEDULE 2.6(a)(i)

COLLECTIVE BARGAINING UNIT EMPLOYEES

[…***… 6 pages omitted]

Conexant Disclosure Schedule Part 2.6(a)(i)

Non-Collective Bargaining Unit Employees

[…***… 7 pages omitted]

CONEXANT DISCLOSURE SCHEDULE

PART 2.6(a)(ii)

LABOR MATTERS

Labor Agreements	Coverage Dates	Covered Employees
Agreement between Conexant and IBEW Local Union 2295	Effective May 1, 1998 through April 30, 2003.	Covers all production and maintenance employees at the Newport Beach facility.

There are:

No threatened work stoppages.

No attempts to organize the employees, other than the above listed agreement.

No known violations of labor laws or agreements.

No employees known to be in violation of contracts or agreements to which Conexant is a party.

CONEXANT DISCLOSURE SCHEDULE

PART 2.6(b)

EMPLOYEE BENEFIT PLANS

Benefit Category for 2002	Salaried Employees in California	Bargaining Unit Employees
Medical Plans	Blue Shield PPO Blue Shield HMO HealthNet HMO	Blue Shield POS PacifiCare HMO

Dental Plan	Aetna	Delta Premier Delta PMI (like an HMO)

Vision Plan	VSP	VSP

Basic Life Insurance (company-paid)	2 times base salary	2 times base salary, minimum $40K benefit

AD&D Insurance (company-paid)	1 times base salary	2 times base salary, minimum $40K benefit

Optional life insurance (employee-paid)	1 to 5 times base salary	1 to 5 times base salary

Optional dependent life insurance (employee-paid)	Various levels available	Various levels available

Short-term disability

• California SDI premium paid by employees

• Company pays 100% base salary (less SDI) of 1 week per year of service, min. 4 weeks, max. 26 - Balance of 26 weeks paid at 66.7% pay (less SDI) Benefits continue

• California SDI premium paid by company • No company pay during leave of absence • Benefits continue for duration of leave, up to 1 year maximum

Long-Term Disability

• Company-paid basic benefit of 60% base salary, max, monthly benefit of $7,500

• Optional additional coverage (employee-paid) provides combined total of 66.7% base salary, max. monthly benefit of $20,000

• Medical coverage continues for total of 29 months from start of leave.

• Optional only; employee pays most of cost. Provides 60% of base salary • Medical coverage continues to age 65

Employee Stock Purchase Plan	Eligible to participate	Eligible to participate

401k Savings Plan	100% company match on first 4% contributed; immediate match participation and immediately 100% vested	Company match up to max. of $650 in 2002; match starts after 1 year of employment; 5 year vesting

Pension Plan and Retiree Medical/Life	Not available	Pension Plan ($per year of service) and $10K life insurance. Must retire from active service to get retiree medical

Paid sick/personal days off	Salaried non-exempt get 40 hours per year; exempt no set limit	40 hours per year

24 Hour Fitness discount memberships	Eligible to participate	Eligible to participate

Employee Assistance Program (EAP)	Available	Available

Benefit Category for 2002	Salaried Employees in California	Bargaining Unit Employees
Child Care and Elder Care Resource * Referral Services	Available	Available

Educational Reimbursement	$7,500 per year for tuition, books and fees	$7,500 per year for tuition, books and fees

Paid holidays per year	14	14

Vacation	New hire to 2 years = 10 days 2.1 years to 4 years = 13 days 4.1 years to 9 years = 15 days 9.1 years to 13 years = 18 days 13.1 years or more = 20 days	1 through 4 years = 2 weeks 5 through 14 years = 3 weeks 15 through 19 years = 4 weeks 20 or more years = 5 years

CONEXANT DISCLOSURE SCHEDULE

PART 2.7

COMPLIANCE WITH LEGAL REQUIREMENTS

See part 2.9 of this Disclosure Schedule, items 2 and 3.

CONEXANT DISCLOSURE SCHEDULE

PART 2.8(a)

PERMITS HELD

PERMITS HELD

Issuing Agency	Comments	Permit or Registration Number (if applicable)	Description	Expiration / Renewal Date	Transfer Requirements TENTATIVE 02/04/2002
South Coast Air Quality Management District	Provided in Phase 1 ESA issued 8/6/2001	800210	Air permit for all manufacturing equipment, pollution control devices and all support equipment	Annually, July

File Applications for each permit group (15) pay fees ($10,000), transfer NOx credits. Agency stated new company has 1 year to file change of owner. Once forms are submitted new company is protected. Need TAX ID number to file. No expected change of conditions.

South Coast Air Quality Management District	New Information 1/28/2002	4712	RTC Transfer Confirmation: RECLAIM Emission credit transfer from seller to Conexant Systems Inc.	12/31/2002	See above

Issuing Agency	Comments	Permit or Registration Number (if applicable)	Description	Expiration / Renewal Date	Transfer Requirements TENTATIVE 02/04/2002
Newport Beach Fire Department	Provided to IT on 1/8/02	NA	Hazardous materials inventory and Business Emergency Plan	Annually, March	Letter notifying of change

Orange County Sanitation District	Provided 1/11/02	7-1-140	Facility industrial wastewater discharge permit	April 30, 2002	Letter notifying of change. Will have to file for new WW permit. No expected change of conditions.

California EPA		CAD008371 437	US EPA Hazardous Waste Generator ID for Site at 4311 Jamboree Road		Letter to State. Notification only.

Cal EPA – Dept. of Toxic Substances Control	Available on request	NA	Hazardous Waste Source Reduction Plan	Sept., 2003	Letter notifying of change

Issuing Agency	Comments	Permit or Registration Number (if applicable)	Description	Expiration / Renewal Date	Transfer Requirements TENTATIVE 02/04/2002
Orange County Health Care Agency (CUPA)	Provided 1/11/02	ID#	Under Notice of Intent to treat industrial wastewater under a General Permit governed by the Tiered Permit program. UST and hazardous waste. Risk Management Plan Registration	Upon System Modification. Annual Review	Letter notifying of change. New Financial assurance and closure plan. No new conditions.

California EPA – State Water Resources Control Board	Provided 1/11/02	8-305015344	Stormwater permit under the EPA’s General Permit Program	Annual, July	Notification

CalOSHA	Available on request	NA	Carcinogen Use Registration Notification to CalOSHA indicating usage of arsenic on site.	none	Will need name change only.

Cal OSHA	Available on request	75325, 75324, 37408, 37409	Registration for pressure vessels	5 Year permits – 2 are due this year.	Will need name change only.

Issuing Agency	Comments	Permit or Registration Number (if applicable)	Description	Expiration / Renewal Date	Transfer Requirements TENTATIVE 02/04/2002
California Dept. of Health Services, Radiologic Health Branch	Available on request	027390	Radiation Machine Registration Registration of devices utilizing x-rays or capable of producing incidental x-rays (electron microscopes, ion implanters, etc.).	none	Will need name and taxpayer ID change only.

U S. Environmental Protection Agency	Available on request	92658RCK WL4311J	Annual SARA 313 (Form “R”) report.	Annual	Letter notifying of change

Spill Prevention Control and Countermeasure Plan	Available on request	NA	Spill response plan for diesel fuel tanks on Emergency Generators	5/18/2004	Letter notifying of change

State Board of Equalization	Provided 1/11/02	HYEF- 36058362	Hazardous waste disposal tax fee	none	Conexant will keep the registration for San Diego and Newbury Park. Company will need to obtain new registration.

Issuing Agency	Comments	Permit or Registration Number (if applicable)	Description	Expiration / Renewal Date	Transfer Requirements TENTATIVE 02/04/2002
United States Department of Transportation	Provided 1/11/02	0711000070 0-9IK	Site hazardous materials registration for the shipment of containers previously containing hazardous materials	June 30,2003	Conexant will keep the registration for San Diego and Newbury Park. Company will need to obtain new registration.

CONEXANT DISCLOSURE SCHEDULE

PART 2.8(b)

PERMIT VIOLATIONS

None.

CONEXANT DISCLOSURE SCHEDULE

PART 2.8(c)

PERMITS NECESSARY

The Orange County Sanitation District will require that a new Industrial Waste Water (“IWW”) permit be issued as a part of the change of owner process that is taking place. When the Sanitation District issues a new IWW permit, the existing grandfathered flow baseline will be reset to 25,000 gallons per day. Conexant’s current baseline is 1.7 million gallons per day. This change will result in additional quarterly fees being charged to the new permit holder. Details of the new fee structure can be found in Orange County Sanitation District Ordinance NO. OCSD-15.

CONEXANT DISCLOSURE SCHEDULE

PART 2.9

ENVIRONMENTAL ISSUES

1.                                      Conexant has provided Carlyle with a true and complete copy of that certain environmental report entitled “Phase 1 Environmental Site Assessment” prepared by Clayton Group Services, Inc. dated August 6, 2001 (“Phase I Report”), which reflects that certain levels of Hazardous Materials exist in the groundwater and soil underlying the physical facilities in which Conexant conducts wafer fabrication operations since the date of the Phase I Report, Conexant does not know whether the levels of Hazardous Materials reflected in the Phase I Report are accurate as of the date hereof.

2.                                      On June 29, 2001, Conexant received a Notice of Determination from the United States Environmental Protection Agency (“EPA”) concerning violations of the Emergency Planning and Community Right to Know Act, 42 U.S.C. sec. 11001 et seq. This notice served as final settlement between Conexant and the EPA for reporting errors that were disclosed under the National Nitrate Enforcement Initiative on October 3, 2000. The Initiative provided for the opportunity to audit and correct past reporting errors. The reporting errors corrected are summarized in the table below.

Failure to Report	Catechol (000120809)	1996, 1997, 1998
Failure to Report	Nitrate Compounds (N511)	1996, 1997, 1998
Inaccurate Submittal	Hydrogen Fluoride (007664393)	1996, 1997, 1998
Inaccurate Submittal	Nitric Acid (007697372)	1996, 1997, 1998

3.                                      Conexant received verbal notification from the South Coast Air Quality Management District (“AQMD”) that the application for a Change of Name from Rockwell Semiconductor Systems Inc. to Conexant, completed in January 1999 by Conexant, should have been an application for a Change of Owner. On December 9, 1998 Conexant provided the AQMD with paperwork that specially stated that this event was a change of name event.

CONEXANT DISCLOSURE SCHEDULE

PART 2.10

GOVERNMENT ORDERS OF PROCEEDINGS AFFECTING OPERATIONS

None.

CONEXANT DISCLOSURE SCHEDULE

PART 2.11(a)

CONFLICTS AND TERMINATIONS, ACCELERATION OR ENCUMBRANCE OF RIGHTS

None.

CONEXANT DISCLOSURE SCHEDULE

PART 2.11(b)

NOTICE AND CONSENT REQUIREMENTS

See Part 1.1(a)(v) of this Disclosure Schedule.

SCHEDULE 2.13

FINANCIAL INFORMATION

See attached binders.

CONEXANT DISCLOSURE SCHEDULE

PART 2.14

SUPPLIERS AND CUSTOMERS

1.             Ten Largest Suppliers over Last Fiscal Year

Name	Address	Total Purchases(1)
[...***...]

2.             Customer List

[…***… 11 pages omitted]

(1)  October 1, 2000 through September 30, 2001

CONEXANT DISCLOSURE SCHEDULE

PART 2.15(a)

TAX INFORMATION

A lien search was conducted on February 8, 2002. The search showed two liens filed. The first was filed by the State of Texas for $617. The second lien was filed by the Commonwealth of Pennsylvania for $12,902.

Conexant is in the process of appealing the assessed value of the Contributed Assets as of January 1, 2000, and January 1, 2001.

Schedule 2.15(e)_22feb02_21.xs8:5- PM

Aggregate Tax Basis - ¶2.15(e)

February 22, 2002 federal tax basis of Fixed Assets & CIP to be contributed	$197,092,746.30
Federal tax basis of inventory at February 11, 2002 (book equals tax)	$7,346,418.00
Federal tax basis of other contributed assets (book equals tax)	$—
Adjustment for […***…] fixed asset depreciation calculations	$(300,000.00)
Total	$204,139,164.30

(A)               Based on 2-22-2 download from Conexant […***…] Fixed Asset System adjusted for certain “top side” adjustments. Conexant and Andersen (due diligence item, it would be safest to reduce the total above by, say, $300,000 or so to cover any possible tax depreciation calc errors that are in the download from […***…].

Andersen is aware of the “top side” adjustments mentioned in the first sentence above.

CONEXANT DISCLOSURE SCHEDULE

PART 2.17

REAL PROPERTY

Portions of the buildings known as 501, 503, and 505 located at 4311 Jamboree Road, Newport Beach, California 92660	Owned

CONEXANT DISCLOSURE SCHEDULE

PART 2.18

AFFILIATED TRANSACTIONS

None.

SCHEDULE 4.1

FUNDAMENTAL CHANGES

None.

SCHEDULE 4.1(a)(vi)

BUDGETED CAPITAL COMMITMENTS

None.

Schedule 6.4(a)

The Consents To Assign The Contracts

On Schedule 6.4(a) To Newport Fab, LLC

Document	Parties	Date
Product Supply and Services Agreement	[...***...] Rockwell Semiconductor Systems (“Buyer”)	9/13/96

Bulk Gas Purchase Agreement (P.O. No. C2CJ-737000) (as amended) Purchase Order No. NB18420404 Purchase Order No. NB18420232	[...***...] Rockwell International Corporation (“Buyer”)	8/27/91 (Effective 1/24/92) Letter Am. No. 1 10/19/98 P.O. #NB18240404 10/31/00 P.O. #NB 18420232 10/31/00

Support Services Agreement (as amended) Purchase Order No. NB363182, Change Order #3	[...***...] Conexant Systems, Inc. (“Buyer”)	11/5/98 Later Am. 2/4/99 Purchase Order 10/10/00

Nitrogen/Oxygen Supply Agreement No. NB98140030 (as amended) Purchase Order #NB98140030 Purchase Order #NB98140030, Change Order #1	[...***...] Conexant Systems, Inc. (“Buyer”)	12/01/98 P.O. #NB98140030 12/1/98 Am. No. 1 9/17/00 P.O. #NB98140030, Change Order #1 9/17/00

Specialty Gas Supply Agreement	[...***...] Conexant Systems, Inc. (“Buyer”)	1/15/01

Document	Parties	Date
[...***...] End User Software License Agreement	[...***...]	Not signed or dated

RTD License Agreement #2166, and Autosched	[...***...] Conexant Systems, Inc.	8/7/99 for RTD License Agreement; 1/13/99 for Purchase Order

License #’s 1968, 2195, and 2196, as referenced in Purchase Order NB98090096 (with [...***...], subsequently acquired by [...***...])		NB98090096

Cellworks – License for 200 SECS connects	[...***...] Conexant Systems, Inc.	Not signed or dated

X-Site License as referenced in Purchase Orders NB360461 (with [...***...], subsequently acquired by [...***...]) and FB28600083	[...***...] Conexant Systems, Inc.	Not signed; dated 10/16/98 Not signed; dated 2/13/02

Support Services Agreement with Software License Agreement as Attachment A	[...***...] Conexant Systems, Inc. (“Buyer”)	6/8/99

Support Services Agreement with Software License Agreement as Attachment G	[...***...] Conexant Systems, Inc. (“Buyer”)	5/27/99

Purchase Order #NB98060057, Change Order #9	[...***...] Conexant Systems, Inc. (“Buyer”)	10/31/01

Document	Parties	Date
Conexant Systems Purchasing Agreement P.O. #NB18420315 P.O. #NB18420316 P.O. #NB18420321 P.O. #NB18420033 P.O. #NB18420314 P.O. #NB18420317 P.O. #NB18420318 P.O. #NB18420319 P.O. #NB18420142	[...***...] Conexant Systems, Inc. (“Buyer”)	Revised 11/1/01 Amended 12/4/01 P.O.s #NB18420315, 316, 321 – 10/18/00 P.O.s #NB18420033, 314, 317, 318, 319, 142, 143, 144, 322 – 10/17/00

Schedule 6.4(b)

Document	Parties	Date
RS – Site ID 698; Purchase Order NB18450196, and the 10 floating licenses associated therein Purchase Order NB28660180	[...***...] Conexant Systems, Inc.	Purchase Order is not signed or dated

Software License Agreement (impacts RTD License) Purchase Order #NB98060085	[...***...] Conexant Systems, Inc.	9/24/01

License Agreement for [...***...] Schedule I, Schedule II License Agreement for [...***...] License Products, No. 8204 Schedule I, Schedule II Amendment No. 1 to Master Agreement No. 7610	[...***...] Rockwell International Corp. [...***...] Conexant Systems, Inc.	7/18/88 3/28/96 9/20/00

[...***...] Software License and Support Agreement	[...***...] Conexant Systems, Inc. (“Customer”)	12/22/99

[...***...] Software End-User License Agreement	[...***...] Conexant Systems, Inc.	3/31/00

Appendix 1 Amendment 1 to Appendix Amendment 2 to Appendix Appendix 9 to [...***...] Software End-User License Agreement		3/31/00 4/28/00 11/20/00 3/31/00

SCHEDULE 6.7

[…***… 4 pages omitted]

SCHEDULE 6.8(a)

EMPLOYEE AGREEMENTS

THAT MUST BE IN PLACE TO CLOSE

Scott Silcock

Paul Kempf

Theodore Zhu

Mark Becker

Daniel Lynch

Shu Li

Jeff McHenry

Marco Racanelli